FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206705-14

June 21, 2018

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$1,158,480,279

(Approximate Total Mortgage Pool Balance)

$1,026,703,000

(Approximate Offered Certificates)

BENCHMARK 2018-B4

Deutsche Mortgage & Asset Receiving Corporation

Depositor

German American Capital Corporation

JPMorgan Chase Bank, National Association

Citi Real Estate Funding Inc.

Sponsors and Mortgage Loan Sellers

Co-Lead Managers and Joint Bookrunners

Academy Securities	Drexel Hamilton
Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-206705) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. This free writing prospectus does not contain all information that is required to be included in the prospectus.

Benchmark 2018-B4 Mortgage Trust

Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated June 21, 2018 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Citigroup Global Markets Inc.
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton LLC
Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (37.2%), JPMorgan Chase Bank, National Association (“JPMCB”) (37.6%) and Citi Real Estate Funding Inc. (“CREFI”) (25.2%) *An indirect wholly owned subsidiary of Deutsche Bank AG
Master Servicer:	Wells Fargo Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	CWCapital Asset Management LLC
Certificate Administrator:	Wells Fargo Bank, National Association (“Wells Fargo”)
Trustee:	Wilmington Trust, National Association
Rating Agencies:	S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS”)
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by GACC, as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Determination Date:	11th day of each month, or if such 11th day is not a business day, the immediately following business day, commencing in August 2018.
Distribution Date:	4th business day following the Determination Date in each month, commencing in August 2018.
Cut-off Date:	With respect to each mortgage loan, the later of the related payment date of such mortgage loan in July 2018 (or, in the case of any mortgage loan that has its first due date subsequent to July 2018, the date that would have been its due date in July 2018 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan. Unless otherwise noted, all mortgage loan statistics are based on balances as of the Cut-off Date.
Closing Date:	On or about July 13, 2018
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	July 2051
Minimum Denominations:	$10,000 (for offered principal balance certificates) and $100,000 (for Class X-A Certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B4 Mortgage Trust
TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
German American Capital Corporation	17	18	$391,431,828	33.8%
JPMorgan Chase Bank, National Association	11	22	$360,484,882	31.1%
Citi Real Estate Funding Inc.	15	19	$291,563,569	25.2%
JPMorgan Chase Bank, National Association/German American Capital Corporation	1	1	$115,000,000	9.9%
Total:	44	60	$1,158,480,279	100.0%
Pooled Collateral Facts
Initial Outstanding Pool Balance:				$1,158,480,279
Number of Mortgage Loans:				44
Number of Mortgaged Properties:				60
Average Mortgage Loan Cut-off Date Balance:				$26,329,097
Weighted Average Mortgage Rate:				4.5806%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months)(1):				112
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months)(1):				110
Weighted Average Mortgage Loan Seasoning (months):				2
% of Mortgaged Properties Leased to a Single Tenant:				18.6%
Credit Statistics(2)
Weighted Average Mortgage Loan U/W NCF DSCR:				2.09x
Weighted Average Mortgage Loan Cut-off Date LTV(3)(4):				56.6%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(1)(3)(4):				52.6%
Weighted Average U/W NOI Debt Yield(4):				11.0%
Amortization Overview
% Mortgage Loans with Amortization through Maturity Date or ARD(1):				19.7%
% Mortgage Loans which pay Interest Only through Maturity Date or ARD(1):				53.4%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD(1):				26.9%
Weighted Average Remaining Amortization Term (months)(5):				355
Loan Structural Features
% Mortgage Loans with Upfront or Ongoing Tax Reserves:				68.6%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(6):				62.0%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:				28.8%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(7):				59.2%
% Mortgage Loans with In Place Hard Lockboxes:				61.2%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.10x:				84.0%
% Mortgage Loans with Cash Traps Triggered at Debt Yield ≥ 5.5%:				3.5%
Prepayment Provisions
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:				69.4%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge:				18.9%
% Mortgage Loans with Prepayment After a Lockout Period and Prior to an Open Period, or with a Yield Maintenance Charge or After a Lockout Period with Defeasance:				11.2%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with Defeasance or a Yield Maintenance Charge:				0.4%
(1)	With respect to the 181 Fremont Street Mortgage Loan, the Marina Heights State Farm Mortgage Loan and the 636 11th Avenue Mortgage Loan (the “ARD Loans”), the Original Term to Maturity Date or ARD, Remaining Term to Maturity Date or ARD and Maturity Date or ARD LTV are calculated through the related anticipated repayment date.

(2)	The LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(3)	With respect to 10 Mortgage Loans, representing in aggregate, approximately 28.3% of the Initial Outstanding Pool Balance (including 181 Fremont Street, Aon Center, Meridian Corporate Center, 65 Bay Street, Crowne Plaza Dallas, 808 Olive Retail & Parking, High Peaks, Hampton Inn Lake Buena Vista, Shoppes at the Lakes Phase I and Courtyard – Missoula, MT), the Cut-off Date LTV and Maturity Date or ARD LTV has been calculated using a value other than the “As Is” appraised values. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(4)	With respect to the Aon Center Mortgage Loan representing approximately 4.3% of the Initial Outstanding Pool Balance and the 180 Bedford Avenue Mortgage Loan representing approximately 2.1% of the Initial Outstanding Pool Balance, the Cut-off Date LTV, Maturity Date or ARD LTV and U/W NOI Debt Yield are calculated based on the Cut-off Date Balance net of a related performance reserve.

(5)	Excludes mortgage loans which are interest only for the full loan term.

(6)	Includes FF&E reserves.

(7)	Represents the percent of the allocated Initial Outstanding Pool Balance of office, retail, mixed use, industrial and multifamily properties with a commercial component only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B4 Mortgage Trust
STRUCTURE OVERVIEW

OFFERED CERTIFICATES

Class(1)	Ratings (S&P/Fitch/DBRS)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)

Class A-1	AAA(sf)/AAAsf/AAA(sf)	$22,568,000	30.000%(7)	2.72	1 – 58	39.6%	15.7%
Class A-2	AAA(sf)/AAAsf/AAA(sf)	$137,057,000	30.000%(7)	4.94	58 – 60	39.6%	15.7%
Class A-3	AAA(sf)/AAAsf/AAA(sf)	$30,000,000	30.000%(7)	6.42	77 – 77	39.6%	15.7%
Class A-SB	AAA(sf)/AAAsf/AAA(sf)	$41,328,000	30.000%(7)	7.44	60 – 115	39.6%	15.7%
Class A-4	AAA(sf)/AAAsf/AAA(sf)	(6)	30.000%(7)	(6)	114 – 117	39.6%	15.7%
Class A-5	AAA(sf)/AAAsf/AAA(sf)	(6)	30.000%(7)	(6)	117 – 119	39.6%	15.7%
Class X-A(8)	NR/AAAsf/AAA(sf)	$922,439,000(9)	N/A	N/A	N/A	N/A	N/A
Class A-M	NR/AAAsf/AAA(sf)	$111,503,000	20.375%	9.92	119 – 119	45.1%	13.8%
Class B	NR/AA-sf/AA(sf)	$55,028,000	15.625%	9.97	119 – 120	47.8%	13.0%
Class C	NR/A-sf/A(high)(sf)	$49,236,000	11.375%	10.01	120 – 120	50.2%	12.4%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (S&P/Fitch/DBRS)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)

Class X-B(8)	NR/AA-sf/AA(high)(sf)	$55,028,000(9)	N/A	N/A	N/A	N/A	N/A
Class X-D(8)(10)	NR/BBBsf/A(sf)	$23,335,000(9)	N/A	N/A	N/A	N/A	N/A
Class D(10)	NR/BBBsf/A(low)(sf)	$23,335,000	9.361%	10.01	120 – 120	51.3%	12.1%
Class E-RR(10)(11)	NR/BBB-sf/BBB(sf)	$34,589,000	6.375%	10.01	120 – 120	53.0%	11.7%
Class F-RR(11)	NR/BB-sf/BB(high)(sf)	$21,721,000	4.500%	10.01	120 – 120	54.1%	11.5%
Class G-RR(11)	NR/B-sf/B(high)(sf)	$11,585,000	3.500%	10.01	120 – 120	54.6%	11.4%
Class H-RR(11)	NR/NR/NR	$40,547,279	0.000%	10.01	120 – 120	56.6%	11.0%
(1)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (the “Principal Balance Certificates”) will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related Distribution Date occurs (the “WAC” Rate”), (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate.

(2)	Approximate; subject to a permitted variance of plus or minus 5%.

(3)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of Principal Balance Certificates is based on (i) modeling assumptions described in the Preliminary Prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and mortgage loans with anticipated repayment dates, if any, are repaid on the respective anticipated repayment dates.

(4)	“Certificate Principal to Value Ratio” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(5)	“Underwritten NOI Debt Yield” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average Underwritten NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of the such class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	The exact initial Certificate Balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances and weighted average lives of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 certificates is expected to be approximately $579,983,000, subject to a variance of plus or minus 5.0%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Avg. Life (years)
Class A-4	$125,000,000 - $260,000,000	9.58 - 9.67
Class A-5	$319,983,000 - $454,983,000	9.81 - 9.84
(7)	The initial subordination levels for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are represented in the aggregate.

(8)	As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates” and, together with the Principal Balance Certificates, the “Regular Certificates”) for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii)(A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates (based on their Certificate Balances), (B) with respect to the Class X-B certificates, the pass-through rate of the Class B certificates and (C) with respect to the Class X-D certificates, the pass-through rate of the Class D certificates.

(9)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the sum of the Certificate Balances of each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class B certificates. The interest accrual amounts on the Class X-D certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class D certificates. The notional amount of each class of the Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates whose Certificate Balance comprises such notional amount is equal to the WAC Rate, the Certificate Balance of such class of Principal Balance Certificates may not be part of, and will reduce accordingly, such notional amount of the related Class X Certificates (or, if as a result of such pricing the pass-through rate of the related Class X Certificates is equal to zero, such Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates that does not comprise such notional amount of the related Class X Certificates is equal to less than the WAC Rate, such class of Principal Balance Certificates may become a part of, and will increase accordingly, such notional amount of the related Class X Certificates.

(10)	The approximate initial Certificate Balance of each of the Class D and Class E-RR certificates and accordingly, the approximate initial notional amount of the Class X-D certificates, is subject to change based on final pricing of all classes of Principal Balance Certificates and Class X Certificates, with the ultimate initial Certificate Balance of the Class D and Class E-RR certificates determined such that, upon initial issuance the aggregate fair value of the HRR Certificates (as defined below) will equal at least 5% of the fair value of all classes of Principal Balance Certificates and Class X Certificates.

(11)	The Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (collectively, the “HRR Certificates”) are expected to be retained by Massachusetts Mutual Life Insurance Company or its affiliate, as “retaining sponsor”, or its “majority-owned affiliate” (in each case as defined in the credit risk retention rules) in accordance with the credit risk retention rules applicable to this securitization transaction. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B4 Mortgage Trust
STRUCTURE OVERVIEW

Principal Payments:

Payments in respect of principal on the certificates will be distributed, first, to the Class A-SB certificates, until the Certificate Balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex G to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, in that order, until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each class of Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates; (ii) the notional amount of the Class X-B certificates will be reduced by the principal distributions and realized losses allocated to the Class B certificates; and (iii) the notional amount of the Class X-D certificates will be reduced by the principal distributions and realized losses allocated to the Class D certificates.

Interest Payments:

On each Distribution Date, interest accrued for each class of certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds (exclusive of any portion thereof that represents (i) any yield maintenance charges and prepayment premiums and/or (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date): first, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, in that order, in each case until the interest payable to each such class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the WAC Rate, (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate.

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates (based on their Certificate Balances immediately prior to that Distribution Date), (B) with respect to the Class X-B certificates, the pass-through rate of the Class B certificates and (C) with respect to the Class X-D certificates, the pass-through rate of the Class D certificates.

Prepayment Interest Shortfalls:

Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

Loss Allocation:

Losses will be allocated to each class of Principal Balance Certificates in reverse alphabetical order starting with Class H-RR through and including Class A-M and then to Class A-1, , Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the class(es) of certificates that are component(s) of the notional amount of such class of Class X Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B4 Mortgage Trust
STRUCTURE OVERVIEW

Prepayment Premiums:

All prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C and Class D certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of each such class of certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

(Pass-Through Rate - Discount Rate)	X	The percentage of the principal distribution amount to such class as described in (a) above
(Mortgage Rate - Discount Rate)

The remaining percentage of the prepayment premiums will be allocated to the Class X-A, Class X-B and Class X-D certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B and Class X-D certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise

Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Aventura Mall, 181 Fremont Street, Marina Heights State Farm, The Gateway, Aon Center, 636 11th Avenue, Meridian Corporate Center, 65 Bay Street, Sheraton Music City, Westbrook Corporate Center, Embassy Suites Glendale, EOS 21, JAGR Hotel Portfolio, Atlantic Times Square and Steelyard Commons, each secure both a mortgage loan to be included in the trust fund and one or more other companion loans that will not be included in the trust fund, each of which will be pari passu and/or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of related loans as a “whole loan”.

As of the Closing Date, the pari passu companion loans and the subordinate companion loans are expected to be held by the party identified in “—Companion Loan Summary” below and in “Description of the Mortgage Pool—The Whole Loans—General—Whole Loan Control Notes and Non-Control Notes” in the Preliminary Prospectus.

Control Rights and Directing Holder:

Controlling Class Certificateholders will generally have certain control rights over servicing matters with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. The majority owner or appointed representative of the class of Control Eligible Certificates that is the Controlling Class (such owner or representative, the “Directing Holder”) will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

It is expected that Barings LLC or its affiliate will be the initial Directing Holder with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus.

Control Eligible Certificates:	Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates.
Controlling Class:

The Controlling Class will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any appraisal reduction amounts and any collateral deficiency amounts allocable to such class, equal to at

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B4 Mortgage Trust
STRUCTURE OVERVIEW

least 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amounts) allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero; provided, further that if at any time the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero (without regard to the application of appraisal reduction amounts or any collateral deficiency amounts to notionally reduce the Certificate Balance of such class).

The Controlling Class as of the Closing Date will be the Class H-RR certificates.
Appraised-Out Class:

Any class of Control Eligible Certificates that has been determined, as a result of appraisal reductions amounts and collateral deficiency amounts allocable to such class, to no longer be the Controlling Class.

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of appraisal reduction amounts and collateral deficiency amounts in respect of such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Serviced Mortgage Loan for which an appraisal reduction event has occurred or as to which there exists a collateral deficiency amount. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the appraisal reduction amount or collateral deficiency amount is warranted. If warranted, the Special Servicer will direct the Master Servicer to recalculate the appraisal reduction amount or collateral deficiency amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

Control Termination Event:

Will occur with respect to any Mortgage Loan or Serviced Whole Loan when the Class E-RR certificates have a Certificate Balance (taking into account the application of any appraisal reduction amounts and collateral deficiency amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

Upon the occurrence and the continuance of a Control Termination Event, the Directing Holder will no longer have any control rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans.

Upon the occurrence and continuation of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:

Will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of such class, in each case, without regard to the application of any appraisal reduction amounts and collateral deficiency amounts; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B4 Mortgage Trust
STRUCTURE OVERVIEW

Upon the occurrence and continuance of a Consultation Termination Event, the Directing Holder will have no rights under the PSA other than those rights that all Certificateholders have.
Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Directing Holder generally may replace the Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to Non-Serviced Whole Loans, if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of appraisal reduction amounts to notionally reduce the Certificate Balances of classes to which such appraisal reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all Certificateholders of such request and conduct the solicitation of votes of all certificates in such regard. Upon the written direction (within 180 days) of (i) holders of Principal Balance Certificates evidencing at least 66 2/3% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates evidencing more than 50% of the aggregate voting rights of Principal Balance Certificates outstanding that has not been reduced to less than 25% of its initial Certificate Balance through the application of appraisal reduction amounts and realized losses), the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account other than with respect to the termination of the Asset Representations Reviewer, the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect Non-Serviced Whole Loans) must be confirmed by a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not risk retention affiliated with each other) within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B4 Mortgage Trust
STRUCTURE OVERVIEW

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation and (2) $1,000,000 per workout or liquidation, subject to a minimum fee of $25,000. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout fee (only after receipt by the Special Servicer of workout fees of $25,000) and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Trust under the PSA will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the PSA (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loans, if any, and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan and any related Serviced Companion Loans, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:

With respect to the Serviced Mortgage Loans and any related Serviced Companion Loans the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website and will have certain monitoring responsibilities on behalf of the entire trust. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the Operating Advisor will have consultation rights with respect to certain major decisions.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in the case of each of such vote and approval, taking into account Realized Losses and the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur upon the earlier of (i) the aggregate Certificate Balances of the HRR Certificates (taking into account the application of any appraisal reduction amounts and any collateral deficiency amounts to notionally reduce the certificate balance of any such class of certificates) is 25% or less of the initial aggregate Certificate Balances of the HRR Certificates and (ii) a Control Termination Event has occurred and is continuing (or a Control Termination Event would occur and be continuing if not for the last proviso in the definition of Control Termination Event).

The Operating Advisor will not have consultation rights in respect of Non-Serviced Mortgage Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B4 Mortgage Trust
STRUCTURE OVERVIEW

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of Certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account Realized Losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting Certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B4 Mortgage Trust
STRUCTURE OVERVIEW

agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied according to the PSA, so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include (a) any amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) Accrued AB Loan Interest. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of (a) accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) any Accrued AB Loan Interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B4 Mortgage Trust
STRUCTURE OVERVIEW

Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio(2)	U/W NCF DSCR(2)	U/W NOI Debt Yield(2)
A-2	JPMCB	Aon Center	Office	$50,000,000	60	40.3%	3.03x	15.5%
A-2	JPMCB	Embassy Suites Glendale	Hospitality	$31,000,000	59	59.6%	2.04x	11.3%
A-2	JPMCB	JAGR Hotel Portfolio	Hospitality	$29,000,000	58	66.7%	1.75x	11.4%
A-2	JPMCB	High Peaks	Hospitality	$18,978,480	59	59.3%	1.93x	12.9%
A-2	CREFI	834 1st Street	Retail	$5,000,000	59	32.8%	2.89x	13.6%
A-2	CREFI	844 2nd Avenue	Retail	$3,500,000	59	61.4%	1.25x	7.3%

(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

(2)	LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

Class A-3 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio(2)	U/W NCF DSCR(2)	U/W NOI Debt Yield(2)
A-3	JPMCB	EOS 21	Multifamily	$30,000,000	77	64.8%	1.86x	7.5%

(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-3 certificates, assuming that (i) none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

(2)	LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B4 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Room/NRA/Unit(1)	Cut-off Date LTV Ratio(1)(2)	U/W NCF DSCR after IO(1)	U/W NOI Debt Yield(1)
Aventura Mall	JPMCB/GACC	Aventura, FL	Retail	$115,000,000	9.9%	$1,155	40.8%	2.58x	11.0%
181 Fremont Street	GACC	San Francisco, CA	Office	80,000,000	6.9%	$573	39.6%	3.14x	11.8%
Marina Heights State Farm	GACC	Tempe, AZ	Office	60,000,000	5.2%	$276	58.3%	3.12x	11.3%
Tri-State Distribution Portfolio	CREFI	Various, Various	Various	58,800,000	5.1%	$80	66.8%	1.26x	8.8%
The Gateway	GACC	San Francisco, CA	Multifamily	50,000,000	4.3%	$263,158	38.0%	3.00x	11.4%
Aon Center	JPMCB	Chicago, IL	Office	50,000,000	4.3%	$126	40.3%	3.03x	15.5%
636 11th Avenue	JPMCB	New York, NY	Office	50,000,000	4.3%	$426	56.1%	2.39x	10.3%
Meridian Corporate Center	JPMCB	Durham, NC	Office	45,705,000	3.9%	$109	69.9%	1.63x	11.0%
65 Bay Street	CREFI	Jersey City, NJ	Multifamily	40,000,000	3.5%	$223,714	29.8%	2.89x	13.8%
Sheraton Music City	JPMCB	Nashville, TN	Hospitality	39,951,402	3.4%	$170,524	60.8%	1.82x	11.7%
Total/Weighted Average				$589,456,402	50.9%		48.9%	2.53x	11.5%
(1)	The Cut-off Date Balance per Room/NRA/Unit, Cut-off Date LTV Ratio, U/W NCF DSCR after IO and U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to the 181 Fremont Street, Aon Center, Meridian Corporate Center and 65 Bay Street Mortgage Loans the Cut-off Date LTV Ratio has been calculated based on the appraised values other than “As Is” respectively. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

Existing Mezzanine Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut- off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)(2)	Trust Cut-off Date LTV Ratio(3)	Total Debt Cut-off Date LTV Ratio(1)(3)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)(2)
181 Fremont Street	$80,000,000	$170,000,000	$225,000,000	3.14x	1.38x	39.6%	75.2%	11.8%	6.2%
Aon Center	$50,000,000	$300,000,000	$141,500,000	3.03x	1.42x	40.3%	80.0%	15.5%	7.8%
JAGR Hotel Portfolio	$29,000,000	$20,000,000	$5,000,000	1.75x	1.50x	66.7%	73.5%	11.4%	10.3%
High Peaks	$18,978,480	NAP	$4,000,000	1.93x	1.48x	59.3%	71.8%	12.9%	10.6%
(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

(2)	The 181 Fremont Street Mezzanine Debt consists of a $175,000,000 senior mezzanine loan and a $50,000,000 junior mezzanine loan. The senior mezzanine loan has a 4.8800% coupon and the junior mezzanine loan has a 6.5000% coupon. The 181 Fremont Street Mezzanine Loans are interest-only for the full term of the loans and have an ARD and a stated maturity date that are coterminous with the 181 Fremont Street Whole Loan.

(3)	Calculated based on other than the “As is” appraised value with respect to the Aon Center. See “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus.

Subordinate Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
Aventura Mall	$115,000,000	$1,291,700,000	$343,300,000	2.58x	2.07x	40.8%	50.7%	11.0%	8.8%
The Gateway	$50,000,000	$280,000,000	$220,000,000	3.00x	1.62x	38.0%	63.3%	11.4%	6.8%
Aon Center(2)	$50,000,000	$300,000,000	$186,000,000	3.03x	1.42x	40.3%	80.0%	15.5%	7.8%
65 Bay Street	$40,000,000	$60,000,000	$100,000,000	2.89x	1.37x	29.8%	59.5%	13.8%	6.9%
(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

(2)	Calculated based on other than the “As is” appraised value with respect to the Aon Center and 65 Bay Street Mortgage Loans. See “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B4 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Companion Loan Summary

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	Aventura Mall	A-1-A, A-1-B, A-1-C, A-1-D	$406,700,000	$406,700,000	Aventura Mall Trust 2018-AVM	Yes	Wells Fargo	CWCapital
		A-2-A-1, A-2-B-3	$115,000,000	$115,000,000	Benchmark 2018-B4	No
		A-2-A-2, A-2-A-3, A-2-A-4, A-2-A-5	$265,000,000	$265,000,000	JPMCB	No
		A-2-B-1, A-2-B-2, A-2-B-4, A-2-B-5	$180,000,000	$180,000,000	DBNY	No
		A-2-C-1, A-2-C-2, A-2-C-3, A-2-C-4, A-2-C-5	$220,000,000	$220,000,000	Morgan Stanley Mortgage Capital Holdings, Inc.	No
		A-2-D-1, A-2-D-2, A-2-D-3, A-2-D-4, A-2-D-5	$220,000,000	$220,000,000	Wells Fargo Bank, National Assciason	No
		B-1, B-2, B-3, B-4(1)	$343,300,000	$343,300,000	Aventura Mall Trust 2018-AVM	Yes
		Total	$1,750,000,000	$1,750,000,000
2	181 Fremont Street	A-1, A-4	$80,000,000	$80,000,000	Benchmark 2018-B4	Yes	Wells Fargo	CWCapital
		A-2	$58,000,000	$58,000,000	BANK 2018-BNK12	No
		A-3	$22,000,000	$22,000,000	Wells Fargo Bank, National	No
		A-5	$40,000,000	$40,000,000	DBNY	No
		A-6-1	$30,000,000	$30,000,000	WFCM 2018-C44	No
		A-6-2	$20,000,000	$20,000,000	WFCM 2018-C45	No
		Total	$250,000,000	$250,000,000
3	Marina Heights State Farm	A-1-S	$264,000,000	$264,000,000	GSMS 2017-FARM	Yes	KeyBank	AEGON
		A-1-C1	$72,500,000	$72,500,000	GSMS 2018-GS9	No
		A-1-C2	$27,500,000	$27,500,000	Goldman Sachs Mortgage Company	No
		A-2-C1	$45,000,000	$45,000,000	Benchmark 2018-B3	No
		A-2-C2	$60,000,000	$60,000,000	Benchmark 2018-B4	No
		A-2-C3	$50,000,000	$50,000,000	JPMDB 2018-C8	No
		A-2-C4, A-2-C5	$41,000,000	$41,000,000	Benchmark 2018-B2	No
		Total	$560,000,000	$560,000,000
5	The Gateway	A-1-A1	$120,000,000	$120,000,000	COMM 2018-HOME	No	Wells Fargo	AEGON
		A-1-A2, A-1-A3, A-1-A4, A-1-A5, A-1-A6	$77,500,000	$77,500,000	DBNY	No
		A-1-B	$50,000,000	$50,000,000	Benchmark 2018-B4	No
		A-2-A	$27,500,000	$27,500,000	BANK 2018-BNK11	No
		A-2-B	$55,000,000	$55,000,000	BANK 2018-BNK12	No
		B-1-A, B-2-A(1)	$52,500,000	$52,500,000	Prima Mortgage Investment Trust, LLC	No
		B-1-B, B-2-B(1)	$52,500,000	$52,500,000	New York State Teachers' Retirement System	No
		C-1, C-2(1)	$115,000,000	$115,000,000	Teachers Insurance and Annuity Association of America	Yes
		Total	$550,000,000	$550,000,000
6	Aon Center	A-1	$50,000,000	$50,000,000	Benchmark 2018-B4	No	KeyBank	AEGON
		A-2, A-3	$86,000,000	$86,000,000	JPMCB	No
		A-4	$214,000,000	$214,000,000	JPMCC 2018-AON	Yes
		B(1)	$186,000,000	$186,000,000	JPMCC 2018-AON	No
		Total	$536,000,000	$536,000,000
7	636 11th Avenue	A-1	$50,000,000	$50,000,000	Benchmark 2018-B4	Yes	Wells Fargo	CWCapital
		A-2, A-3	$110,000,000	$110,000,000	JPMCB	No
		A-4	$65,000,000	$65,000,000	CGCMT 2018-C5	No
		A-5	$15,000,000	$15,000,000	CREFI	No
		Total	$240,000,000	$240,000,000
8	Meridian Corporate Center	A-1	$45,705,000	$45,705,000	Benchmark 2018-B4	Yes	Wells Fargo	CWCapital
		A-2	$30,000,000	$30,000,000	JPMDB 2018-C8	No
		Total	$75,705,000	$75,705,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B4 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
9	65 Bay Street	A-1-D, A-1-E, A-1-F	$40,000,000	$40,000,000	Benchmark 2018-B4	No	Midland	Keybank
		A-1-A, A-1-B, A-1-C	$60,000,000	$60,000,000	CGCMT 2018-C5	No
		A-2 (Subordinate)	$60,400,000	$60,400,000	Nonghyup Bank, in its capacity as trustee for IGIS US Private Placement Real Estate Investment Trust NO.190	No
		B(1)	$39,600,000	$39,600,000	IGIS US Private Placement Real Estate Investment Trust No. 169	Yes
		Total	$200,000,000	$200,000,000
10	Sheraton Music City	A-1	$40,000,000	$39,951,402	Benchmark 2018-B4	Yes	Wells Fargo	CWCapital
		A-2	$30,000,000	$29,963,552	JPMCB	No
		Total	$70,000,000	$69,914,954
11	Westbrook Corporate Center	A-1	$40,000,000	$39,950,681	Benchmark 2018-B4	Yes	Wells Fargo	CWCapital
		A-2	$40,000,000	$39,950,681	MSC 2018-H3(2)	No
		A-3	$19,000,000	$18,976,573	CREFI	No
		Total	$99,000,000	$98,877,935
13	Embassy Suites Glendale	A-1	$37,000,000	$37,000,000	JPMDB 2018-C8	Yes	Wells Fargo	LNR
		A-2	$31,000,000	$31,000,000	Benchmark 2018-B4	No
		Total	$68,000,000	$68,000,000
14	EOS 21	A-1	$60,000,000	$60,000,000	Benchmark 2018-B2	Yes	KeyBank	CWCapital
		A-2	$60,000,000	$60,000,000	Benchmark 2018-B3	No
		A-3	$30,000,000	$30,000,000	Benchmark 2018-B4	No
		Total	$150,000,000	$150,000,000
15	JAGR Hotel Portfolio	A-1	$29,000,000	$29,000,000	Benchmark 2018-B4	Yes	Wells Fargo	CWCapital
		A-2	$20,000,000	$20,000,000	JPMCB	No
		Total	$49,000,000	$49,000,000
24	Atlantic Times Square	A-1	$40,000,000	$40,000,000	JPMDB 2018-C8	Yes	Wells Fargo	LNR
		A-2	$40,000,000	$40,000,000	COMM 2018-COR3	No
		A-3	$18,000,000	$18,000,000	Benchmark 2018-B4	No
		Total	$98,000,000	$98,000,000
29	Steelyard Commons	A-1	$30,000,000	$30,000,000	JPMDB 2018-C8	Yes	Wells Fargo	LNR
		A-2	$14,250,000	$14,250,000	Benchmark 2018-B4	No
		Total	$44,250,000	$44,250,000
(1)	Each note represents a subordinate companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B4 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)

Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(2)(3)(4)
$3,280,000	-	$7,499,999	7	$36,373,771	3.1%	5.0685%	104	1.59x	64.1%	57.8%
$7,500,000	-	$14,999,999	9	$99,522,153	8.6%	4.9270%	118	1.59x	64.1%	56.5%
$15,000,000	-	$24,999,999	11	$216,497,493	18.7%	5.0539%	113	1.56x	65.0%	57.5%
$25,000,000	-	$49,999,999	10	$342,286,862	29.5%	4.8041%	104	1.87x	60.8%	55.8%
$50,000,000	-	$115,000,000	7	$463,800,000	40.0%	4.0822%	112	2.65x	47.4%	46.8%
Total/Weighted Average			44	$1,158,480,279	100.0%	4.5806%	110	2.09x	56.6%	52.6%

Distribution of Mortgage Rates(1)

Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(2)(3)(4)
3.5595%	-	3.9999%	4	$220,000,000	19.0%	3.6943%	111	2.93x	47.8%	47.8%
4.0000%	-	4.2499%	2	$165,000,000	14.2%	4.1066%	120	2.52x	45.4%	45.4%
4.2500%	-	4.4999%	1	$10,000,000	0.9%	4.3800%	118	2.23x	39.8%	39.8%
4.5000%	-	4.7499%	5	$156,305,000	13.5%	4.6099%	97	2.43x	48.4%	45.9%
4.7500%	-	4.9999%	15	$332,552,176	28.7%	4.8867%	118	1.57x	65.8%	58.9%
5.0000%	-	5.5500%	17	$274,623,103	23.7%	5.1955%	101	1.60x	64.7%	57.6%
Total/Weighted Average			44	$1,158,480,279	100.0%	4.5806%	110	2.09x	56.6%	52.6%

Property Type Distribution(1)(5)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Rooms/Units/NRA	Weighted Averages
					Cut-off Date Balance per # of Rooms/Units/ NRA	Mortgage Rate	Stated Remaining Term (Mos.)(2)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(2)(3)(4)
Office	19	$345,865,349	29.9%	7,813,657	$296	4.1899%	109	94.8%	2.54x	54.7%	52.1%
CBD	3	$180,000,000	15.5%	3,777,576	$408	4.0650%	102	96.6%	2.90x	44.4%	44.4%
Suburban	13	$156,155,681	13.5%	4,003,086	$166	4.2793%	117	92.9%	2.19x	66.0%	60.5%
Medical	3	$9,709,668	0.8%	32,995	$317	5.0663%	118	92.5%	1.54x	66.7%	58.5%
Retail	16	$312,033,442	26.9%	2,476,492	$729	4.6236%	117	90.2%	1.86x	55.6%	52.0%
Anchored(6)	13	$169,533,442	14.6%	1,244,320	$251	4.8948%	116	95.2%	1.48x	65.7%	59.2%
Super Regional Mall	1	$115,000,000	9.9%	1,217,508	$1,155	4.1213%	120	92.8%	2.58x	40.8%	40.8%
Unanchored	2	$27,500,000	2.4%	14,664	$1,890	5.0525%	112	48.7%	1.18x	55.0%	55.0%
Hospitality	10	$191,817,549	16.6%	2,367	$136,737	5.1545%	93	73.7%	1.87x	63.7%	56.6%
Full Service	7	$146,359,661	12.6%	2,008	$139,069	5.1237%	85	71.6%	1.89x	63.1%	57.0%
Select Service	2	$27,457,888	2.4%	212	$133,675	5.2398%	119	74.2%	1.83x	65.5%	54.4%
Limited Service	1	$18,000,000	1.6%	147	$122,449	5.2750%	119	90.1%	1.78x	65.2%	56.8%
Multifamily	7	$169,363,939	14.6%	3,371	$194,732	4.3100%	110	96.0%	2.40x	48.7%	45.8%
High Rise	2	$90,000,000	7.8%	1,701	$245,627	4.1395%	117	95.4%	2.95x	34.4%	34.4%
Mid Rise	2	$40,000,000	3.5%	1,211	$175,984	4.0050%	87	95.4%	1.95x	58.6%	58.6%
Garden	3	$39,363,939	3.4%	459	$97,417	5.0096%	117	98.1%	1.61x	71.7%	58.9%
Industrial	4	$72,300,000	6.2%	1,381,875	$98	5.0015%	120	93.4%	1.35x	68.0%	60.4%
Flex	3	$60,800,000	5.2%	1,347,475	$53	5.0211%	120	92.2%	1.36x	68.2%	60.2%
Warehouse	1	$11,500,000	1.0%	34,400	$334	4.8980%	120	100.0%	1.26x	66.8%	61.5%
Mixed Use	3	$53,000,000	4.6%	681,380	$187	4.9609%	118	88.2%	1.50x	57.7%	55.6%
Retail/Office/Parking	1	$27,000,000	2.3%	277,502	$97	5.0400%	118	84.7%	1.22x	54.5%	50.3%
Retail/Multifamily	1	$18,000,000	1.6%	379,376	$258	4.8450%	117	96.9%	1.86x	59.8%	59.8%
Office/Retail	1	$8,000,000	0.7%	24,502	$327	4.9550%	119	80.2%	1.61x	64.0%	64.0%
Self Storage	1	$14,100,000	1.2%	113,555	$124	5.0700%	119	87.8%	1.44x	62.2%	57.4%
Total/Weighted Average	60	$1,158,480,279	100.0%			4.5806%	110	89.8%	2.09x	56.6%	52.6%

Geographic Distribution(1)(5)

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(2)(3)(4)
California	10	$273,100,000	23.6%	4.4123%	111	2.32x	50.2%	49.4%
Northern(7)	3	$138,450,000	12.0%	3.7913%	117	3.01x	40.5%	40.5%
Southern(7)	7	$134,650,000	11.6%	5.0508%	104	1.62x	60.2%	58.5%
Florida	3	$138,000,000	11.9%	4.2855%	118	2.49x	43.7%	42.6%
New York	6	$117,978,480	10.2%	4.6080%	108	1.91x	56.0%	54.8%
New York City	5	$99,000,000	8.5%	4.4719%	117	1.91x	55.4%	54.8%
New York State	1	$18,978,480	1.6%	5.3176%	59	1.93x	59.3%	55.0%
Illinois	2	$89,950,681	7.8%	4.7307%	86	2.43x	54.7%	48.9%
New Jersey	4	$87,300,000	7.5%	4.7897%	119	2.01x	49.8%	47.0%
Other	35	$452,151,119	39.0%	4.6951%	111	1.83x	66.3%	58.9%
Total/Weighted Average	60	$1,158,480,279	100.0%	4.5806%	110	2.09x	56.6%	52.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B4 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date LTV Ratios(1)(3)(4)

Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(2)(3)(4)
29.8%	-	54.9%	9	$401,000,000	34.6%	4.2306%	110	2.65x	40.6%	40.4%
55.0%	-	59.9%	6	$181,258,480	15.6%	4.3621%	101	2.46x	58.1%	57.7%
60.0%	-	64.9%	10	$184,251,402	15.9%	4.7303%	111	1.63x	63.0%	58.2%
65.0%	-	69.9%	11	$261,469,507	22.6%	4.9593%	111	1.57x	67.6%	60.6%
70.0%	-	75.0%	8	$130,500,890	11.3%	4.9898%	118	1.54x	72.8%	59.6%
Total/Weighted Average			44	$1,158,480,279	100.0%	4.5806%	110	2.09x	56.6%	52.6%

Distribution of Maturity Date or ARD LTV Ratios(1)(2)(3)(4)

Range of Maturity Date or ARD LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(2)(3)(4)
29.8%	-	49.9%	8	$363,976,840	31.4%	4.1545%	109	2.81x	39.7%	39.1%
50.0%	-	54.9%	5	$118,409,291	10.2%	5.0404%	119	1.55x	59.1%	51.9%
55.0%	-	59.9%	16	$384,007,546	33.1%	4.6900%	110	2.00x	63.7%	57.5%
60.0%	-	66.3%	15	$292,086,603	25.2%	4.7815%	107	1.53x	67.5%	63.4%
Total/Weighted Average			44	$1,158,480,279	100.0%	4.5806%	110	2.09x	56.6%	52.6%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)

Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(2)(3)(4)
1.17x	-	1.44x	14	$232,743,771	20.1%	4.9879%	118	1.29x	64.6%	59.1%
1.45x	-	1.49x	1	$13,976,840	1.2%	5.1000%	119	1.48x	65.3%	49.1%
1.50x	-	1.74x	8	$200,212,119	17.3%	4.8219%	118	1.61x	69.2%	60.4%
1.75x	-	1.99x	11	$220,547,549	19.0%	4.9060%	99	1.84x	64.0%	57.8%
2.00x	-	2.49x	3	$91,000,000	7.9%	4.5751%	98	2.25x	55.5%	55.5%
2.50x	-	3.14x	7	$400,000,000	34.5%	4.0266%	110	2.92x	41.6%	41.6%
Total/Weighted Average			44	$1,158,480,279	100.0%	4.5806%	110	2.09x	56.6%	52.6%

Original Terms to Maturity or ARD(1)(2)

Original Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(2)(3)(4)
60	6	$137,478,480	11.9%	5.0254%	59	2.33x	53.1%	52.1%
84	1	$30,000,000	2.6%	3.8800%	77	1.86x	64.8%	64.8%
120	37	$991,001,800	85.5%	4.5401%	118	2.06x	56.9%	52.3%
Total/Weighted Average	44	$1,158,480,279	100.0%	4.5806%	110	2.09x	56.6%	52.6%

Distribution of Remaining Terms to Maturity or ARD(1)(2)

Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(2)(3)(4)
58	-	60	6	$137,478,480	11.9%	5.0254%	59	2.33x	53.1%	52.1%
77	-	77	1	$30,000,000	2.6%	3.8800%	77	1.86x	64.8%	64.8%
114	-	120	37	$991,001,800	85.5%	4.5401%	118	2.06x	56.9%	52.3%
Total/Weighted Average			44	$1,158,480,279	100.0%	4.5806%	110	2.09x	56.6%	52.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B4 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Underwritten NOI Debt Yields(1)(4)

Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(2)(3)(4)
7.2%	-	7.9%	3	$57,500,000	5.0%	4.4408%	94	1.53x	60.1%	60.1%
8.0%	-	9.9%	16	$271,943,771	23.5%	4.9428%	119	1.41x	64.9%	60.2%
10.0%	-	11.9%	16	$602,219,681	52.0%	4.3138%	112	2.37x	53.5%	50.2%
12.0%	-	13.9%	7	$149,387,049	12.9%	4.9728%	109	2.11x	56.0%	48.8%
14.0%	-	15.5%	2	$77,429,779	6.7%	4.7311%	79	2.64x	50.6%	46.3%
Total/Weighted Average			44	$1,158,480,279	100.0%	4.5806%	110	2.09x	56.6%	52.6%

Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(2)(3)(4)
Interest Only	15	$428,480,000	37.0%	4.4507%	103	2.39x	46.6%	46.6%
Interest Only, then Amortizing	15	$311,897,500	26.9%	4.9161%	113	1.44x	66.5%	60.6%
Amortizing Balloon	11	$228,102,779	19.7%	5.0517%	113	1.72x	67.6%	55.4%
Interest Only, ARD	3	$190,000,000	16.4%	3.7574%	117	2.94x	49.8%	49.8%
Total/Weighted Average	44	$1,158,480,279	100.0%	4.5806%	110	2.09x	56.6%	52.6%

Footnotes:

(1)	The U/W NCF DSCR, Cut-off Date LTV Ratio, Maturity Date or ARD LTV, Underwritten NOI Debt Yield and Cut-off Date Balance per # of Room/Unit/NRA calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to the ARD Loans, the Original Term to Maturity or ARD, Remaining Term to Maturity or ARD, LTV Ratio at Maturity or ARD, Stated Remaining Term (Mos.) and Maturity Date or ARD LTV are calculated through the related anticipated repayment date.

(3)	With respect to 10 Mortgage Loans, in aggregate, representing approximately 28.3% of the Initial Outstanding Pool Balance (including 181 Fremont Street, Aon Center, Meridian Corporate Center, 65 Bay Street, Crowne Plaza Dallas, 808 Olive Retail & Parking, High Peaks, Hampton Inn Lake Buena Vista, Shoppes at the Lakes Phase I and Courtyard – Missoula, MT), the Cut-off Date LTV and Maturity Date or ARD LTV has been calculated based on other than “As Is” appraised values. For additional information please see the “Description of the Mortgage Pool — Appraised Value” in the Preliminary Prospectus.as well as footnotes to Annex A-1 in the Preliminary Prospectus.

(4)	With respect to the Aon Center Mortgage Loan representing approximately 4.3% of the Initial Outstanding Pool Balance and the 180 Bedford Avenue Mortgage Loan representing approximately 2.1% of the Initial Outstanding Pool Balance, the Cut-off Date LTV Ratio, Maturity Date or ARD LTV and Underwritten NOI Debt Yield are calculated based on the Cut-off Date Balance net of a related performance reserve.

(5)	Reflects allocated loan amount for properties securing multi-property Mortgage Loans.

(6)	Anchored retail also includes super regional mall, single tenant and shadow anchored retail properties.

(7)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 40.8% 2.58x 11.0%

AVENTURA MALL

LOUIS VUITTON

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LOUIS VUITTON

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NORDSTROM

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 40.8% 2.58x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 40.8% 2.58x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 40.8% 2.58x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 40.8% 2.58x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 40.8% 2.58x 11.0%

FLORIDA'S TURNPIKE
Pembroke Park
Hallandale Beach
Golden Beach
Andover
Ives Estates
Aventura
Aventura Mall
19501 Biscayne Boulevard
Aventura, FL 33180
ATLANTIC OCEAN
Norland
North Miami Beach
Sunny Isles Beach
North Miami
Fort Lauderdale
Miami

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 40.8% 2.58x 11.0%

Mortgage Loan Information
Loan Seller(1):	JPMCB/GACC
Loan Purpose:	Refinance
Credit Assessment
(DBRS/Fitch/S&P)(7):	BBB(high)/Asf/A
Sponsors:	Simon Property Group, L.P.; Jacquelyn Soffer; Jeffrey Soffer
Borrower:	Aventura Mall Venture
Original Balance(2):	$115,000,000
Cut-off Date Balance(2):	$115,000,000
% by Initial UPB:	9.9%
Interest Rate:	4.12125%
Payment Date:	1st of each month
First Payment Date:	August 1, 2018
Maturity Date:	July 1, 2028
Amortization:	Interest Only
Additional Debt(2):	$1,291,700,000 Pari Passu Debt; $343,300,000 B-Notes
Call Protection(3):	L(24), D(89), O(7)
Lockbox / Cash Management:	Hard; Master Lease Rents (Soft Springing Hard) / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Bridge Rent and Reimbursements:	$6,776,765	$0
Outstanding Tenant Obligations:	$19,392,145	$0

Financial Information(2)
	Senior Notes	Whole Loan
Cut-off Date Balance / Sq. Ft.:	$1,155	$1,437
Balloon Balance / Sq. Ft.:	$1,155	$1,437
Cut-off Date LTV:	40.8%	50.7%
Balloon LTV:	40.8%	50.7%
Underwritten NOI DSCR:	2.63x	2.12x
Underwritten NCF DSCR:	2.58x	2.07x
Underwritten NOI Debt Yield:	11.0%	8.8%
Underwritten NCF Debt Yield:	10.8%	8.7%
Underwritten NOI Debt Yield at Balloon:	11.0%	8.8%
Underwritten NCF Debt Yield at Balloon:	10.8%	8.7%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Super Regional Mall
Collateral:	Fee Simple
Location:	Aventura, FL
Year Built / Renovated:	1983 / 1997, 1998, 2006 - 2008, 2017
Total Sq. Ft.:	1,217,508
Property Management:	TB All Fees Operating LP
Underwritten NOI(5):	$154,858,979
Underwritten NCF(5):	$151,571,708
Appraised Value:	$3,450,000,000
Appraisal Date:	April 16, 2018

Historical NOI
Most Recent NOI:	$118,291,397 (T-12 March 31, 2018)
2017 NOI:	$115,240,562 (December 31, 2017)
2016 NOI:	$110,653,403 (December 31, 2016)
2015 NOI:	$109,025,339 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy(6):	92.8% (February 14, 2018)
2017 Occupancy:	99.1% (December 31, 2017)
2016 Occupancy:	99.1% (December 31, 2016)
2015 Occupancy:	99.2% (December 31, 2015)

(1)	The Aventura Mall Whole Loan was co-originated by JPMCB, Wells Fargo Bank, National Association, DBNY and Morgan Stanley Bank, N.A.

(2)	The Aventura Mall Loan is part of a whole loan evidenced by 24 senior pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $1.41 billion and four subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $343.3 million. The Senior Notes Financial Information presented in the chart above reflects the Cut-off Date balance of the senior notes, but excludes the related subordinate notes. The Whole Loan Financial Information presented in the chart above reflects the Cut-off Date Balance of the senior notes and subordinate notes evidencing the Aventura Mall Whole Loan.

(3)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of August 1, 2018. Defeasance of the full $1.75 billion Aventura Mall Whole Loan is permitted after the date that is the earlier to occur of (i) August 1, 2021 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not occurred by August 1, 2021, the borrower is permitted to prepay the Aventura Mall with a yield maintenance premium. The assumed lockout period of 24 payments is based on the expected BMARK 2018-B4 securitization closing date in July 2018. The actual lockout period may be longer.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein.

(5)	Underwritten NOI and Underwritten NCF are based on the February 14, 2018 rent roll, executed leases and lender adjustments. See “Cash Flow Analysis” herein.

(6)	Occupancy includes square footage to be leased by 12 tenants (33,813 sq. ft.) with leases out for signature that are covered under a master lease as described under – “Master Lease” herein.

(7)	DBRS/Fitch/S&P provided the above ratings for the Aventura Mall Loan in the context of its inclusion in the mortgage pool.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 40.8% 2.58x 11.0%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF (2)	% of Total U/W Base Rent	Lease Expiration(3)		Occupancy
							Sales PSF	Cost
Zara(4)(5)	NR / NR / NR	34,454	2.8%	$119.58	2.9%	10/31/2029	$971	16.3%
Apple (2 Levels)(4)(6)	NR / Aa1 / AA+	20,218	1.7	$173.11	2.5	1/31/2030	$31,124	0.5%
H & M	NR / NR / NR	28,830	2.4	$117.09	2.4	1/31/2027	$666	18.4%
Abercrombie & Fitch	NR / NR / BB-	11,246	0.9	$281.38	2.2	1/31/2020	$1,555	20.9%
Victoria's Secret	BB+ / Ba1 / BB+	18,387	1.5	$165.00	2.1	7/31/2026	$1,041	12.7%
Banana Republic	BB+ / Baa2 / BB+	16,857	1.4	$175.05	2.1	2/29/2020	$580	37.8%
Topshop(4)	NR / NR / NR	23,296	1.9	$122.00	2.0	10/31/2029	NAV	NAV
XXI Forever	NR / NR / NR	32,504	2.7	$75.82	1.7	6/30/2018	$381	22.6%
Restoration Hardware	NR / NR / NR	11,988	1.0	$200.17	1.7	2/28/2019	$2,150	11.4%
Champs Sports	NR / Ba1 / BB+	7,331	0.6	$323.94	1.7	5/31/2023	$1,555	22.8%
Louis Vuitton	WD / NR / A+	18,180	1.5	$110.00	1.4	11/30/2022	$1,989	7.8%
AMC Theatres(7)	B / B2 / B+	78,738	6.5	$23.50	1.3	8/31/2023	$703,921	10.6%
The Gap	BB+ / Baa2 / BB+	11,065	0.9	$165.00	1.3	7/31/2024	NAV	NAV
Gucci(8)	NR / NR / BBB+	8,383	0.7	$201.57	1.2	12/31/2026	$2,257	10.9%
Express	BB+ / Ba1 / BB+	11,320	0.9	$145.75	1.2	1/31/2022	$641	28.7%
Footlocker	NR / Ba1 / BB+	5,024	0.4	$319.30	1.1	2/28/2025	$1,238	29.3%
Mayor's Jewelers	NR / NR / NR	3,447	0.3	$443.46	1.1	1/31/2024	$6,052	7.9%
J. Crew	NR / Caa2 / CCC+	7,750	0.6	$191.28	1.0	6/30/2020	$806	28.6%
Armani Exchange	NR / NR / NR	8,675	0.7	$168.16	1.0	1/31/2021	$924	23.0%
Michael Kors	BBB- / NR / BBB-	3,678	0.3	$393.93	1.0	9/30/2021	$1,013	46.7%
Subtotal / Wtd. Avg.		361,371	29.7%	$129.41	33.0%
Remaining Tenants		767,910	63.1	$123.55	67.0
Vacant Space		88,227	7.2	NAP	NAP
Total / Wtd. Avg.		1,217,508	100.0%	$125.42	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	U/W Base Rent PSF reflects the following: (a) in-place leases based on the February 2018 rent roll, (b) contractual rent steps through June 2019 totaling $6.5 million including the $1.4 million contractual rent step that is scheduled to occur in August 2019 for the executed renewal of Victoria's Secret (included in the Bridge Rent and Reimbursement Reserve) and (c) ground rent in an amount of approximately $1.3 million for tenants that own their improvements (Macy's, Bloomingdale's, Macy's Men's & Home and Nordstrom).

(3)	Certain tenants may have termination or contraction options due to co-tenancy provisions in the related leases (which may become exercisable prior to the originally stated expiration date of the tenant lease).

(4)	A full year of sales and occupancy costs are not available for Expansion Parcel tenants.

(5)	Zara was originally a tenant in the non-expansion portion of Aventura Mall, occupying approximately 19,000 sq. ft., before departing for Bal Harbour Shops in 2012. Zara has since returned to the Property and opened in the Expansion Parcel in November 2017. The TTM sales are based on the tenant's annualized sales from November 2017 through April 2018.

(6)	Sales and Sales PSF for Apple are based on the tenant's 6,303 sq. ft. space in the pre-existing portion of the Aventura Mall Property. Apple recently executed a lease for approximately 20,000 sq. ft. at the Expansion Parcel.

(7)	AMC Theatres Sales PSF number reflects sales per screen (24 screens).

(8)	Gucci sales PSF are based on only accessories and children’s inventory. There are no clothing sales at the subject store.

The following table presents certain information relating to the historical inline sales and occupancy costs at the Aventura Mall Property:

Historical Tenant Sales (PSF) and Occupancy Costs(1)(2)
	2015	2016	2017	TTM February 2018 Sales PSF	TTM February 2018 Occupancy Cost
Total In-Line
Comparable Sales PSF w/ Apple	$1,626	$1,544	$1,630	$1,681	13.0%
Comparable Sales PSF w/o Apple	$1,229	$1,114	$1,147	$1,162	18.9%

(1)	Not all tenants at the Aventura Mall Property are required to report sales.

(2)	Apple’s sales are based on the tenant’s 6,303 sq. ft. of space in the existing mall.

Historical and Current Occupancy(1)
	2008(2)	2009	2010	2011	2012	2013	2014	2015	2016	2017	Current
Occupancy - Excluding Anchors	84.1%	94.9%	95.2%	96.6%	94.9%	98.9%	97.8%	97.8%	97.3%	97.7%	91.4%
Occupancy - Including Anchors	93.3%	98.1%	98.2%	98.8%	98.2%	99.6%	99.2%	99.2%	99.1%	99.1%	92.8%
(1)	Historical and Current Occupancy is based on the average of each respective year. Current occupancy is based on the February 2018 rent roll, including recently executed leases and master leased tenants.

(2)	In 2008, occupancy declined due to a challenging corporate environment for several tenants including Stride Rite, Kay Bee Toys, The Sharper Image, Walden Books and Sigrid Olsen. 2008 occupancy as of December 31 was 87.9% and 96.1% for Occupancy – Excluding Anchors and Occupancy – Including Anchors, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 40.8% 2.58x 11.0%

Non-Owned Collateral Anchor Sales Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant GLA(2)	Gross Sales TTM Feb 2018	Sales per SF TTM Feb 2018
Macy's (GL)	BBB / Baa3 / BBB-	299,011	$81,164,209	$271
Bloomingdales (GL)	BBB / Baa3 / BBB-	251,831	$105,328,660	$418
Macy's (Men's & Home) (GL)	BBB / Baa3 / BBB-	225,000	$41,967,714	$187
Nordstrom (GL)	BBB+ / Baa1 / BBB+	167,000	$53,536,758	$321

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Based on the underwritten rent roll dated February 14, 2018.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring(2)	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM(3)	25	20,093	1.7%	20,093	1.7%	$124.31	1.8%	1.8%
2018	24	74,237	6.1%	94,330	7.7%	$113.86	6.0%	7.7%
2019	31	91,803	7.5%	186,133	15.3%	$134.82	8.7%	16.5%
2020	36	96,193	7.9%	282,326	23.2%	$191.02	13.0%	29.4%
2021	24	54,397	4.5%	336,723	27.7%	$251.59	9.7%	39.1%
2022	24	76,594	6.3%	413,317	33.9%	$169.31	9.2%	48.3%
2023	29	352,941	29.0%	766,258	62.9%	$47.98	12.0%	60.2%
2024	27	79,905	6.6%	846,163	69.5%	$166.60	9.4%	69.6%
2025	13	19,020	1.6%	865,183	71.1%	$271.45	3.6%	73.3%
2026	9	46,368	3.8%	911,551	74.9%	$169.47	5.5%	78.8%
2027	20	78,035	6.4%	989,586	81.3%	$136.36	7.5%	86.3%
2028	13	41,146	3.4%	1,030,732	84.7%	$148.89	4.3%	90.6%
Thereafter(4)	13	98,549	8.1%	1,129,281	92.8%	$134.43	9.4%	100.0%
Vacant	NAP	88,227	7.2%	1,217,508	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	288	1,217,508	100.0%			$125.42	100.0%
(1)	Number of leases expiring excludes approximately 30 temporary/kiosk tenants who operate under short term leases.

(2)	Annual U/W Base Rent reflects the following: (a) in-place leases based on the February 2018 rent roll, (b) contractual rent steps through June 2019 totaling approximately $6.5 million including the $1.4 million contractual rent step that is scheduled to occur in August 2019 for the executed renewal of Victoria's Secret (included in the Bridge Rent and Reimbursements Reserve), and (c) ground rent in an amount of approximately $1.3 million for tenants that own their improvements (Macy's, Bloomingdale's, Macy's Men's & Home and Nordstrom).

(3)	MTM includes temporary tenants.

(4)	2029 and beyond includes the recently executed Apple lease sq. ft. and lease expiration for the Expansion Parcel.

The Loan.    The Aventura Mall loan (the “Aventura Mall Loan”) is part of a whole loan that has an outstanding principal balance as of the Cut-off Date of $1.75 billion (the “Aventura Mall Whole Loan”), which whole loan is secured by a first mortgage lien on the borrower’s fee interest in an approximately 1.2 million sq. ft. super regional mall in Aventura, Florida. The Aventura Mall Whole Loan is comprised of (i) a senior loan, comprised of 24 pari passu notes with an aggregate principal balance as of the Cut-off Date of $1,406.7 million, two of which, Note A-2-A-1 (JPMCB) and Note A-2-B-3 (GACC), with an outstanding principal balance as of the Cut-off Date of $75.0 million and $40.0 million, respectively, are being contributed to the Benchmark 2018-B4 Trust and constitute the Aventura Mall Loan, and the remaining notes have been or are expected to be contributed to other securitization trusts and (ii) a subordinate companion loan, comprised of four pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $343.3 million (collectively, the “Aventura Mall Subordinate Companion Loan”), each as described below. The relationship between the holders of the Aventura Mall Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Aventura Mall Whole Loan” in the Preliminary Prospectus. The Aventura Mall Whole Loan has a 10-year term and will be interest-only for the term of the loan. The most recent prior financing of the Aventura Mall property was included in the AVMT 2013-AVM securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 40.8% 2.58x 11.0%

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-2-A-1, A-2-B-3	$115,000,000	$115,000,000	Benchmark 2018-B4	No
A-1-A, A-1-B, A-1-C, A-1-D	$406,700,000	$406,700,000	Aventura Mall Trust 2018-AVM	Yes(1)
A-2-A-2, A-2-A-3, A-2-A-4, A-2-A-5	$265,000,000	$265,000,000	JPMCB	No
A-2-B-1, A-2-B-2, A-2-B-4, A-2-B-5	$180,000,000	$180,000,000	GACC	No
A-2-C-1, A-2-C-2, A-2-C-3, A-2-C-4, A-2-C-5	$220,000,000	$220,000,000	MSMCH	No
A-2-D-1, A-2-D-2, A-2-D-3, A-2-D-4, A-2-D-5	$220,000,000	$220,000,000	WFB	No
Total Senior Notes	$1,406,700,000	$1,406,700,000
B-1, B-2, B-3, B-4	$343,300,000	$343,300,000	Aventura Mall Trust 2018-AVM	Yes(1)
Total	$1,750,000,000	$1,750,000,000
(1)	All notes held under Aventura Mall Trust 2018-AVM together constitute the controlling noteholders for the Aventura Mall Whole Loan.

The Aventura Mall Whole Loan has a 10-year initial term and is interest-only. The Aventura Mall Whole Loan has a remaining term of 120 months as of the Cut-off Date. The Aventura Mall Whole Loan accrues interest at a fixed annual rate equal to 4.12125%. The Aventura Mall Whole Loan proceeds were used to refinance existing CMBS and construction debt (held by a J.P. Morgan entity), cover defeasance costs, fund outstanding landlord obligations in connection with recent leasing, pay closing costs, and return equity to the Aventura Mall Borrower. Based on the “as is” appraised value of $3.45 billion as of April 16, 2018, the Whole Loan Cut-off Date LTV Ratio is 50.7%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$1,750,000,000	100.0%	Existing CMBS Mortgage Loan Payoff	$1,230,695,723	70.3%
			Construction Debt Payoff (Expansion)	$200,853,019	11.5%
			Upfront Reserves	$26,168,910	1.5%
			Closing Costs	$13,967,630	0.8%
			Return of Equity	$278,314,718	15.9%
Total Sources	$1,750,000,000	100.0%	Total Uses	$1,750,000,000	100.0%

The Borrower / Sponsor. The borrower is Aventura Mall Venture, a Florida general partnership structured to be a bankruptcy remote entity with two independent directors in its organizational structure (the “Aventura Mall Borrower”). The loan sponsors and nonrecourse carveout guarantors are Jacquelyn Soffer and Jeffrey Soffer (the “Turnberry Guarantors”) and Simon Property Group, L.P. (the “Simon Guarantor”, and together with the Turnberry Guarantors, the “Guarantors”). The liability of the Guarantors for breaches or violations of the non-recourse carveout provisions in the loan documents is capped at $350.0 million plus all reasonable, out-of-pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under, the guaranty.

Turnberry, which is under the control of the Turnberry Guarantors, is a privately held group of companies which engage in real estate development, property management and various investments in retail, residential, hotel, resort and office properties.

Simon Property Group, L.P. is a global leader in the ownership of shopping, dining, entertainment and mixed-use destinations and part of an S&P 100 company (Simon Property Group, NYSE:SPG).

The Property. Aventura Mall is an approximately 2.2 million sq. ft., super regional mall that was developed by Turnberry in 1983 and subsequently expanded and renovated in 1997, 1998, 2006-2008 and 2017. Of the 2.2 million sq. ft., 1,217,508 sq. ft. serves as collateral for the Aventura Mall Whole Loan (the “Aventura Mall Property”) which collateral also includes four anchor pad sites ground leased from the Aventura Mall Borrower. The collateral does not include 942,842 sq. ft. of tenant-owned anchor improvements on those sites.

The Aventura Mall is located approximately 17 miles from downtown Miami and is surrounded by master-planned residential areas including Turnberry Isle, Porto Vita and the Waterways of Biscayne Bay. The Aventura Mall is the largest mall in Florida and the third largest mall in the United States. According to the appraisal, the Aventura Mall is the second most-visited shopping center in the United States with more than 28 million annual visitors. The Aventura Mall is anchored by a number of traditional mall anchors, including Macy’s, Bloomingdale’s, Macy’s Men’s & Home, Nordstrom and J.C. Penney Co., as well as a number of non-traditional mall anchors. The Aventura Mall has a mix of luxury, bridge to luxury and mass market tenants that appeal to a variety of shoppers.

The Aventura Mall Property is currently 92.8% leased as of February 14, 2018. According to the appraisal, the Aventura Mall Property is one of the top-performing malls in the U.S., with comparable in-line sales of $1,681 PSF and total gross reported sales of approximately $1.2 billion as of the trailing twelve months ending February 2018.

In November 2017, the owners of the Aventura Mall Borrower opened a new 225,641 sq. ft. expansion (the “Expansion Parcel”) at a cost of a $230.0 million, which is included in the collateral for the Aventura Mall Whole Loan. The Expansion Parcel features an approximately 20,000 sq. ft., two-level Apple store along with Tesla, Topshop, Zara, Serafina and Shake Shack. The Expansion Parcel is currently 72.2% leased.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 40.8% 2.58x 11.0%

Environmental Matters. The Phase I environmental report, dated April 27, 2018, recommended no further action at the Aventura Mall Property.

The Market. Regional access to Aventura Mall is provided by I-95 and Biscayne Boulevard (U.S. Highway 1). The William Lehman Causeway, which connects the beach areas with U.S. Highway 1, also provides access to the Aventura Mall. The Aventura Mall is located approximately 17 miles from downtown Miami and is surrounded by Turnberry Isle, Porto Vita and the Waterways of Biscayne Bay. According to the appraisal, as of year-end 2017, Aventura Mall’s local trade area within a 15 mile radius is home to over 2.3 million people with an average income of $66,306.

As a destination retail mall north of Miami, Aventura Mall also appeals to a large international customer base, primarily from South America, Mexico and Europe.

Population	Trade Area	Florida	USA
2017 Population	6,064,172	20,484,696	325,227,741
Households	Trade Area	Florida	USA
2017 Estimated # of Households	2,270,759	8,032,734	122,737,174
2017 Average Household Income	$76,440	$71,422	$81,217
Source: Appraisal.

The appraiser considered six retail centers in the Miami MSA as the competitive set for the Aventura Mall Property. Three of the properties, Bal Harbour Shops, Sawgrass Mills and Dadeland Mall, are considered primary competition. The primary competition ranges from 460,000 sq. ft. to approximately 2.4 million sq. ft. and is located between 4.7 and 22.0 miles from the Aventura Mall Property. Pembroke Lakes Mall, Galleria Mall and Dolphin Mall are considered secondary competition. The secondary competition ranges from 955,000 sq. ft. to approximately 1.4 million sq. ft. and is located between 11.0 and 16.0 miles from the Aventura Mall Property.

Directly Competitive Buildings(1)
Property	Location	Rentable Area (sq. ft.)	Year Built / Renovated	Distance From Property (Miles)
Aventura Mall	Aventura, Florida	2,156,203	1983 / 2017	N/A
Bal Harbour Shops	Bal Harbour, Florida	460,000	1965 / 2008	4.7
Sawgrass Mills	Sunrise, Florida	2,384,000	1990 / 2006	19.0
Dadeland Mall	Kendall, Florida	1,488,000	1962 / 2013	22.0
Pembroke Lakes Mall	Pembroke Pines, Florida	1,136,000	1992 / 1998	11.0
Galleria Mall	Fort Lauderdale, Florida	955,000	1980 / 2005	13.0
Dolphin Mall	Miami, Florida	1,403,000	2001 / 2010	16.0
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	2015	2016	2017	T-12 3/31/2018	U/W	U/W (PSF)
Base Rent(1)	$99,418,818	$103,197,968	$106,500,453	$109,896,747	$141,638,194	$116.33
Potential Income from Vacant Space	0	0	0	0	13,640,745	$11.20
Percentage Rent	5,466,448	4,115,391	3,447,721	3,326,930	3,627,027	$2.98
Total Reimbursement Revenue	26,727,546	26,287,600	27,329,454	28,195,516	32,253,113	$26.49
Specialty Leasing Income	3,536,265	3,076,589	4,453,595	4,900,785	3,805,199	$3.13
Other Income(2)	3,628,986	3,701,438	3,994,113	4,090,769	4,156,114	$3.41
Less: Vacancy and Credit Loss	(272,229)	(422,401)	(438,454)	(634,418)	(13,640,745)	($11.20)
Effective Gross Income	$138,505,834	$139,956,585	$145,286,882	$149,776,330	$185,479,647	$152.34
Total Expenses	29,480,495	29,303,182	30,046,320	31,484,933	30,620,668	$25.15
Net Operating Income	$109,025,339	$110,653,403	$115,240,562	$118,291,397	$154,858,979	$127.19
TI/LC	0	0	0	0	3,043,770	$2.50
Capital Expenditures	0	0	0	0	243,502	$0.20
Net Cash Flow	$109,025,339	$110,653,403	$115,240,562	$118,291,397	$151,571,708	$124.49
(1)	The increase in U/W Base Rent from T-12 3/31/2018 is primarily driven by the inclusion of the executed leases on the new Expansion Parcel which opened in November 2017 and is based on the February 2018 annualized rent roll. U/W Base Rent also includes $1.3 million of ground rent paid by Bloomingdales, Macy's, Macy's Men's & Home, and Nordstrom and approximately $3.4 million of master lease rent for current leases that are out for signature. Contractual rent steps were underwritten through June 2019 totaling approximately $6.5 million, including the $1.4 million contractual rent step for the executed renewal of Victoria's Secret that is scheduled to occur in August 2019 (included in the Bridge Rent and Reimbursements Reserve).

(2)	Other Income includes fee income (revenues associated with license fees and valet management fees), and miscellaneous revenues (revenue associated with commissions, late charges, and other miscellaneous sources).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 40.8% 2.58x 11.0%

Property Management.   The Aventura Mall Property is currently managed by TB All Fees Operating LP (the “Property Manager”), which is an affiliate of the Turnberry Guarantors. In addition, the Property Manager is currently the leasing agent under a separate leasing agreement with the Aventura Mall Borrower. Turnberry Aventura Mall Company, Ltd., an affiliate of the Turnberry Guarantors, and SDG Aventura Limited Partnership, an affiliate of the Simon Guarantor, have joint approval rights with respect to certain major decisions of the Aventura Mall Borrower relating to the Aventura Mall Property.

Lockbox / Cash Management.     The Aventura Mall Whole Loan is structured with a hard lockbox and springing cash management. The Aventura Mall Borrower is required to notify each tenant under each lease (except the master leases) that has not received instructions from the Aventura Mall Borrower to send all payments of rents directly to the lender-controlled lockbox account at Wells Fargo Bank, National Association. Provided no Lockbox Event (as defined below) has occurred, all sums in the lockbox account are required to be transferred daily to an account designated by the Aventura Mall Borrower. In the event a Lockbox Event has occurred and is continuing, all funds in the lockbox account are required to be swept weekly into a cash management account controlled by the lender. In the event a Lockbox Event is caused only by the occurrence of a DSCR Trigger Event, all funds in the cash management account will be applied by the lender each business day to payments of taxes, insurance, debt service, operating expenses, capital expenditure reserves and any remaining funds in the cash management account are required to be released to the Aventura Mall Borrower only to the extent necessary to reimburse the Aventura Mall Borrower for extraordinary expenses approved by the lender. All additional funds in the cash management account will be held by the lender as additional collateral for the Aventura Mall Whole Loan. In the event any Lockbox Event other than the DSCR Trigger Event has occurred and is continuing, all amounts in the cash management account may be applied in the lender’s sole discretion. In addition, following the occurrence and during the continuance of a Lockbox Event or a DSCR Trigger Event, all master lease rents are also required to be deposited into the lockbox account.

A “Lockbox Event” means the occurrence of (a) an event of default under the loan agreement, (b) the bankruptcy or insolvency of the Aventura Mall Borrower, (c) the bankruptcy or insolvency of the Property Manager except where such bankruptcy or insolvency does not result in the cash or bank accounts associated with the Aventura Mall Property being subsumed in such proceedings or result in a material adverse effect upon the operations of the Aventura Mall Property or the value or security of the lender’s lien, or (d) if the debt service coverage ratio (as calculated pursuant to the loan agreement based on the trailing four quarters) for the Aventura Mall Whole Loan falls below 1.35x for two consecutive quarters (a “DSCR Trigger Event”).

Initial and Ongoing Reserves.    If the debt service coverage ratio (as calculated pursuant to the loan agreement based on the trailing four quarters) falls below 1.50x for two consecutive calendar quarters (among other conditions in certain cases), monthly escrows for real estate taxes in the amount of 1/12 of projected annual property taxes, insurance premiums in the amount of 1/12 of projected annual insurance premiums (also waived if blanket policy in place and there is no event of default continuing), replacement funds (approximately $20,292 monthly (or $0.20 PSF annually), subject to a cap of $487,003) and tenant rollover funds (approximately $253,647 monthly (or $2.50 PSF annually), subject to a cap of $6,087,540) are required.

At closing, the Aventura Mall Borrower deposited $6,776,765 for certain free rent credits remaining in connection with certain leases at the Aventura Mall Property and $19,392,145 for certain outstanding tenant improvement allowances and/or leasing commissions due in connection with certain leases at the Aventura Mall Property.

Current Mezzanine Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Master Lease. The Aventura Mall Borrower entered into a master lease (the “Master Lease”) at closing with the Guarantors and Turnberry Retail Holding, L.P., which Master Lease covers a certain portion of the Aventura Mall Property that is currently not occupied. The Master Lease provides for payment of rent in an annual amount up to $3,426,159. The Master Lease covers the spaces for 12 proposed tenants with leases out for signature which were not executed prior to the loan origination. The Master Lease provides for a reduction of rent as third-party tenants sign leases, take occupancy of space and commence paying rent in the premises covered by the Master Lease (as well as tenants signing leases in any portion of the Aventura Mall Property, including the space under the Master lease, to the extent the total annualized lease payments (excluding Master Lease rents) exceed $178,400,000. The term will expire on the earliest to occur of (a) 10 years after loan maturity, (b) the earlier of the date on which the annual rent under the Master Lease is reduced to zero or the date on which the annualized total lease payments from tenants at the Aventura Mall Property (not including percentage rent) exceeds $181,850,000 or (c) following the exercise of the master lessees’ cancellation option after a lender foreclosure or deed-in-lieu of foreclosure. The Master Lease equals 1.8% of the approximately $185.5 million of underwritten effective gross income.

Redevelopment Rights. If J.C. Penney Co. or any of Macy’s, Bloomingdales, Macy’s (Men’s & Home) or Nordstrom (each, a “Department Store”) ceases operations or seeks to assign its lease in any manner not expressly permitted thereunder, the Aventura Mall Borrower has the right to enter into a ground lease with a third party or an affiliate of the Aventura Mall Borrower and obtain a release of the lien on the ground leasehold interest in such J.C. Penney Co. or Department Store parcel so long as certain conditions in the loan agreement are satisfied, including (i) the ground lease is in form and substance reasonably acceptable to the lender, including that the rent to be paid thereunder is not less than the rent payable by J.C. Penney Co. or the Department Store immediately prior to such new lease, (ii) the tenant or the guarantor of such ground lease is a creditworthy person acceptable to the lender, (iii) no event of default is continuing, (iv) delivery of a rating agency confirmation, (v) if material work is being performed, delivery of a completion guaranty (or a collateral assignment of a completion guaranty in favor of Borrower) from a credit-worthy entity acceptable to the lender, (vi) the term of the ground lease expires no

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 40.8% 2.58x 11.0%

less than 20 years after the maturity of the Aventura Mall Loan, and (vii) compliance with the “anti-poaching” conditions set forth in the loan agreement. In lieu of entering into a new ground lease, the loan documents permit an affiliate of the Aventura Mall Borrower to accept an assignment of the existing leasehold interest, provided that the Aventura Mall Borrower satisfies the requirements in the loan documents including, without limitation, condition (i) above. J.C. Penney Co. has six, five-year renewal options remaining (each requiring 12 months’ notice).

The borrower is also permitted to (a) release (i) immaterial or non-income producing portions of the Aventura Mall Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Aventura Mall Property for dedication or public use and (ii) non-income producing portions of the Aventura Mall Property (including, without limitation, certain outparcels containing parking areas (the “Parking Lot Outparcels”) and portions of the “ring road”) to third parties or affiliates of the Aventura Mall Borrower, and (b) dedicate portions of the Aventura Mall Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

181 Fremont Street San Francisco, CA 94105	Collateral Asset Summary – Loan No. 2 181 Fremont Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 39.6% 3.14x 11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

181 Fremont Street San Francisco, CA 94105	Collateral Asset Summary – Loan No. 2 181 Fremont Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 39.6% 3.14x 11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

181 Fremont Street San Francisco, CA 94105	Collateral Asset Summary – Loan No. 2 181 Fremont Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 39.6% 3.14x 11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

181 Fremont Street San Francisco, CA 94105	Collateral Asset Summary – Loan No. 2 181 Fremont Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 39.6% 3.14x 11.8%

Mortgage Loan Information
Loan Seller(1):	GACC
Loan Purpose:	Refinance
Credit Assessment
(DBRS/Fitch)(11):	AA/BBB-sf
Borrower Sponsor:	Joseph K. Paul
Borrower:	181 Fremont Office LLC
Original Balance(2):	$80,000,000
Cut-off Date Balance(2):	$80,000,000
% by Initial UPB:	6.9%
Interest Rate(3):	3.7086%
Payment Date:	6th of each month
First Payment Date:	May 6, 2018
Anticipated Repayment Date:	April 6, 2028
Final Maturity Date:	April 6, 2031
Amortization(3):	Interest Only, ARD
Additional Debt(2)(4):	$170,000,000 Pari Passu Debt; $225,000,000 Mezzanine Loans
Call Protection(5):	L(23), YM1(4), DorYM1(86),O(7)
Lockbox / Cash Management:	Hard / In Place

Reserves(6)
	Initial	Monthly
Taxes:	$0	$509,418
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$42,717,266	$0
Free Rent:	$68,379,092	$0
Lease Sweep:	$0	Springing

Financial Information
	Whole Loan(7)	Total Debt(8)
Cut-off Date Balance / Sq. Ft.:	$573	$1,089
Balloon Balance / Sq. Ft.:	$573	$1,089
Cut-off Date LTV:	39.6%	75.2%
Balloon LTV:	39.6%	75.2%
Underwritten NOI DSCR:	3.15x	1.38x
Underwritten NCF DSCR:	3.14x	1.38x
Underwritten NOI Debt Yield:	11.8%	6.2%
Underwritten NCF Debt Yield:	11.8%	6.2%
Underwritten NOI Debt Yield at Balloon:	11.8%	6.2%
Underwritten NCF Debt Yield at Balloon:	11.8%	6.2%
(1)	The 181 Fremont Street Whole Loan (as defined in “The Loan” below) was originated by Deutsche Bank AG, acting through its New York Branch and Barclays Bank PLC.

(2)	The 181 Fremont Street Loan is part of a whole loan evidenced by seven pari passu notes with an aggregate outstanding principal balance of $250.0 million. The Financial Information presented in the chart above reflects the $250.0 million aggregate Cut-off Date Balance of the 181 Fremont Street Whole Loan.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	San Francisco, CA
Year Built / Renovated:	2018 / NAP
Total Sq. Ft.:	436,332
Property Management:	Paul Holdings, Inc.
Underwritten NOI:	$29,569,663
Underwritten NCF:	$29,482,397
Appraised Value(9):	$632,000,000
Appraisal Date(9):	March 1, 2021

Historical NOI(10)
Most Recent NOI:	NAP
2017 NOI:	NAP
2016 NOI:	NAP
2015 NOI:	NAP

Historical Occupancy(10)
Most Recent Occupancy:	100.0% (July 6, 2018)
2017 Occupancy:	NAP
2016 Occupancy:	NAP
2015 Occupancy:	NAP
(3)	The 181 Fremont Street Whole Loan has an anticipated repayment date of April 6, 2028 (the “Anticipated Repayment Date” or “ARD”) and a final maturity date of April 6, 2031. From and after the Anticipated Repayment Date, the 181 Fremont Street Whole Loan accrues interest at a fixed rate that is equal to the greater of (i) 3.7086% (the “Initial Interest Rate”) plus 1.5000%, (ii) the 10-year swap rate as of the ARD plus 2.4146% or (iii) when applicable, the default rate as defined in the 181 Fremont Street Whole Loan documents (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (the “Accrued Interest”) will be deferred. In addition, from and after the ARD, all excess cash flow from the 181 Fremont Street Property after the payment of reserves, interest calculated at the Initial Interest Rate, debt service on the 181 Fremont Street Mezzanine Loans and operating expenses will be applied (i) first to repay the principal balance of the 181 Fremont Street Whole Loan and (ii) second to the payment of Accrued Interest.

(4)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(5)	The lockout period will be at least 23 payments beginning with and including the first payment date of May 6, 2018. Defeasance of the 181 Fremont Street Mortgage Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) March 29, 2021. The assumed lockout period applicable to defeasance of 27 payments is based on the expected Benchmark 2018-B4 securitization closing date in July 2018. The actual lockout period may be longer. The borrower is also permitted to prepay the 181 Fremont Street Whole Loan on or after the payment date in April 2020 with a payment of a yield maintenance premium.

(6)	See “Initial and Ongoing Reserves” herein.

(7)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the 181 Fremont Street Whole Loan.

(8)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Total Debt in the aggregate total debt amount of $475.0 million, which includes $225.0 million of mezzanine debt.

(9)	The Appraised Value shown is a prospective market value at stabilization that assumes the 181 Fremont Street Property achieves stabilization as of March 1, 2021, the date upon which all free rent burns off. The “As-Is” Appraised Value is $461,000,000 as of February 28, 2018 and is inclusive of deductions for free rent, tenant improvement and leasing commission (“TI/LC”) obligations, which equates to a Cut-off Date LTV Ratio and Balloon LTV of 54.2%. At loan origination, the borrower deposited upfront reserves equal to $111,096,358 for such contractual TI/LC obligations and free rent. In addition, the appraiser concluded a “hypothetical go dark” appraised value of $522.0 million as of February 28, 2018, which equates to a loan-to-dark value ratio of 47.9%.

(10)	Historical NOI and Occupancy are not available as the 181 Fremont Street Property was built in 2018.

(11)	DBRS/Fitch provided the above ratings for the 181 Fremont Street Loan in the context of its inclusion in the mortgage pool.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

181 Fremont Street San Francisco, CA 94105	Collateral Asset Summary – Loan No. 2 181 Fremont Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 39.6% 3.14x 11.8%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration(3)

Facebook	NR / NR / NR	436,332	100.0%	$72.22	100.0%	2/28/2031
Total / Wtd. Avg. Occupied		436,332	100.0%	$72.22	100.0%
Vacant		0	0.0%
Total		436,332	100.0%

(1)	Based on the underwritten rent roll as of July 6, 2018.

(2)	U/W Base Rent PSF includes $4,546,579 of straight-line rent through the expiration date of the Facebook lease. The current annual base rent PSF as of the closing date is $61.80.

(3)	Facebook has two, five-year lease renewal options.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(2)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	1	436,332	100.0%	436,332	100.0%	$72.22	100.0%	100.0%
Vacant	NAP	0	0.0%			NAP	NAP
Total / Wtd. Avg.	1	436,332	100.0%			$72.22	100.0%

(1)	Based on the underwritten rent roll dated July 6, 2018.

(2)	Annual U/W Base Rent PSF includes $4,546,579 of straight-line rent through the expiration date of the Facebook lease. The current annual base rent PSF as of the closing date is $61.80.

The Loan. The 181 Fremont Street loan (the “181 Fremont Street Loan”) is secured by a first mortgage lien on the borrower’s fee simple interest in the Class A office condominium portion of 181 Fremont Street in San Francisco, California (the “181 Fremont Street Property”). The 181 Fremont Street Loan is evidenced by the controlling Note A-1 and non-controlling Note A-4 with an aggregate Original and Cut-off Date Balance of $80.0 million. The 181 Fremont Street Loan is part of a whole loan (the “181 Fremont Street Whole Loan”) with an Original and Cut-off Date Balance of $250.0 million, which is evidenced by seven pari passu notes, each as described below. Only the 181 Fremont Street Loan will be contributed to the Benchmark 2018-B4 Trust. The remaining notes are currently held by the parties described in the “Whole Loan Summary” chart below and have been or are expected to be contributed to one or more securitization trusts.

The relationship between the holders of the 181 Fremont Street Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-4	$80,000,000	$80,000,000	Benchmark 2018-B4	Yes
A-2	$58,000,000	$58,000,000	BANK 2018-BNK12	No
A-6-1	$30,000,000	$30,000,000	WFCM 2018-C44	No
A-3	$22,000,000	$22,000,000	Wells Fargo Bank, N.A.	No
A-5	$40,000,000	$40,000,000	DBNY	No
A-6-2	$20,000,000	$20,000,000	Barclays Bank PLC	No
Total	$250,000,000	$250,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

181 Fremont Street San Francisco, CA 94105	Collateral Asset Summary – Loan No. 2 181 Fremont Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 39.6% 3.14x 11.8%

The 181 Fremont Street Whole Loan was co-originated on March 29, 2018 by Deutsche Bank AG, acting through its New York Branch and Barclays Bank PLC. The 181 Fremont Street Whole Loan had an aggregate original principal balance of $250,000,000, has an aggregate outstanding principal balance as of the Cut-off Date of $250,000,000 and accrues interest at an interest rate of 3.7086% per annum through the Anticipated Repayment Date. The ARD is April 6, 2028 and the final maturity date is April 6, 2031. In the event that the 181 Fremont Street Whole Loan is not repaid in full on or prior to the ARD, the 181 Fremont Street Whole Loan will accrue interest at a per annum rate equal to the greater of (a) the Initial Interest Rate plus 1.5000%, (b) the 10-year swap rate as determined in the 181 Fremont Street Whole Loan documents on the ARD plus 2.4146% or (c) when applicable, the default rate as defined in the 181 Fremont Street Whole Loan documents; however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate will be deferred. In addition, from and after the ARD, all excess cash flow from the 181 Fremont Street Property after the payment of reserves, interest calculated at the Initial Interest Rate, debt service on the 181 Fremont Street Mezzanine Loans and operating expenses will be applied (i) first to repay the principal balance of the 181 Fremont Street Whole Loan and (ii) second to the payment of Accrued Interest.

The 181 Fremont Street Whole Loan proceeds of $250.0 million, in addition to an aggregate of $225.0 million in mezzanine debt and approximately $0.7 million in borrower sponsor equity, were used to (i) payoff existing debt of approximately $362.9 million, (ii) fund upfront reserves of approximately $111.1 million and (iii) pay closing costs of approximately $1.7 million. Based on the “As-Stabilized” appraised value of $632.0 million as of March 1, 2021, the Cut-off Date LTV Ratio for the 181 Fremont Street Whole Loan is 39.6%. Based on the “As-Is” appraised value of $461.0 million as of February 28, 2018, which is inclusive of deductions for free rent, tenant improvement and leasing commission obligations, the Cut-off Date LTV Ratio for the 181 Fremont Street Whole Loan is 54.2%. In addition, the appraiser concluded a “hypothetical go dark” appraised value of $522.0 million as of February 28, 2018, which equates to a loan-to-dark value ratio of 47.9%.

The most recent prior financing of the 181 Fremont Street Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$250,000,000	52.6%	Loan Payoff	$362,943,921	76.3%
Mezzanine Loans	$225,000,000	47.3%	Reserves	$111,096,358	23.4%
Borrower Sponsor Equity	$695,692	0.1%	Closing Costs	$1,655,413	0.3%
Total Sources	$475,695,692	100.0%	Total Uses	$475,695,692	100.0%

The Borrower / Borrower Sponsor. The borrower is 181 Fremont Office LLC, a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The borrower sponsor of the 181 Fremont Street Whole Loan is Joseph K. Paul, the founder of the Jay Paul Company, a privately held real estate firm based in San Francisco, California. Founded in 1975, the Jay Paul Company concentrates on the acquisition, development, and management of commercial properties throughout California. The Jay Paul Company has developed over 11.0 million sq. ft. of institutional quality space with an additional 6.0 million sq. ft. of space in its development pipeline. The Jay Paul Company has built projects for Google, Apple, Amazon, Motorola, Microsoft, Northrop Grumman, HP, Ariba, Synopsys, Rambus, Nokia and Dreamworks, among others. The non-recourse carveout guarantor is Paul Guarantor LLC, a Delaware limited liability company that is wholly owned by the Jay Paul Revocable Living Trust, of which Joseph K. Paul is the trustee and grantor.

The Property. The 181 Fremont Street Property comprises the office condominium portion of a 57-story Class A, LEED Platinum tower constructed in 2018 and located in downtown San Francisco, California (see “Condominium” section below). The 181 Fremont Street tower consists of 654,698 sq. ft. of total gross building area, with 436,332 sq. ft. allocated to office space on the first 38 stories (collateral for the 181 Fremont Street Whole Loan) and 120,457 sq. ft. of space allocated to 67 luxury market rate residential units on floors 39 to 57 (non-collateral). The 181 Fremont Street tower is over 800 feet tall and offers unobstructed views of the San Francisco Bay and the waterfront.

As of July 6, 2018, the 181 Fremont Street Property was 100.0% leased to Facebook, Inc. (“Facebook”) on a triple-net basis through February 2031, with two, five-year extension options and no early termination options. As of the origination date, Facebook has taken possession of the 181 Fremont Street Property and commenced the build out of its space. Outstanding rent concessions and tenant improvement allowances related to the Facebook lease were deposited into escrow by the borrower on the origination date. According to the borrower sponsor, Facebook is expected to occupy the 181 Fremont Street Property in three phases with floors five through 13 expected to be occupied in February 2019, floors 14 through 25 expected to be occupied in March 2020 and floors 26 through 38 expected to be occupied in March 2021. Floors two and three are partially open to the first floor and also consist of residential storage and security offices. The fourth floor features bicycle storage, showers, storage and laundry areas.

Facebook is a technology company whose platforms allow users to communicate with family, friends and coworkers. Facebook currently shuttles thousands of employees to its Silicon Valley headquarters and is now adding a San Francisco footprint, as other technology companies have done, including Google and Apple. The 181 Fremont Street Property will be Facebook’s first outpost in San Francisco, expected to house between 2,000 and 3,000 employees by 2021 to support its growth. One of Facebook’s divisions, Instagram, will be one of the groups to move a team into the 181 Fremont Street Property. Daily and monthly active users across Facebook’s platforms were up approximately 14.0% in 2017 year-over-year. As of December 2017, there were approximately 2.1 billion active users on Facebook each month, as of January 2018 there were 1.5 billion active users on WhatsApp (owned by Facebook) each month, and as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

181 Fremont Street San Francisco, CA 94105	Collateral Asset Summary – Loan No. 2 181 Fremont Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 39.6% 3.14x 11.8%

of September 2017 there were 800 million active users on Instagram each month. Facebook reported 2017 revenue of approximately $40.7 billion, up approximately 47.1% over 2016, which is primarily attributable to approximately $39.9 billion of advertising revenue. Additionally, Facebook reported net income of approximately $15.9 billion in 2017, up approximately 56.0% from 2016.

Environmental Matters. The Phase I environmental report dated March 7, 2018 recommended no further action at the 181 Fremont Street Property.

The Market. The 181 Fremont Street Property is located in the South Financial District, three blocks from the San Francisco Bay and within two blocks of Market Street. According to the appraisal, the San Francisco Financial District is the most concentrated employment center in northern California with an employment base that supports a wide variety of commercial use. The 181 Fremont Street Property will offer direct access to the Transbay Transit Center that is currently under construction and its elevated 5.4 acre park via a 7th floor skybridge. The new public transportation hub is expected to connect eight Bay Area counties through 11 transit systems and is expected to open in 2018. The first phase of the project includes the five-story structure, active bus terminal, elevated park and over 100,000 sq. ft. of retail space including dining, shopping and entertainment.

According to the appraisal, the 181 Fremont Street Property is located within the South Financial District office submarket. The South Financial District office submarket had fourth quarter 2017 inventory of approximately 15,384,000 sq. ft. with a 7.6% vacancy rate and average asking rents of $72.94 PSF, as compared to the broader San Francisco office market which had a 9.8% vacancy rate and average asking rents of $56.66 PSF for the same period. The estimated 2017 population within a one-, three- and five-mile radius around the 181 Fremont Street Property was 66,410, 369,991 and 636,799, respectively, reflective of a population compound growth rate from 2010 to 2017 of 1.6%, 1.5% and 1.3%, respectively. The estimated 2017 median household income within the same radii was $59,179, $78,089 and $82,936, respectively.

The following table presents certain information relating to comparable leases to the 181 Fremont Street Property:

Comparable Office Leases(1)
Property Name	Year Built	# of Stories	Total GLA (Sq. Ft.)	Tenant Name	Lease Date	Term (Mos.)	Lease Area (Sq. Ft.)	Annual Base Rent PSF	Lease Type
181 Fremont Street Property	2018	38	436,332	Facebook	Mar-18	156	436,332	$61.80	NNN
Salesforce Tower	2018	61	1,400,000	Accenture	Mar-17	61	100,630	$52.00	Net
Two Rincon	1989	6	326,001	Google	Mar-17	132	166,460	$52.00	NNN
Foundry Square IV	2003	10	247,238	Slack	Jan-17	120	228,998	$56.50	Net
Charles Schwab Plaza	1973	17	417,266	Charles Schwab	Dec-16	120	359,000	$50.00	Net
First Market Tower	1973	39	1,034,329	Merrill Lynch	Dec-16	72	121,000	$40.00	Net
350 Bush	2018	19	386,907	Twitch	Nov-17	120	178,000	$62.00	Net
Confidential	2018	19	386,907	NAV	May-18	136	145,217	$67.00	Net
Confidential	2018	19	386,907	NAV	Oct-18	128	52,880	$69.00	Net
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

181 Fremont Street San Francisco, CA 94105	Collateral Asset Summary – Loan No. 2 181 Fremont Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 39.6% 3.14x 11.8%

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent	$26,965,318	$61.80
Credit Tenant Rent Steps(2)	4,546,579	$10.42
Value of Vacant Space	0	$0.00
Gross Potential Rent	$31,511,897	$72.22
Total Recoveries	13,502,591	$30.95
Less: Vacancy(3)	(1,350,435)	($3.09)
Effective Gross Income	$43,664,053	$100.07
Total Variable Expenses	7,268,479	$16.66
Total Fixed Expenses	6,825,911	$15.64
Net Operating Income	$29,569,663	$67.77
TI/LC	0	$0.00
Capital Expenditures	87,266	$0.20
Net Cash Flow	$29,482,397	$67.57
(1)	Historical financial information is not available as the 181 Fremont Street Property was built in 2018.

(2)	Credit Tenant Rent Steps reflect the straight-line rent through the expiration date of the Facebook lease.

(3)	The underwritten economic vacancy is 3.0%. The 181 Fremont Street was 100.0% leased as of July 6, 2018.

Property Management. The 181 Fremont Street Property is managed by Paul Holdings, Inc., an affiliate of the borrower.

Lockbox / Cash Management. The 181 Fremont Street Whole Loan is structured with a hard lockbox and in place cash management. The borrower was required at origination to deliver letters to all tenants at the 181 Fremont Street Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or the manager are required to be deposited in the lockbox account within one business day following receipt. Funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service, the funding of required reserves, budgeted monthly operating expenses, debt service on the 181 Fremont Street Mezzanine Loans (as defined below) and, during a Lease Sweep Period (as defined below), to the payment of an amount equal to $636,318 to fund a lease sweep reserve account (the “Lease Sweep Reserve Account”) until the aggregate funds swept in the Lease Sweep Reserve Account during such lease sweep equals the Lease Sweep Reserve Threshold (as defined below) and then to the debt service reserve account until the aggregate funds transferred to the Lease Sweep Reserve Account and the debt service reserve account during such lease sweep equals the Lease Sweep and Debt Service Reserve Cap (as defined below). Provided no Trigger Period (as defined below) is continuing, excess cash in the deposit account will be disbursed to the borrower in accordance with the 181 Fremont Street Whole Loan documents. If a Trigger Period is continuing (other than a Trigger Period due to a Lease Sweep Period), excess cash in the deposit account will be transferred to an account (the “Cash Collateral Account”) held by the lender as additional collateral for the 181 Fremont Street Whole Loan.

A “Trigger Period” will commence upon the earliest to occur of (i) the ARD, (ii) an event of default under the 181 Fremont Street Whole Loan documents, (iii) as of the last day of any calendar quarter during the term of the 181 Fremont Street Whole Loan, (a) the 181 Fremont Street Property not being fully leased to either Facebook or an investment grade tenant pursuant to a lease that is substantially on the same or better terms as the Facebook lease and (b) the debt service coverage ratio falling below 2.84x based on the 181 Fremont Street Whole Loan or 1.25x based on the 181 Fremont Street Total Debt (as defined below) (a “Low Debt Service Period”), (iv) the commencement of a Lease Sweep Period or (v) an event of default under the 181 Fremont Street Mezzanine Loans, and shall end upon, (a) with respect to clause (i) above, upon the 181 Fremont Street Whole Loan being repaid in full, (b) with respect to clause (ii) and (v) above, upon the cure of such event of default, (c) with respect to clause (iii) above, upon the date that the debt service coverage ratio is at least 2.84x based on the 181 Fremont Street Whole Loan and 1.25x based on the 181 Fremont Street Total Debt for two consecutive calendar quarters and (d) with respect to clause (iv) above, upon the ending of such Lease Sweep Period.

A “Lease Sweep Period” will commence upon the earliest to occur of (i) the date on which, with respect to any Lease Sweep Lease (as defined below), (a) a Lease Sweep Tenant Party (as defined below) cancels or terminates its Lease Sweep Lease with respect to all or a Material Termination Portion (as defined below) of the Lease Sweep Space (as defined below), subject to such Lease Sweep Lease prior to the then current expiration date under such Lease Sweep Lease, or (b) a Lease Sweep Tenant Party delivers to the borrower notice that it is canceling or terminating its Lease Sweep Lease with respect to all or a Material Termination Portion of the Lease Sweep Space subject to such Lease Sweep Lease (the affected space being the “Terminated Space”); provided, however, no Lease Sweep Period will commence pursuant to this clause (i) if, in connection with such termination or cancellation (or delivery of notice of termination or cancellation), the borrower simultaneously enters into a replacement lease with an entity or a wholly-owned subsidiary of an entity rated “BBB-” or equivalent by at least two of Fitch, Moody’s and S&P (an “Investment Grade Entity”) covering the Terminated Space, provided that such replacement lease is a qualified lease and the occupancy conditions, as specified in the 181 Fremont Street Whole

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

181 Fremont Street San Francisco, CA 94105	Collateral Asset Summary – Loan No. 2 181 Fremont Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 39.6% 3.14x 11.8%

Loan documents, are satisfied with respect to such replacement lease on or prior to the date of such termination or cancellation (or delivery of notice of termination or cancellation), (ii) the date on which, with respect to any Lease Sweep Lease, a Lease Sweep Tenant Party ceases operating its business (i.e., “goes dark”) at 20.0% or more of its Lease Sweep Space on a rentable square foot basis (a “Dark Period Event” and the affected space, the “Dark Space”), provided, however, that if the Lease Sweep Tenant Party either (a) is Facebook, (b) is an Investment Grade Entity or (c) has subleased the Dark Space portion of its premises to an Investment Grade Entity who has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease, such Lease Sweep Tenant Party will not be deemed to have “gone dark” for purposes of this clause (ii) and no Lease Sweep Period will commence pursuant to this clause (ii), (iii) an event of default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period, (iv) a Lease Sweep Tenant Party being subject to an insolvency proceeding or (v) the date on which Facebook becomes rated by at least two of Fitch, Moody’s and S&P and thereafter is no longer rated as an Investment Grade Entity (a “Facebook Downgrade Event”). A Lease Sweep Period (other than a Lease Sweep Period triggered by clause (iv) above) will not be triggered (or, if already triggered, may be terminated) if the borrower delivers to the lender an acceptable letter of credit in an amount equal to the applicable Lease Sweep and Debt Service Reserve Cap (as defined below).

A Lease Sweep Period will end upon the earliest of, (a) with respect to clause (i) above, the date on which, with respect to each applicable Lease Sweep Space, one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the Requisite Lease Sweep Space (as defined below), provided that such replacement lease(s) are qualified leases and the occupancy conditions, as specified in the 181 Fremont Street Whole Loan documents, are satisfied, (b) with respect to clause (ii) and (v) above, the date on which either (1) one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the Requisite Lease Sweep Space, provided that such replacement tenant(s) and lease(s) are qualified leases and the occupancy conditions, as specified in the 181 Fremont Street Whole Loan documents, are satisfied or (2) for a Dark Period Event or a Facebook Downgrade Event, Facebook is restored as an Investment Grade Entity or the entirety of the Lease Sweep Space has been sublet to an Investment Grade Entity who has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease, (c) with respect to clause (iii) above, the date on which the event of default has been cured and no other event of default under such Lease Sweep Lease occurs for a period of three consecutive months following such cure, (d) with respect to clause (iv) above, the Lease Sweep Tenant Party insolvency proceeding having terminated and the applicable Lease Sweep Lease having been affirmed, assumed or assigned in a manner satisfactory to the lender and (e) with respect to clause (i), (iii) and (v) above, the date on which the aggregate amount of funds transferred into the Lease Sweep Reserve Account and the debt service reserve account equals the applicable Lease Sweep and Debt Service Reserve Cap and if a Lease Sweep Period is continuing due to the occurrence of more than one Lease Sweep Trigger, the aggregate amount of funds required to be transferred over the course of the Lease Sweep Period will be equal to the amount of the largest Lease Sweep and Debt Service Reserve Cap applicable to all then-continuing Lease Sweep Periods, such that each Lease Sweep Period will be treated as concurrent and not duplicative or independent of another.

The “Lease Sweep Reserve Threshold” means (a) with respect to a Lease Sweep Period continuing solely pursuant to clauses (iii) and/or (v) above, $15,271,620 ($35.00 PSF) or (b) with respect to a Lease Sweep Period continuing solely pursuant to clause (i) and/or (ii) above, $35.00 PSF of the Dark Space and/or Terminated Space.

The “Lease Sweep and Debt Service Reserve Cap” means (a) with respect to a Lease Sweep Period continuing solely pursuant to clause (iii) under Lease Sweep Period above, $15,271,620 ($35.00 PSF), (b) with respect to a Lease Sweep Period continuing solely pursuant to clause (i) above, $35.00 PSF of the Terminated Space, (c) with respect to a Lease Sweep Period continuing pursuant to clause (ii) above, whether or not a Lease Sweep Period pursuant to clauses (i) and/or (iii) above is concurrently continuing, $50.00 PSF of Dark Space or (d) with respect to clause (v) above, whether or not a Lease Sweep Period pursuant to clauses (i), (ii) and/or (iii) above is concurrently continuing, $21,816,600 ($50.00 PSF).

The “Lease Sweep Space” means the space demised under a Lease Sweep Lease.

A “Lease Sweep Lease” is the Facebook lease or any replacement lease or leases which cover at least 75.0% of the rentable sq. ft. demised under the Facebook lease (the “Requisite Lease Sweep Space”).

A “Lease Sweep Tenant Party” means any tenant under a Lease Sweep Lease or its direct or indirect parent company.

A “Material Termination Portion” is, with respect to any space under a Lease Sweep Lease, if the tenant under a Lease Sweep Lease cancels or terminates its Lease Sweep Lease with respect to at least 20,000 sq. ft. of space (or, if a full floor of space is less than 20,000 sq. ft., a full floor of space) but less than the entirety of the space under such Lease Sweep Lease, the portion of space under the Lease Sweep Lease affected by such cancellation or termination.

Initial and Ongoing Reserves.

Tax Reserves. On a monthly basis, the borrower is required to deposit an amount equal to 1/12 of the estimated annual real estate taxes, which currently equate to $509,418, into a tax reserve.

Insurance Reserves. Insurance escrows are waived so long as the 181 Fremont Street Property is covered by an acceptable blanket policy (which is currently maintained). If such condition is no longer satisfied, on each due date, the borrower will be required to fund an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

181 Fremont Street San Francisco, CA 94105	Collateral Asset Summary – Loan No. 2 181 Fremont Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 39.6% 3.14x 11.8%

insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

Replacement Reserves. On a monthly basis, during the continuance of a Trigger Period, the borrower is required to escrow an amount equal to approximately $7,272 into a capital expenditure reserve.

TI/LC Reserves. At loan origination, the borrower deposited $42,717,266 for outstanding tenant improvements and leasing commissions into a TI/LC reserve.

Free Rent Reserves. At loan origination, the borrower deposited $68,379,092 into a free rent reserve.

Mezzanine or Subordinate Indebtedness Permitted. Deutsche Bank AG, acting through its New York Branch and Barclays Bank PLC funded $225,000,000 of mezzanine debt (the “181 Fremont Street Mezzanine Loans” and together with the 181 Fremont Street Whole Loan, the “181 Fremont Street Total Debt”). The 181 Fremont Street Mezzanine Loans consist of a $175,000,000 senior mezzanine loan and a $50,000,000 junior mezzanine loan. The senior mezzanine loan has a 4.8800% coupon and the junior mezzanine loan has a 6.5000% coupon (in each case the “Mezzanine Initial Interest Rate”). The 181 Fremont Street Mezzanine Loans are interest-only for the full term of the loans and have an ARD and a stated maturity date that are coterminous with the 181 Fremont Street Whole Loan. In the event that the 181 Fremont Street Mezzanine Loans are not repaid in full on or prior to the ARD, the 181 Fremont Street Mezzanine Loans will accrue interest at a per annum rate (in each case, the “Mezzanine Adjusted Interest Rate”) equal to the greater of (a) the Initial Interest Rate plus 1.5000%, (b) the 10-year swap rate as determined in the 181 Fremont Street Mezzanine Loan documents on the ARD plus (i) 2.0860% for the senior mezzanine loan plus 1.5000% and (ii) 3.7060% for the junior mezzanine loan plus 1.5000% or (c) when applicable, the default rate as defined in the 181 Fremont Street Mezzanine Loan documents; however, interest accrued at the excess of the Mezzanine Adjusted Interest Rate over the Mezzanine Initial Interest Rate will be deferred. In addition, from and after the ARD, all excess cash flow from the 181 Fremont Street Property after the payment of reserves, interest calculated at the Initial Interest Rate, debt service on the 181 Fremont Street Mezzanine Loans and operating expenses will be applied (i) first to repay the principal balance of the 181 Fremont Street Whole Loan and (ii) second to the payment of Accrued Interest. From and after the ARD period, the 181 Fremont Street Mezzanine Loans will receive an interest payment amount calculated at the Mezzanine Initial Interest Rate, until the 181 Fremont Street Whole Loan is repaid in full. All excess cash flow will be used to pay down the 181 Fremont Street Whole loan. Based on the 181 Fremont Street Total Debt, the Cut-off Date LTV, UW NCF DSCR and UW NOI Debt Yield are 75.2%, 1.38x and 6.2%, respectively. The mortgage lenders and the mezzanine lenders have entered into an intercreditor agreement. The 181 Fremont Street Mezzanine Loans were sold to third party purchasers. The rights of the lender of the 181 Fremont Street Mezzanine Loans are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Condominium. The 181 Fremont Street Property is subject to a condominium regime. The 181 Fremont Street Property consists of a two-parcel condominium, with the commercial parcel owned by the borrower as collateral for the 181 Fremont Street Whole Loan. The commercial parcel consists of the five basement levels, floors one through 40, the pedestrian bridge connecting 181 Fremont Street to the Transbay Terminal Rooftop Park and the roof of the 181 Fremont Street tower. The residential parcel, inclusive of the 67 luxury market rate residential units on floors 41 through 57, is not owned by the borrower and is not collateral for the 181 Fremont Street Whole Loan. The owner of the commercial parcel has 140 votes out of 200 votes in the condominium association and the owner of the residential parcel has 60 votes out of the 200 votes in the condominium association.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300-600 East Rio Salado Parkway Tempe, AZ 85281	Collateral Asset Summary – Loan No. 3 Marina Heights State Farm	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.3% 3.12x 11.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300-600 East Rio Salado Parkway Tempe, AZ 85281	Collateral Asset Summary – Loan No. 3 Marina Heights State Farm	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.3% 3.12x 11.3%

EAST RIO SALADO PARKWAY
BLDG A
BLDG B
BLDG R1
BLDG C
BLDG D
BLDG R2
BLDG E
EAST RIO SALADO PARKWAY
SOUTH PACKARD DRIVE
Tempe Town Lake
MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300-600 East Rio Salado Parkway Tempe, AZ 85281	Collateral Asset Summary – Loan No. 3 Marina Heights State Farm	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.3% 3.12x 11.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300-600 East Rio Salado Parkway Tempe, AZ 85281	Collateral Asset Summary – Loan No. 3 Marina Heights State Farm	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.3% 3.12x 11.3%

Mortgage Loan Information
Loan Seller(1):	GACC
Loan Purpose:	Acquisition
Credit Assessment
(DBRS)(8):	AA
Borrower Sponsors(2):	Transwestern Investment Group; Corporate Properties Trust III, L.P.
Borrower:	Corporate Properties Tempe SPE, L.L.C.
Original Balance(3):	$60,000,000
Cut-off Date Balance(3):	$60,000,000
% by Initial UPB:	5.2%
Interest Rate(4):	3.55950%
Payment Date:	6th of each month
First Payment Date:	February 6, 2018
Anticipated Repayment Date:	January 6, 2028
Final Maturity Date:	January 6, 2033
Amortization(4):	Interest Only, ARD
Additional Debt(3):	$500,000,000 Pari Passu Debt
Call Protection:	L(11),YM1(102),O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Ground Rent:	$0	Springing

Financial Information(3)
Cut-off Date Balance / Sq. Ft.:	$276
Balloon Balance / Sq. Ft.:	$276
Cut-off Date LTV:	58.3%
Balloon LTV:	58.3%
Underwritten NOI DSCR(6):	3.13x
Underwritten NCF DSCR(6):	3.12x
Underwritten NOI Debt Yield(6):	11.3%
Underwritten NCF Debt Yield(6):	11.3%
Underwritten NOI Debt Yield at Balloon(6):	11.3%
Underwritten NCF Debt Yield at Balloon(6):	11.3%

(1)	The Marina Heights State Farm Whole Loan (as defined in “The Loan” below) was originated by Goldman Sachs Mortgage Company (“GSMC”) on December 7, 2017. Subsequent to the origination date, notes representing 35% of the Marina Heights State Farm Whole Loan were transferred to Deutsche Bank AG, acting through its New York Branch (“DBNY”), an affiliate of GACC, which has re-underwritten such mortgage loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—DBNY’s Underwriting Guidelines and Processes” in the Preliminary Prospectus.
(2)	There is no nonrecourse carve-out guarantor or environmental indemnitor, other than the borrower, for the Marina Heights State Farm Whole Loan.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Leasehold
Location:	Tempe, AZ
Year Built / Renovated:	2015-2017 / NAP
Total Sq. Ft.:	2,031,293
Property Management:	Transwestern Commercial Services Arizona, L.L.C.
Underwritten NOI:	$63,333,156
Underwritten NCF:	$63,137,233
Appraised Value:	$960,000,000
Appraisal Date:	November 20, 2017

Historical NOI(7)
Most Recent NOI:	NAP
2017 NOI:	NAP
2016 NOI:	NAP
2015 NOI:	NAP

Historical Occupancy(7)
Most Recent Occupancy:	99.5% (December 7, 2017)
2016 Occupancy:	NAP
2015 Occupancy:	NAP
2014 Occupancy:	NAP
(3)	The Marina Heights State Farm Loan is part of a whole loan evidenced by eight pari passu notes with an aggregate outstanding principal balance of $560.0 million. The Financial Information presented in the chart above reflects the $560.0 million aggregate Cut-off Date Balance of the Marina Heights State Farm Whole Loan.
(4)	The Marina Heights State Farm Whole Loan has an anticipated repayment date of January 6, 2028 (the “Anticipated Repayment Date” or “ARD”) and a final maturity date of January 6, 2033. From and after the Anticipated Repayment Date, the Marina Heights State Farm Whole Loan (a) accrues interest at a fixed rate that is equal to the greater of (i) 3.55950% plus 3.00000% and (ii) the then 10-year swap rate plus 3.00000% and (b) on each payment date after the ARD, requires principal payments based on a 30-year amortization schedule assuming the initial interest rate. The Maturity Date Loan / SF and Maturity Date LTV are based on the maturity balance as of the ARD.
(5)	See “Initial and Ongoing Reserves” herein.
(6)	The Underwritten DSCR and Underwritten Debt Yield calculations are based on the adjusted Underwritten NOI and Underwritten NCF (as set forth under the “Underwritten Net Cash Flow” chart below), and include the net present value of future contractual rent increases in the amount of $11,242,393, as well as other adjustments. The Underwritten NCF DSCR and Underwritten NOI Debt Yield absent such adjustments are 2.62x and 9.4%, respectively.
(7)	Historical NOI and Historical Occupancy are not available because the property was constructed between 2015 and 2017.
(8)	DBRS provided the above rating for the Marina Heights State Farm Loan in the context of its inclusion in the mortgage pool.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300-600 East Rio Salado Parkway Tempe, AZ 85281	Collateral Asset Summary – Loan No. 3 Marina Heights State Farm	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.3% 3.12x 11.3%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

State Farm Building B	NR / NR / AA	575,639	28.3%	$26.52	28.9%	12/31/2042
State Farm Building E	NR / NR / AA	426,902	21.0%	$26.52	21.4%	12/31/2032
State Farm Building D	NR / NR / AA	370,332	18.2%	$26.52	18.6%	12/31/2035
State Farm Building A	NR / NR / AA	347,851	17.1%	$26.52	17.5%	12/31/2037
State Farm Building C	NR / NR / AA	245,370	12.1%	$26.52	12.3%	12/31/2039
MarinaLink (State Farm)	NR / NR / AA	7,154	0.4%	$25.50	0.3%	3/31/2027
State Farm Total		1,973,248	97.1%	$26.52	99.1%
Mountainside Fitness	NR / NR / NR	17,485	0.9%	$10.00	0.3%	3/31/2027
Compass(3)	NR / NR / NR	16,800	0.8%	$10.53	0.3%	12/31/2031
Honor Health	NR / NR / NR	5,736	0.3%	$21.53	0.2%	7/31/2027
TW Office(4)		7,536	0.4%	NAP	NAP
Total / Wtd. Avg. Occupied		2,020,805	99.5%	$26.13	100.0%
Vacant		10,488	0.5%
Total		2,031,293	100.0%

(1)	Based on the underwritten rent roll as of December 7, 2017.

(2)	Ratings for State Farm leases are those for State Farm Mutual Automobile Insurance Company, the tenant on each State Farm lease.

(3)	Compass occupies six units: Compass - Cafe 450, Compass - Matt’s Big Breakfast, three Compass - Grab N Go units and Compass – Starbucks.

(4)	TW Office is occupied by the management office without associated rent.

Lease Rollover Schedule(1)
Year	# of Leases Expiring(2)	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025(3)	1	915	0.0%	915	0.0%	$0.00	0.0%	0.0%
2026(3)	3	6,621	0.3%	7,536	0.4%	$0.00	0.0%	0.0%
2027(4)	3	30,375	1.5%	37,911	1.9%	$15.83	0.9%	0.9%
2028	0	0	0.0%	37,911	1.9%	$0.00	0.0%	0.9%
Thereafter	11	1,982,894	97.6%	2,020,805	99.5%	$26.38	99.1%	100.0%
Vacant	NAP	10,488	0.5%	2,031,293	100.0%	NAP	NAP
Total / Wtd. Avg.	18	2,031,293	100.0%			$26.13	100.0%

(1)	Based on the underwritten rent roll dated December 7, 2017.

(2)	The Marina Heights State Farm Property (as defined in “The Loan” below) is occupied by four tenants under 18 leases.

(3)	Includes a total of 7,536 sq. ft. that pertains to the management office, which does not pay rent or reimbursements at the Marina Heights State Farm Property.

(4)	Includes State Farm as the MarinaLink (State Farm) lease that expires in 2027. The other leases with State Farm expire in 2032, 2035, 2037, 2039 and 2042.

The Loan. The Marina Heights State Farm loan (the “Marina Heights State Farm Loan”) is secured by a first mortgage lien on the borrower’s leasehold interest in a five building office complex with retail space (the “Marina Heights State Farm Property”). The Marina Heights State Farm Loan is evidenced by the non-controlling Note A-2-C2 with an Original and Cut-off Date Balance of $60.0 million. The Marina Heights State Farm Loan is part of a whole loan (“Marina Heights State Farm Whole Loan”) with an Original and Cut-off Date Balance of $560.0 million, which is evidenced by eight pari passu notes, each as described below. Only the Marina Heights State Farm Loan will be contributed to the Benchmark 2018-B4 Trust. The remaining notes are currently held by the parties described in the “Whole Loan Summary” chart below and have been or are expected to be contributed to one or more securitization trusts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300-600 East Rio Salado Parkway Tempe, AZ 85281	Collateral Asset Summary – Loan No. 3 Marina Heights State Farm	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.3% 3.12x 11.3%

The relationship between the holders of the Marina Heights State Farm Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-2-C2	$60,000,000	$60,000,000	Benchmark 2018-B4	No
A-1-S	$264,000,000	$264,000,000	GSMS 2017-FARM	Yes
A-1-C1	$72,500,000	$72,500,000	GSMS 2018-GS9	No
A-1-C2	$27,500,000	$27,500,000	GSMC	No
A-2-C1	$45,000,000	$45,000,000	Benchmark 2018-B3	No
A-2-C3	$50,000,000	$50,000,000	JPMDB 2018-C8	No
A-2-C4, A-2-C5	$41,000,000	$41,000,000	Benchmark 2018-B2	No
Total	$560,000,000	$560,000,000

The Marina Heights State Farm Whole Loan has a 15-year term with an anticipated repayment date (“ARD”) in year 10, and is interest only until the ARD. The Marina Heights State Farm Whole Loan accrues interest at a fixed rate equal to 3.55950% per annum through the ARD. The Marina Heights State Farm Whole Loan is structured with an ARD on January 6, 2028 and a final maturity date on January 6, 2033. From and after the Anticipated Repayment Date, the Marina Heights State Farm Whole Loan (a) accrues interest at a fixed rate that is equal to the greater of (i) 3.55950% plus 3.00000% and (ii) the then 10-year swap rate plus 3.00000% and (b) on each payment date after the ARD, requires principal payments based on a 30-year amortization schedule assuming the initial interest rate.

The Marina Heights State Farm Whole Loan proceeds of $560.0 million along with approximately $375.7 million in borrower sponsor equity were used to (i) acquire the Marina Heights State Farm Property for $930.0 million and pay closing costs. Based on the appraised value of $960.0 million as of November 20, 2017, the Cut-off Date LTV for the Marina Heights State Farm Whole Loan is 58.3%. In addition, the appraiser concluded a “go dark” value of $573.0 million which provides a loan to “go dark” value ratio of 97.7%.

The most recent prior financing of the Marina Heights State Farm Property was not included in a securitization.

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$560,000,000	58.4%	Purchase Price(3)	$930,000,000	97.1%
Borrower Sponsor Equity	$375,736,548	39.2%	Imputed Equity Contribution(3)	$22,500,000	2.3%
Imputed Equity Contribution(2)	$22,500,000	2.3%	Closing Costs(4)	$5,736,548	0.6%
Total Sources	$958,236,548	100.0%	Total Uses	$958,236,548	100.0%
(1)	The Marina Heights State Farm Whole Loan was used to finance the purchase of the Marina Heights State Farm Property by a wholly-owned subsidiary of a joint venture between JDM Partners, LLC (“JDM”) and Transwestern Investment Group, LLC (“Transwestern”) in a sale lease-back transaction from State Farm Mutual Automobile Insurance Company and its affiliates (collectively, “State Farm”).

(2)	Represents the value of Transwestern’s equity interest in partnership based on borrower’s purchase price.

(3)	Represents the contractual purchase price.

(4)	Closing Costs include costs associated with the purchase and sale transaction.

The Borrower / Borrower Sponsor. The borrower, Corporate Properties Tempe SPE, L.L.C., a Delaware limited liability company with two independent directors. There is no nonrecourse carve-out guarantor or environmental indemnitor, other than the borrower, for the Marina Heights State Farm Whole Loan.

The loan sponsors are Transwestern Investment Group and Corporate Properties Trust III, L.P. (a joint venture between JDM and Transwestern). JDM is a Phoenix-based real estate development and equity fund management firm. JDM sponsors multiple real estate funds with approximately $1.2 billion in assets under management as of December 31, 2016. As of December 31, 2016, JDM’s fund assets consist of office, commercial, and resort assets, including 23 commercial and office buildings in 16 states, totaling over six million sq. ft. (not including the Marina Heights State Farm Property). JDM has an existing relationship with State Farm as State Farm is the tenant in 20 of the 23 commercial and office buildings referenced above and accounts for over 4.8 million of the over 6 million sq. ft. Transwestern, an investment advisor, is the general partner and a minority equity holder of the joint venture. Transwestern has an existing relationship with State Farm, including acting as general partner, minority equity holder and property manager of State Farm’s two other super-regional headquarters in Richardson, Texas and Dunwoody, Georgia.

The Property. The Marina Heights State Farm Property is an approximately 2.03 million sq. ft. office campus consisting of (i) approximately 1.97 million sq. ft. of office space, (ii) approximately 58,000 sq. ft. of dining, retail and wellness space and (iii) approximately 8,000 sq. ft. of management office space, located on an approximately 20-acre site. The Marina Heights State Farm Property consists of five regional headquarters office buildings and was delivered to State Farm in 2015 through 2017 to meet the company’s need for a campus to accommodate the consolidation of approximately 10,000 employees from across the southwest region.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300-600 East Rio Salado Parkway Tempe, AZ 85281	Collateral Asset Summary – Loan No. 3 Marina Heights State Farm	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.3% 3.12x 11.3%

As part of this strategy, the Marina Heights State Farm Property was developed as a Class A office campus offering modern finishes and flexible office configurations for office, conference and training needs. The Marina Heights State Farm Property also offers 7,991 parking spaces (approximately 3.9 spaces per 1,000 sq. ft.). The Marina Heights State Farm Property has large, raised floor plates, raised ceilings, along with marble and natural hardwood lobby accents and ground floor café and restaurant tenants.

State Farm is the largest tenant at the Marina Heights State Farm Property, occupying 97.1% of the total sq. ft., 100.0% of the office space and accounting for 99.1% of U/W rent. In addition to State Farm, the Marina Heights State Farm Property is leased to Mountainside Fitness, Compass, Honor Health and Transwestern’s management office (in the aggregate representing 2.3% of the total sq. ft. and 0.9% of U/W total rent).

Major Tenant. State Farm (1,973,248 sq. ft.; 97.1% of NRA; 99.1% of U/W Rent, AA by S&P) State Farm was founded in 1922 and is based in Bloomington, Illinois. State Farm has approximately $148 billion in total assets as of December 2016. State Farm generated a net loss of $2.6 billion in 2016, with net written premiums of $39.6 billion and net investment income of $3.4 billion. A.M. Best Co. gives an A++ rating to State Farm Mutual Automobile Insurance Company. State Farm operates in every state and Washington, D.C. through its independent field agents that operate through localized offices. In January 2015, State Farm sold all of its Canadian businesses to the Desjardins Group.

The Marina Heights State Farm Property represents an operations center that houses approximately 10,000 employees in various roles including regional managers, claims processing agents and field agents serving State Farm’s Southwestern markets. The five office buildings are leased to State Farm pursuant to five separate long-term leases averaging more than 20 years across the five buildings, with the option to renew each lease for up to 20 additional years. The State Farm leases are triple net, allowing the pass through of Marina Heights State Farm Property operating expenses, and provide for annual rent escalations of 2.0%. There are two additional buildings on the campus for retail and wellness facilities.

Environmental Matters. The Phase I environmental report dated November 28, 2017 recommended no further action at the Marina Heights State Farm Property.

The Market. The Marina Heights State Farm Property is located in Tempe, Arizona. The campus offers access to Loop 202 and is approximately four miles from the Phoenix Sky Harbor International Airport. The Marina Heights State Farm Property is also expected to be a future stop for the Tempe Streetcar (which is in an initial construction phase and is not expected to be completed prior to 2020), which is anticipated to provide access to the airport, downtown and central Phoenix, and west Mesa via the Valley Metro Light Rail.

The Tempe office submarket had a vacancy rate of 6.7% for Class A office properties as of the third quarter of 2017, which has remained near or below the historical average since 2013. The gross market rents for Class A office leases were $34.46 PSF as of the third quarter of 2017. Seven office lease comparables have asking rents ranging from $21.06 PSF to $27.56 PSF on a triple-net basis and $31.50 PSF to $44.00 PSF on a gross rent basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300-600 East Rio Salado Parkway Tempe, AZ 85281	Collateral Asset Summary – Loan No. 3 Marina Heights State Farm	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.3% 3.12x 11.3%

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W In-Place	Adjusted U/W	U/W PSF
Base Rent(2)	$52,798,483	$52,798,483	$25.99
Credit Tenant Rent Steps(3)	0	11,242,393	$5.53
Value of Vacant Space	0	300,493	$0.15
Gross Potential Rent	$52,798,483	$64,341,369	$31.68
Total Recoveries(4)	17,819,370	19,919,069	$9.81
Less: Vacancy(5)	0	(1,100,423)	($0.54)
Effective Gross Income	$70,617,853	$83,160,015	$40.94
Total Variable Expenses	15,867,542	16,420,658	$8.08
Total Fixed Expenses(6)	1,848,720	3,406,201	$1.68
Net Operating Income	$52,901,590	$63,333,156	$31.18
TI/LC	0	53,733	$0.03
Capital Expenditures	0	142,191	$0.07
Net Cash Flow	$52,901,590	$63,137,233	$31.08
(1)	Historical financial information is not available as the Marina Heights State Farm Property was constructed between 2015 and 2017.

(2)	U/W Base Rent includes rent steps through January 31, 2019.

(3)	U/W Credit Tenant Rent Steps reflect the net present value of future contractual rent steps for State Farm leases (office and MarinaLink (State Farm) space) through the lease term (excluding any rent steps already captured in Rents in Place), using a discount rate of 7.0%.

(4)	U/W In-Place Total Recoveries reflect contractual expense reimbursements for all tenants at the property, based on a pro-rata share of budgeted expenses and management office rent and reimbursements. Adjusted U/W Total Reimbursements are calculated the same as U/W In-Place, however the additional management fee and ground rent expense is passed through to occupied tenants.

(5)	U/W Vacancy reflects 1.0% vacancy for State Farm space, in-place economic vacancy for retail space of 21.2% and 0% vacancy on management office space.

(6)	U/W Total Fixed Expenses includes the average of ground rent expense over the Marina Heights State Farm Whole Loan term, which is required to be reimbursed by the tenants (other than the tenant under the space used for management).

Property Management. The Marina Heights State Farm Property is managed by Transwestern Commercial Services Arizona, L.L.C., an affiliate of the borrower.

Lockbox / Cash Management. The Marina Heights State Farm Whole Loan is structured with a hard lockbox and springing cash management. The tenants are required to pay rent directly to a lender-controlled lockbox account, and all other money received by the borrower with respect to the Marina Heights State Farm Property (other than tenant security deposits required to be held in escrow accounts) is required to be promptly deposited into such lockbox account during the term of the Marina Heights State Farm Whole Loan.

Prior to the ARD, for so long as no Trigger Period or event of default under the Marina Heights State Farm Whole Loan is continuing, funds in the lockbox account will be transferred daily at the direction of the borrower. After the occurrence of and during the continuance of a Trigger Period, after the ARD or during the continuance of an event of default under the Marina Heights State Farm Whole Loan, all amounts in the lockbox account are required to be swept to a lender-controlled cash management account on a daily basis and applied to payment of debt service and operating expenses and funding of required reserves, with the remainder deposited into an excess cash flow reserve and held by the lender as additional collateral for the Marina Heights State Farm Whole Loan; provided, however, that to the extent no event of default is then ongoing, funds in the excess cash flow account will be made available to the borrower for: (x) certain tenant improvement and/or leasing commission costs (to the extent there are, as of said date of disbursement, insufficient funds in the leasing reserve for payment of the same and, (y) certain operating expenses that are due and payable; provided that cash flow from the Marina Heights State Farm Property is insufficient to make such payments.

A “Trigger Period” means any period during which (i) State Farm is in default under any lease beyond any applicable notice and cure period, (ii) State Farm is rated below Baa3 by Moody’s (to the extent that Moody’s is then rating State Farm) or BBB- by S&P, (iii) State Farm has surrendered, cancelled or terminated any of the State Farm leases or given written notice of its intent to surrender, cancel or terminate any of State Farm leases, (iv) State Farm fails to continuously occupy at least 50.0% of the aggregate space demised by all of the State Farm leases or (v) State Farm is the subject of a voluntary or involuntary bankruptcy proceeding or the subject of any other proceeding under any reorganization, arrangement, adjustment of debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction or State Farm has otherwise dissolved, been adjudicated insolvent or bankrupt or made a general assignment for the benefit of creditors. A Trigger Period will no longer be continuing if a replacement tenant or replacement tenants that are each rated Baa3 or better by Moody’s and BBB- or better by S&P and have assumed the obligations of State Farm under its leases or have entered into a replacement lease(s) for the State Farm space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300-600 East Rio Salado Parkway Tempe, AZ 85281	Collateral Asset Summary – Loan No. 3 Marina Heights State Farm	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.3% 3.12x 11.3%

Initial and Ongoing Reserves.

Tax Reserves. On a monthly basis, during the continuance of a Trigger Period or after the ARD (or following any failure of State Farm to pay all required taxes, insurance and ground rent payments when due), the borrower is required to escrow an amount equal to 1/12 of projected annual property tax payments.

Insurance Reserves. On a monthly basis, during the continuance of a Trigger Period or after the ARD (or following any failure of State Farm to pay all required taxes, insurance and ground rent payments when due), the borrower is required to escrow an amount equal to 1/12 of projected annual estimated insurance premiums.

Replacement Reserves. On a monthly basis, during the continuance of a Trigger Period or after the ARD, the borrower is required to escrow an amount equal to approximately $50,782 (approximately $0.30 PSF per annum) into a capital expenditure reserve.

TI/LC Reserves. On a monthly basis, during the continuance of a Trigger Period or after the ARD the borrower is required to escrow (i) an amount equal to approximately $338,549 (approximately $2.00 PSF per annum) into a tenant improvements and leasing commissions reserve.

Ground Rent Reserves. On a monthly basis, during the continuance of a Trigger Period or after the ARD (or following any failure of State Farm to pay all required taxes, insurance and ground rent payments when due), the borrower is required to escrow an amount equal to 1/12 of projected annual ground rent.

Mezzanine or Subordinate Indebtedness Permitted. None.

Condominium. The Marina Heights State Farm Property has been divided into multiple condominium units, each of which is owned by the borrower and is part of the collateral by way of the condominium units being part of the ground leasehold interest in the Marina Heights State Farm Property. The borrower also owns 100% of the undivided interests in the common elements of the condominium, and controls 100% of the condominium association.

Ground Lease. The borrower’s interest with respect to the property is through a ground lease with the Arizona Board of Regents, a body corporate, for and on behalf of Arizona State University (the “Ground Lessor”) that commenced on August 16, 2013 and expires on August 16, 2112 (the “Ground Lease”). The borrower has one option to renew for a period of no fewer than 25 and no more than 99 years. The ground lease is structured with seven separate phases corresponding to the seven buildings. No rent payments are due with respect to any phase under the ground lease until October 13, 2023 (the 8th anniversary of the day the first certificate of occupancy was issued for the first phase). The rent commencement dates for the phases begin on October 13, 2023 and the final phase rent commences March 3, 2025. The maximum ground rent expense once rent commences for all phases is $4,375,033 per annum. There are no contractual ground lease increases. $30,905,569 of rent was prepaid to the Ground Lessor. In addition to ground rent, the Ground Lease requires the tenant to cover certain additional costs and expenses, including but not limited to (i) annual payments to the city of Tempe, which includes a set of annual payments calculated on gross building space and number of office floors (a portion of these payments fund K-12 city schools) and a $309,315 annual municipal services fee, (ii) annual payments to the Rio Salado Community Facilities District equal to the Ground Lessor’s proportionate share of maintaining the adjacent public lake and park and (iii) all taxes, assessments, utility fees or other charges imposed upon or that are a lien on the property or the improvements. For example, pending the execution of the Streetcar Development Agreement in order to develop the Streetcar project, the borrower will be required to pay annual payments of $210,125.30 for 20 years, totaling an aggregate payment of $4,202,506. The property is exempt from property taxes because the Ground Lessor is a tax exempt government agency. The Ground Lease prohibits the Ground Lessor from transferring the fee to any entity that is not the State of Arizona or a political subdivision thereof that is exempt from property taxes. The Marina Heights State Farm Whole Loan was underwritten assuming no property taxes are paid. The ground lease requires the consent of the Ground Lessor, to any transfer by the ground lessee of its ground leasehold interest, which consent may not be unreasonably withheld, delayed or conditioned. Such consent is not required in connection with a lender’s enforcement of its lien.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various	Collateral Asset Summary – Loan No. 4 Tri-State Distribution Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,800,000 66.8% 1.26x 8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Tri-State Distribution Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,800,000 66.8% 1.26x 8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Tri-State Distribution Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,800,000 66.8% 1.26x 8.8%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose(1):	Acquisition/Refinance
Borrower Sponsor:	Joseph Saadia
Borrowers(2):	Various
Original Balance:	$58,800,000
Cut-off Date Balance:	$58,800,000
% by Initial UPB:	5.1%
Interest Rate:	4.89796%
Payment Date:	6th of each month
First Payment Date:	August 6, 2018
Maturity Date:	July 6, 2028
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$114,310	$79,632
Insurance:	$67,912	$15,717
Replacement:	$0	$9,391
TI/LC:	$0	$15,026
Required Repairs:	$262,323	NAP
Ridge Property ISRA:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$80
Balloon Balance / Sq. Ft.:	$74
Cut-off Date LTV:	66.8%
Balloon LTV:	61.5%
Underwritten NOI DSCR(4):	1.38x
Underwritten NCF DSCR(4):	1.26x
Underwritten NOI Debt Yield:	8.8%
Underwritten NCF Debt Yield:	8.0%
Underwritten NOI Debt Yield at Balloon:	9.5%
Underwritten NCF Debt Yield at Balloon:	8.7%

Property Information
Single Asset / Portfolio:	Portfolio of four properties
Property Type(5):	Various
Collateral:	Fee Simple
Location(6):	Various
Year Built / Renovated(6):	Various / Various
Total Sq. Ft.:	733,562
Property Management:	Self-managed
Underwritten NOI:	$5,157,291
Underwritten NCF:	$4,715,622
“As-is” Appraised Value(7):	$88,000,000
“As is” Appraisal Date(7):	Various

Historical NOI(8)
Most Recent NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV
2015 NOI:	NAV

Historical Occupancy(8)
Most Recent Occupancy:	100.0% (Various)
2017 Occupancy:	NAV
2016 Occupancy:	NAV
2015 Occupancy:	NAV
(1)	The sponsor used proceeds of the Tri-State Distribution Portfolio Loan to acquire (i) the 473 Ridge Road Property for $29.0 million, (ii) the 207 Pond Avenue Property for $17.4 million, and (iii) the 40 Cragwood Road Property for approximately $15.6 million, and to refinance approximately $4.5 million of existing debt on the 1616-1632 McDonald Avenue Property.

(2)	The borrowers are 207 Pond Middlesex Property LLC, 1818 M Partners LLC, 473 Ridge Road Property LLC and 40 Cragwood Road Property LLC, each a Delaware limited liability company.

(3)	See “Initial and Ongoing Reserves” herein.

(4)	DSCR is calculated based on the Tri-State Distribution Portfolio Loan’s (as defined below) amortizing debt service payments. Based on the initial interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are equal to 1.77x and 1.61x, respectively.

(5)	Each of the 473 Ridge Road Property, 207 Pond Avenue Property and 1616-1632 McDonald Avenue Property are industrial properties. The 40 Cragwood Road Property is an office property.

(6)	The 473 Ridge Road Property is located in New Brunswick, New Jersey (built in 1981 and renovated in 1984), the 207 Pond Avenue Property is located in Middlesex, New Jersey (built in 1960), the 1616-1632 McDonald Avenue Property is located in Brooklyn, New York (built in 1931, 1955 and 1979) and the 40 Cragwood Road Property is located in South Plainfield, New Jersey (built in 1971) (collectively, the “Tri-State Distribution Portfolio Properties”).

(7)	The “As-is” Appraised Value of $88,000,000 is the aggregate value of the Tri-State Distribution Portfolio Properties. The 473 Ridge Road Property had an “As-is” Appraised Value of $30.0 million as of March 26, 2018, the 207 Pond Avenue Property had an “As-is” Appraised Value of $18.4 million as of December 20, 2017, the 1616-1632 McDonald Avenue Property had an “As-is” Appraised Value of $21.7 million as of March 21, 2018 and the 40 Cragwood Road Property had an “As-is” Appraised Value of $17.9 million as of May 8, 2018. The Tri-State Distribution Portfolio Properties have an aggregate “go dark” value of $66,100,000.

(8)	Due to the timing of the acquisition of the 473 Ridge Road Property, the 207 Pond Avenue Property and the 40 Cragwood Road Property Historical NOI and Historical Occupancy are not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Tri-State Distribution Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,800,000 66.8% 1.26x 8.8%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent(3)	Lease Expiration
Central Mills, LLC (d/b/a Freeze)	NR/NR/NR	318,389	43.4%	$6.18	30.5%	5/31/2028
SilverLine Building Products	NR/NR/NR	241,054	32.9%	$5.25	19.6%	6/30/2020
PSEG Power LLC(4)	A-/A2/BBB+	60,337	8.2%	$13.63	12.8%	1/31/2023
Public Service Electric & Gas(5)	A-/A2/BBB+	41,443	5.6%	$18.86	12.1%	12/31/2024
Minnwhale LLC (d/b/a Petro Home Services)	NR/NR/NR	26,509	3.6%	$15.50	6.4%	2/29/2028
ABC Supply	NR/NR/NR	16,750	2.3%	$27.50	7.1%	3/31/2028
Landmark Education LLC	NR/NR/NR	11,430	1.6%	$16.50	2.9%	3/31/2027
Chic Home Designs, LLC	NR/NR/NR	4,950	0.7%	$32.06	2.5%	12/31/2024
Phantom Communication	NR/NR/NR	4,400	0.6%	$33.77	2.3%	12/31/2024
Moisha’s Kosher Discount	NR/NR/NR	3,800	0.5%	$27.74	1.6%	2/28/2022
Total Major Tenants		729,062	99.4%	$8.65	97.9%
Remaining Tenants		4,500	0.6%	$29.53	2.1%
Total Occupied Collateral		733,562	100.0%	$8.78	100.0%
Vacant		0	0.0%
Total		733,562	100.0%

(1)	Based on the underwritten rent rolls dated January-May 2018.

(2)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.

(3)	Includes approximately $270,659 in contractual rent steps through June 1, 2019 and the present value of rent steps for investment grade tenants.

(4)	PSEG Power LLC has two, five-year renewal options at 95% of fair market value.

(5)	Public Service Electric & Gas has two, five-year renewal options at 95% of fair market value.

Portfolio Summary
Property Name	Location (City, State)	Property Type	Sq. Ft.	Occupancy	Allocated Loan Amount ($)	% of Allocated Loan Amount	UW NCF	Appraised Value
473 Ridge Road	New Brunswick, NJ	Industrial	318,389	100.0%	$23,800,000	40.5%	$1,691,618	$30,000,000
207 Pond Avenue	Middlesex, NJ	Industrial	241,054	100.0%	$13,000,000	22.1%	$1,069,613	$18,400,000
1616-1632 McDonald Avenue	Brooklyn, NY	Industrial	34,400	100.0%	$11,500,000	19.6%	$898,398	$21,700,000
40 Cragwood Road	South Plainfield, NJ	Office	139,719	100.0%	$10,500,000	17.9%	$1,055,994	$17,900,000
Total / Wtd. Avg.			733,562	100.0%	$58,800,000	100.0%	$4,715,622	$88,000,000

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	1	241,054	32.9%	241,054	32.9%	$5.25	19.6%	19.6%
2021	1	2,000	0.3%	243,054	33.1%	$32.45	1.0%	20.7%
2022	2	6,300	0.9%	249,354	34.0%	$27.52	2.7%	23.3%
2023	1	60,337	8.2%	309,691	42.2%	$13.63	12.8%	36.1%
2024	3	50,793	6.9%	360,484	49.1%	$21.43	16.9%	53.0%
2025	0	0	0.0%	360,484	49.1%	$0.00	0.0%	53.0%
2026	0	0	0.0%	360,484	49.1%	$0.00	0.0%	53.0%
2027	1	11,430	1.6%	371,914	50.7%	$16.50	2.9%	55.9%
2028	3	361,648	49.3%	733,562	100.0%	$7.85	44.1%	100.0%
Thereafter	0	0	0.0%	733,562	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	733,562	100.0%	NAP	NAP
Total / Wtd. Avg.	12	733,562	100.0%			$8.78	100.0%

(1)	Based on the underwritten rent rolls dated January-May 2018.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Includes approximately $270,659 in rent steps through June 1, 2019 and the present value of rent steps for investment grade tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Tri-State Distribution Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,800,000 66.8% 1.26x 8.8%

The Loan. The Tri-State Distribution Portfolio loan (the “Tri-State Distribution Portfolio Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in three industrial properties located in New York and New Jersey and one suburban office property located in New Jersey (the “Tri-State Distribution Portfolio Properties”). The Tri-State Distribution Portfolio Loan, with an original principal balance of $58.8 million, has a 10-year term, is interest only for five years, and then amortizes on a 30-year schedule for the remaining term of the loan. The Tri-State Distribution Portfolio Loan accrues interest at a fixed rate equal to 4.89796% and has a Cut-off Date Balance of $58.8 million. A portion of the Tri-State Distribution Portfolio Loan in the original principal amount of $24.5 million was originated on April 30, 2018 and the remaining portion of the Tri-State Distribution Portfolio Loan in the original principal amount of $34.3 million was subsequently originated on June 12, 2018. The sponsor used proceeds of the Tri-State Distribution Portfolio Loan to acquire (i) the 473 Ridge Road Property for $29.0 million, (ii) the 207 Pond Avenue Property for $17.4 million, and (iii) the 40 Cragwood Road Property for approximately $15.6 million, to refinance the existing debt of approximately $4.5 million on the 1616-1632 McDonald Avenue Property, fund upfront reserves of $444,544 and pay closing costs of approximately $2.4 million. Based on the aggregate “As Is” appraised value of $88.0 million for the Tri-State Distribution Portfolio Properties, the Cut-off Date LTV Ratio for the Tri-State Distribution Portfolio Loan is 66.8%. The Tri-State Distribution Portfolio Properties have an aggregate “go dark” value of $66,100,000.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Borrower Amount	$58,800,000	84.8%	Purchase Price(1)	$61,992,500	89.4%
New Sponsor Equity(2)	$8,149,106	11.8	Loan Payoff	$4,517,362	6.5
Other Sources(3)	$2,404,137	3.5	Closing Costs	$2,398,837	3.5
			Reserves	$444,544	0.6
Total Sources	$69,353,243	100.0%	Total Uses	$69,353,243	100.0%
(1)	The borrower sponsor used proceeds of the Tri-State Distribution Portfolio Loan to acquire (i) the 473 Ridge Road Property for $29.0 million, (ii) the 207 Pond Avenue Property for $17.4 million, and (iii) the 40 Cragwood Road Property for approximately $15.6 million, and to refinance approximately $4.5 million of existing debt on the 1616-1632 McDonald Avenue Property.

(2)	New Sponsor Equity is presented net of an approximately $6.5 million return of equity related to the 1616-1632 McDonald Avenue refinancing. The borrower sponsor acquired the 1616-1632 McDonald Avenue property 100.0% vacant in October 2014 and has subsequently increased the property to 100.0% occupancy.

(3)	Other Sources is comprised of purchaser credits associated with the acquisition of the three properties identified above such as tenant security deposits, rent prorations, accounts receivable credits, advance rent and roof repairs.

The Borrower / Borrower Sponsor. The borrowers, 473 Ridge Road Property LLC, 207 Pond Middlesex Property LLC, 1818 M Partners LLC, and 40 Cragwood Road Property LLC, are each single purpose Delaware limited liability companies structured to be bankruptcy-remote with two independent directors in its organizational structure. The non-recourse carve-out guarantor is Joseph Saadia, an experienced owner and operator of industrial properties in the New York and New Jersey area. Joseph Saadia serves as a partner of Olivia Miller, Inc. (founded in 1996 and currently employing approximately 30 individuals) and S3 Holdings (founded in 2014 and currently employing approximately nine individuals), both of which specialize in the design and manufacturing of wholesale luxury footwear. Joseph Saadia currently owns eleven commercial properties (inclusive of the three properties acquired in connection with the Tri-State Distribution Portfolio Loan) located throughout New York and New Jersey.

The Properties. The Tri-State Distribution Portfolio Properties are comprised of three industrial properties and one office property located in New York and New Jersey encompassing a total of 733,562 sq. ft. All four of the Tri-State Distribution Portfolio Properties are 100.0% occupied as of the underwritten rent rolls dated May 1, 2018 (473 Ridge Road Property), January 1, 2018 (207 Pond Avenue Property), April 1, 2018 (1616-1632 McDonald Avenue Property) and January 5, 2018 (40 Cragwood Road Property), and are located within 35 miles of Manhattan.

The 473 Ridge Road Property is a single tenant, 318,389 sq. ft. industrial flex building located in New Brunswick, New Jersey that was built and renovated in 1981 and 1984, respectively and is situated on a 28.2-acre site. The 473 Ridge Road Property consists of 280,182 sq. ft. of warehouse space (approximately 88.0% of NRA) and 38,207 sq. ft. of office/flex space (approximately 12.0% of NRA) and features 28 foot clear heights, 43 by 43 foot column spacing, rooftop solar panels and 400 surface parking spaces. The 473 Ridge Road Property is 100.0% occupied by Central Mills, LLC, (d/b/a Freeze) through May 31, 2028. Freeze designs, sells, manufactures and distributes licensed and private label clothing to retailers. Their licenses included interests such as movies, music, TV, books, corporations and fashion brands. For the trailing 10-month period ending October 31, 2017, Freeze reported annual sales of approximately $85.2 million.

The 207 Pond Avenue Property is a single tenant, 241,054 sq. ft. industrial property consisting of two buildings that are located in Middlesex, New Jersey. The buildings (front and rear), which were each built in 1960 and are situated on a 11.5-acre site, are connected by enclosed walkways and feature 20 foot clear heights, 24 dock high doors, three ground level doors, 30 by 40 foot column spacing and 181 surface parking spaces. The 207 Pond Avenue Property is 100.0% leased through June 30, 2020 to SilverLine Building Products, a leading manufacturer of vinyl windows and patio doors in North America. SilverLine Building Products utilizes the two-story section of the front building for office space and a cafeteria, while the remainder of the front building space is used for glass lines, raw material storage, window finished product storage and light machinery. The rear building is utilized for warehousing, aluminum washing and painting, screen operations and window assembly.

The 1616-1632 McDonald Avenue Property consists of three single-story industrial warehouse buildings (totaling 34,400 sq. ft.) located in Brooklyn, New York which were built in 1931, 1955 and 1979. The 1616 and 1618 McDonald Avenue buildings feature approximately 15 foot clear heights and two 11-foot roll up doors. The 1632 McDonald Avenue building features 19-foot clear heights and has six 14-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Tri-State Distribution Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,800,000 66.8% 1.26x 8.8%

foot roll up doors. All roll up doors at the 1616-1632 McDonald Avenue Property open directly on to McDonald Avenue. The 1616-1632 McDonald Avenue Property is situated on a 0.72-acre site, has 312 feet of frontage on McDonald Avenue and is 100.0% occupied by six industrial tenants.

The 40 Cragwood Road Property is a 139,719 sq. ft. single-story suburban office building on a 20.0-acre site located in South Plainfield, New Jersey. The 40 Cragwood Road Property was built in 1971 and features 1,400 feet of frontage along Interstate-287, rooftop solar panels for increased electric efficiency and 846 parking spaces. The 40 Cragwood Road Property is currently 100.0% occupied by four tenants and serves as the mission-critical location for two investment grade subsidiaries of Public Service Electric Group or PSEG.

Major Tenants.

Central Mills, LLC d/b/a Freeze (318,389 sq. ft.; 43.4% of Portfolio NRA; 30.5% of Portfolio U/W Base Rent): Central Mills, LLC (d/b/a Freeze), has been the sole tenant at the 473 Ridge Road Property since 2006. An affiliate of Central Mills, LLC was the previous owner of the 473 Ridge Road Property, and entered into a sale-leaseback with the borrower sponsor in connection with the acquisition of the property. In connection with the sale-leaseback, Central Mills, LLC entered into a 10-year triple net lease through May 2028 with an in-place U/W Base Rent of $6.00 PSF with 2.0% annual rent steps and continues to use the 473 Ridge Road Property as its company headquarters. Founded in 1986 by Solomon (Lou) Shalam and Charlie Tebele, Freeze is a sportswear manufacturing company that started with a focus on women’s apparel and has since grown into a more diverse retail presence by designing, selling, manufacturing and distributing licensed and private label clothing to global retail stores for all ages and genders. The company manufactures, warehouses and distributes all of its products from the 473 Ridge Road Property which is critical for delivery to its 22,000 sq. ft. showroom located at 1400 Broadway in New York City. Freeze has over 100 licenses with companies such as Walt Disney, Nickelodeon and Warner Bros. In addition to licensing, Freeze mass distributes sportswear apparel to major retailers including Wal-Mart, Target, Forever 21 and Amazon. For the trailing 10-month period ending October 31, 2017, Freeze reported annual sales of approximately $85.2 million.

SilverLine Building Products (241,054 sq. ft.; 32.9% of Portfolio NRA; 19.6% of Portfolio U/W Base Rent): SilverLine Building Products, the sole tenant at the 207 Pond Avenue Property, has been a tenant at the subject property for over 20 years and owned the property until 2006 when it sold the property and signed a third party lease. After signing the lease in July 2006, SilverLine Building Products implemented extensive renovations which included façade upgrades, gutter replacements, demolition of 10,000 sq. ft. of office space to increase warehouse area, and new carpet and flooring finishes for all of the remaining office space. The lease with SilverLine Building Products expires in June 2020. SilverLine Building Products is a subsidiary of Andersen Windows and is a manufacturer of vinyl windows and patio doors in North America. The company was founded in 1947 and is headquartered approximately 13 miles south of the 207 Pond Avenue Property. SilverLine Building Products currently pays U/W Base Rent of $5.25 PSF.

PSEG Power LLC and Public Service Electric & Gas (101,780 sq. ft.; 13.9% of Portfolio NRA; 24.9% of Portfolio U/W Base Rent): Public Service Enterprise Group (“PSEG”) operates four subsidiaries and two are tenants at the 40 Cragwood Road Property. After initially moving to the 40 Cragwood Road Property in 2012, PSEG Power LLC (60,337 sq. ft.; 8.2% of Portfolio NRA; 12.8% of Portfolio U/W Base Rent; A-/A2/BBB+ Fitch/Moody’s/S&P) and Public Service Electric & Gas (41,443 sq. ft.; 5.6% of Portfolio NRA; 12.1% of Portfolio U/W Base Rent; A-/A2/BBB+ Fitch/Moody’s/S&P), collectively, have expanded from 55,775 sq. ft. to a total of 101,780 sq. ft. currently in-place. PSEG Power LLC’s lease expires in January 2023 and the tenant has two, five-year renewal options. The Public Service Electric & Gas lease expires in December 2024 and has two, five-year renewal options. PSEG has dedicated the 40 Cragwood Road Property as one of three locations focused on the operating and maintenance of the PSEG transmission system (the other two locations are 4000 Hadley Road, which is immediately adjacent to the 40 Cragwood Road Property and has been owned by PSEG since February 1992, and the PSEG corporate headquarters in downtown Newark, New Jersey). The PSEG subsidiaries at the 40 Cragwood Road Property utilize the space for network monitoring, materials testing facilities, training facilities and lab space.

Environmental Matters. The Phase I environmental reports dated from January 2018 to May 2018 recommended no further action at the Tri-State Distribution Portfolio Properties other than the continued implementation of an asbestos operations and maintenance plan.

The Market. The 473 Ridge Road, 207 Pond Avenue and 40 Cragwood Road Properties are located in Northern New Jersey and the 1616-1632 McDonald Avenue Property is located in Brooklyn, New York. All Tri-State Distribution Portfolio Properties are located within at least 35 miles of New York City and benefit from their respective locations along the Washington D.C. to Boston corridor. According to the appraisal, the 473 Ridge Road and 207 Pond Avenue Properties are located within the Northern New Jersey industrial market, which, as of the third quarter of 2017, consists of approximately 821.4 million sq. ft. of inventory with a vacancy of 5.4% and average asking rent of $7.23 PSF. Over the past nine years, the Northern New Jersey industrial market has seen positive absorption of 0.2%, a 3.0% decrease in vacancy and an increase in average asking rent of 19.9%. With respect to the 473 Ridge Road Property, the appraiser identified 16 comparable triple net industrial leases, ranging from $5.50 to $8.65 PSF and concluded to a market triple net rent for the 473 Ridge Road Property of $6.15 PSF (compared to the in-place U/W Base Rent of $6.18 PSF). With respect to the 207 Pond Avenue Property, the appraiser identified 10 comparable industrial leases ranging from $5.00 to $7.50 PSF and concluded to a market triple net rent for the 207 Pond Avenue Property of $5.50 PSF (compared to the adjusted U/W Base Rent of $5.25 PSF).

According to the appraisal, the 40 Cragwood Road Property is located within the Northern New Jersey office market and Route 287 East office submarket. As of year-end 2017, the Northern New Jersey office market inventory consisted of approximately 374.6 million sq. ft. with a vacancy rate of 12.4% and average asking rent of $25.16 PSF. Further, the Route 287 East office submarket inventory consisted of approximately 8.0 million sq. ft. with a vacancy rate of 18.6% and average asking rent of $19.50. The appraiser identified five

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Tri-State Distribution Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,800,000 66.8% 1.26x 8.8%

comparable leases ranging from $16.00 to $19.69 PSF and concluded to a gross market rent of $16.75 for the space at the 40 Cragwood Road Property (compared to the adjusted U/W Base Rent of $15.77 PSF).

The 1616-1632 McDonald Avenue Property is located within the Brooklyn industrial market, which, as of year-end 2017, consisted of approximately 91.9 million sq. ft. of inventory with a vacancy of 4.6% and average asking rent of $21.30 PSF. The appraiser identified five comparable industrial leases within 4.3 miles of the 1616-1632 McDonald Avenue Property with rents ranging from $24.44 to $36.34 PSF and concluded to an average asking rent of $29.21 PSF which is in line with the recent leases signed in April 2018 for ABC Supply ($27.50 PSF) and Chic Home Designs, LLC ($30.00 PSF).

2017 Demographic Statistics(1)
	Population			Average Household Income			Projected Five-Year Population Growth
Property	1-mile radius	3-mile radius	5-mile radius	1-mile radius	3-mile radius	5-mile radius	1-mile radius	3-mile radius	5-mile radius
473 Ridge Road	8,502	27,761	105,697	$146,185	$142,673	$133,139	0.21%	2.21%	1.76%
207 Pond Avenue	13,056	88,903	223,098	$104,633	$115,836	$113,539	0.34%	1.16%	0.98%
1616-1632 McDonald Avenue(2)	148,001	1,125,632	1,851,935	$80,551	$81,135	$86,683	5.31%	5.31%	5.28%
40 Cragwood Road	6,598	97,321	342,164	$135,623	$121,633	$110,351	3.00%	0.77%	0.44%
(1)	Source: Appraisal.

(2)	Source: Third Party Report.

Cash Flow Analysis.

Cash Flow Analysis
	U/W	U/W (PSF)
Base Rent	$6,171,986	$8.41
Rent Steps(1)	270,659	$0.37
Reimbursements	2,341,480	$3.19
Gross Potential Rent	$8,784,125	$11.97
Parking	5,691	$0.01
Less: Vacancy(2)	(439,206)	($0.60)
Effective Gross Income	$8,350,610	$11.38
Total Variable Expenses	2,036,604	$2.78
Total Fixed Expenses	1,156,714	$1.58
Net Operating Income	$5,157,291	$7.03
TI/LC	327,670	$0.45
Capital Expenditures	114,000	$0.16
Net Cash Flow	$4,715,622	$6.43
(1)	Includes approximately $270,659 in rent steps through June 1, 2019 and the present value of rent steps for investment grade tenants.

(2)	U/W Vacancy represents an economic vacancy of 5.0%.

Property Management. The Tri-State Distribution Portfolio Properties are self-managed by the borrower.

Lockbox / Cash Management. The Tri-State Distribution Portfolio Loan is structured with a springing hard lockbox and springing cash management. The Tri-State Distribution Portfolio Loan requires that after the occurrence of Trigger Period (as defined below) the borrower or property manager, as applicable, (i) deposit into the lockbox account, immediately after receipt, all rents and other revenue of any kind received by the borrower or the property manager with respect to the Tri-State Distribution Portfolio Properties and (ii) deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a Trigger Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Tri-State Distribution Portfolio Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Tri-State Distribution Portfolio Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Tri-State Distribution Portfolio Loan. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Tri-State Distribution Portfolio Loan documents, (ii) the debt service coverage ratio falling below 1.15x, (iii) the occurrence of a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Tri-State Distribution Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,800,000 66.8% 1.26x 8.8%

Specified Tenant Trigger Period (as defined below) and (iv) the occurrence of a Ridge Property ISRA Reserve Trigger Event (as defined below); and (B) expiring upon (w) with regard to any Trigger Period commenced in connection with clause (A)(i) above, the cure of such event of default, (x) with regard to any Trigger Period commenced in connection with clause (A)(ii) above, the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters, (y) with regard to any Trigger Period commenced in connection with clause (A)(iii) above, a Specified Tenant Trigger Period ceasing to exist in accordance with the terms of the Tri-State Distribution Portfolio Loan documents and (z) with regard to any Trigger Period commenced in connection with clause (A)(iv) above, the occurrence of a Ridge Property ISRA Reserve Trigger Event Cure (as defined below).

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant (as defined below) being in default under its lease, (ii) a Specified Tenant failing to be in actual, physical possession of its space (or applicable portion thereof), failing to be open to the public for business during customary hours and/or “going dark” in its space, (iii) a Specified Tenant giving notice that it is terminating its lease for all or any portion of its space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant Lease (as defined below) (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant Lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of any Specified Tenant, and (vi) a Specified Tenant failing to extend or renew its Specified Tenant Lease on or prior to (x) with respect to any Specified Tenant Lease for any portion of the 473 Ridge Road Property, 18 months prior to the date occurring on the earlier of (i) the expiration of the then applicable term of the applicable Specified Tenant Lease, (ii) the latest date by which the applicable Specified Tenant may exercise its renewal right of its respective Specified Tenant Lease and (iii) the stated maturity date of the Tri-State Distribution Portfolio Loan, and (y) with respect to any Specified Tenant Lease for any portion of the 207 Pond Avenue Property, the 40 Cragwood Road Property or the 1616-1632 McDonald Avenue Property, in each case, 12 months prior to the date occurring on the earlier of (i) the expiration of the then applicable term of the applicable Specified Tenant Lease and (ii) the latest date by which the applicable Specified Tenant may exercise its renewal right of its respective Specified Tenant Lease, in each case, for a minimum renewal or extension term of five years and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence may include a duly executed estoppel certificate from the applicable Specified Tenant in form and substance acceptable to the lender) of: (i) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (ii) the borrowers leasing the entire Specified Tenant space (or applicable portion thereof), for a minimum of five years in accordance with the applicable terms and conditions of the Tri-State Distribution Portfolio Loan documents, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease.

“Specified Tenant Cure Conditions” means each of the following, as applicable, (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant Lease, (ii) the applicable Specified Tenant is in actual, physical possession of its space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in its space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant Lease in accordance with clause (A)(vi) of the definition of “Specified Tenant Trigger Period”, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant Lease in accordance with the terms of the Tri-State Distribution Portfolio Loan documents for the applicable Specified Tenant Lease for a term of five years, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant Lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to a final, non-appealable order of a court of competent jurisdiction, and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease.

A “Specified Tenant” means (a) SilverLine Building Products, (b) Central Mills, LLC, (c) PSEG Power LLC, (d) Public Service Electric & Gas, (e) any other tenant leasing 15.0% or more sq. ft. of the applicable individual property that is part of the Tri-State Distribution Portfolio Properties approved in accordance with the Tri-State Distribution Portfolio Loan documents or any other tenant consisting of 15.0% or more of the total rental income at the applicable individual property that is part of the Tri-State Distribution Portfolio Properties, (f) any other lessee(s) of the space demised by the Specified Tenant (or any portion thereof) and any affiliate thereof providing credit support or a guaranty of the applicable related specified tenant lease(s) and (g) any replacement tenant of SilverLine Building Products, Central Mills, LLC, PSEG Power LLC and/or Public Service Electric & Gas, in each case, approved in accordance with the Loan Documents.

“Specified Tenant Lease” means collectively and/or individually (as the context requires), each lease at the Tri-State Distribution Portfolio Properties with a Specified Tenant (including, without limitation, any guaranty or similar instrument furnished thereunder), as the same may have been or may hereafter be amended, restated, extended, renewed, replaced and/or otherwise modified.

“Ridge Property ISRA Reserve Trigger Event” means, the failure of borrowers to deposit sums into the related reserve account (the “Ridge Property ISRA Reserve Account”) with respect to a determination that the transfer of the 473 Ridge Road Property to the applicable borrower was subject to compliance with the New Jersey Industrial Site Recovery as described in “Springing Reserves” below.

“Ridge Property ISRA Reserve Trigger Event Cure” means, the date sums on deposit in the Ridge Property ISRA Reserve Account equal the amount then required to be reserved therein as described in “Springing Reserves” below.

Initial and Ongoing Reserves. At loan origination, the borrower deposited (i) $114,310 into a tax reserve account, (ii) $67,912 into an insurance reserve account and (iii) $262,323 into an account for immediate repairs identified by an engineer (110% of identified repairs).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Tri-State Distribution Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,800,000 66.8% 1.26x 8.8%

On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $79,632, into a tax reserve account, (ii) 1/12 of annual insurance premiums, which currently equates to $15,717, into an insurance reserve account, (iii) $9,391 into a replacement reserve account and (iv) $15,026 into a tenant improvements and leasing commissions account.

During the term of the loan, the borrower is required to make the following reserve deposits: (i) within 10 days of delivery to lender of an estimate of cost required to repair a portion of the roof at the 473 Ridge Road Property as required pursuant to the lease with Central Mills, LLC (which delivery of the cost estimate is required to be made within 30 days of the origination date), a deposit into the reserve for immediate repairs in an amount equal to 110% of such estimated costs and (ii) if at any time it is determined that the transfer of the 473 Ridge Road Property to the borrower was subject to compliance with the New Jersey Industrial Site Recovery Act, a deposit into the Ridge Property ISRA Reserve Account of an amount equal to 125% of the cost, as determined by the lender, of engaging an environmental consultant to produce an “opinion of probable cost” detailing the actions to be taken by the 473 Ridge Road Property borrower to comply with the New Jersey Industrial Site Recovery Act (“ISRA”) and the estimated cost thereof and a further amount equal to 125% of the estimated cost set forth in the opinion of probable cost. If it is determined that ISRA is applicable, the sale of the property following a foreclosure would be subject to ISRA compliance (but ISRA compliance would not constitute a condition precedent to foreclosure or accepting a deed-in-lieu of foreclosure).

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. The Tri-State Distribution Portfolio Whole Loan documents permit a partial release of (A) one or more of the individual Tri-State Distribution Portfolio Properties and (B) specified outparcels at the 473 Ridge Road Property and the 40 Cragwood Property (as described in the Tri-State Distribution Portfolio Whole Loan documents), and having outparcel allocated loan amounts of $3,187,500 and $1,000,000, respectively) in each case at any time after the earlier of April 30, 2022 and the second anniversary of the securitization of the Tri-State Distribution Portfolio Whole Loan, provided certain conditions are satisfied, including, without limitation, (i) no event of default has occurred and is continuing under the Tri-State Distribution Portfolio Whole Loan documents, (ii) the borrower has delivered a REMIC opinion in form and substance acceptable to the lender and the rating agencies and such release otherwise satisfies the applicable REMIC rules and regulations, (iii) the borrower has partially defeased the Tri-State Distribution Portfolio Whole Loan, in an amount equal to the greater of (a) 125% of the allocated loan amount of the applicable individual property or specified outparcel and (b) the net sales proceeds applicable to the individual property or specified outparcel, (iv) the debt service coverage ratio after any such release is at least equal to the greater of 1.29x and the debt service coverage ratio of all of the individual Tri-State Distribution Portfolio Properties immediately prior to release, (v) the loan-to-value ratio after any such release is no greater than the lesser of 66.8% and the loan-to-value ratio with respect to all of the individual Tri-State Distribution Portfolio Properties immediately prior to the release, (vi) in connection with the release of a specified outparcel, for so long as any portion of the specified outparcel is owned by any person/entity that owns a direct or indirect interest in the borrower, no portion of the specified outparcel is leased to any tenant at the remaining property without the lender’s consent unless (A) such tenant is an existing tenant pursuant to a lease at the applicable individual property which lease will remain in full force and effect following any such lease, of space at the specified outparcel and (B) (x) any such lease provides for rental rates comparable to existing local market rates for similar properties and (y) borrower shall have simultaneously offered such tenant comparable space at the applicable individual property (if such space is then available) at existing local market rates, (vii) in connection with the release of a specified outparcel, the remaining property is its own separate legal and tax parcel, (viii) in connection with the release of a specified outparcel, the remaining property shall continue to be in compliance with all legal and lease requirements after the release and (ix) in connection with the release of a specified outparcel, the borrower delivers a reciprocal easement and restrictive covenant agreement reasonably acceptable to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various San Francisco, CA 94111	Collateral Asset Summary – Loan No. 5 The Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 38.0% 3.00x 11.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various San Francisco, CA 94111	Collateral Asset Summary – Loan No. 5 The Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 38.0% 3.00x 11.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various San Francisco, CA 94111	Collateral Asset Summary – Loan No. 5 The Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 38.0% 3.00x 11.4%

Mortgage Loan Information
Loan Seller(1):	GACC
Loan Purpose:	Refinance
Credit Assessment
(DBRS/Fitch/S&P)(11):	A/BBBsf/A
Borrower Sponsors(2):	Prime Property Fund II, L.P.; C M Golden Gate, Inc.; Oakhill Gateway Partners, L.P.
Borrower:	Golden Gateway Center SPE, LLC
Original Balance(3):	$50,000,000
Cut-off Date Balance(3):	$50,000,000
% by Initial UPB:	4.3%
Interest Rate(4):	3.7218181818%
Payment Date:	6th of each month
First Payment Date:	May 6, 2018
Maturity Date:	April 6, 2028
Amortization:	Interest Only
Additional Debt(3):	$280,000,000 Pari Passu Senior Debt $220,000,000 Subordinate Debt
Call Protection(5):	L(11), YM1(16), DorYM1(86), O(7)
Lockbox / Cash Management:	Soft / Springing

Reserves(6)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing

Financial Information
	Senior Notes(7)	Whole Loan(8)
Cut-off Date Balance:	$330,000,000	$550,000,000
Cut-off Date Balance / Unit(8):	$263,158	$438,596
Balloon Balance / Unit(8):	$263,158	$438,596
Cut-off Date LTV:	38.0%	63.3%
Balloon LTV:	38.0%	63.3%
Underwritten NOI DSCR:	3.02x	1.64x
Underwritten NCF DSCR:	3.00x	1.62x
Underwritten NOI Debt Yield:	11.4%	6.8%
Underwritten NCF Debt Yield:	11.3%	6.8%
Underwritten NOI Debt Yield at Balloon:	11.4%	6.8%
Underwritten NCF Debt Yield at Balloon:	11.3%	6.8%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type(9):	High Rise Multifamily
Collateral:	Fee Simple
Location:	San Francisco, CA
Year Built / Renovated:	1965-1967 / 2010-2018
Total Units(9):	1,254
Property Management:	Golden Management, Inc.
Underwritten NOI:	$37,654,905
Underwritten NCF:	$37,341,405
Appraised Value:	$868,800,000
Appraisal Date:	February 1, 2018

Historical NOI
Most Recent NOI:	$37,344,275 (December 31, 2017)
2016 NOI:	$37,666,095 (December 31, 2016)
2015 NOI:	$36,828,305 (December 31, 2015)
2014 NOI:	$34,465,668 (December 31, 2014)

Historical Occupancy(10)
Most Recent Occupancy:	96.7% (January 25, 2018)
2016 Occupancy:	95.1% (December 31, 2016)
2015 Occupancy:	96.9% (December 31, 2015)
2014 Occupancy:	98.1% (December 31, 2014)
(1)	The Gateway Whole Loan was co-originated by DBNY (as defined below) and BANA (as defined below).

(2)	There is no non-recourse carve-out guarantor for The Gateway Whole Loan and no environmental indemnitor other than the borrower.

(3)	The Original Balance and Cut-off Date Balance of $50.0 million represents the senior Note A-1-B, which, together with the remaining pari passu senior notes with an aggregate original principal balance of $280.0 million and the subordinate notes with an aggregate original principal balance of $220.0 million, comprise The Gateway Whole Loan with an aggregate original principal balance of $550.0 million. For additional information regarding the pari passu senior notes and the subordinate notes, see “The Loan” herein.

(4)	Interest Rate reflects the interest rate with respect to The Gateway Senior Notes (as defined below). The interest rate on the B Notes (as defined below) is 4.50000% and on the C Notes (as defined below) is 4.93000%.

(5)	Prior to the open prepayment date of October 6, 2027, The Gateway Whole Loan (a) may be defeased (in whole but not in part) at any time after the earlier of (i) March 16, 2021, or (ii) two years from the closing date of the securitization that includes any promissory note that evidences all or any portion of The Gateway Whole Loan to be securitized (the assumed lockout period of 27 payments is based on the closing date of this transaction in July 2018) or (b) may be prepaid (in whole but not in part) on any business day on or after April 6, 2019 (the “Yield Maintenance Lockout Date”) subject to the payment of an amount equal to the greater of 1% of the amount prepaid or a yield maintenance amount.

(6)	See “Initial and Ongoing Reserves” herein.

(7)	DSCR, LTV, Debt Yield and Balance / Unit calculations are based on the Senior Notes only, which have an aggregate principal balance of $330.0 million.

(8)	DSCR, LTV, Debt Yield and Balance / Unit calculations are based on The Gateway Whole Loan, with an aggregate principal balance of $550.0 million, which includes $220.0 million of subordinate notes.

(9)	The Gateway Property consists of 1,254 multifamily rental units within four high-rise towers and 58 two-story townhomes. In addition to the multifamily component, which contributed to 89.1% of the 2017 year end effective gross income, The Gateway Property contains 61,989 sq. ft. of ground floor commercial space with an additional 9,981 sq. ft. of management and leasing office space. The Cut-off Date Balance / Unit and Balloon Balance / Unit values are calculated based on the 1,254 apartments.

(10)	Historical Occupancy figures reflect the occupancy of the 1,254 apartments.

(11)	DBRS/Fitch/S&P provided the above ratings for The Gateway Loan in the context of its inclusion in the mortgage pool.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various San Francisco, CA 94111	Collateral Asset Summary – Loan No. 5 The Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 38.0% 3.00x 11.4%

The Loan. The Gateway loan (the “The Gateway Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a Class A multifamily complex containing 1,254 rent-controlled units within four high-rise towers and 58, two-story townhomes, together with the retail and other ancillary uses, located across three full city blocks and a park located on one full city block in San Francisco, California (the “The Gateway Property”). The Gateway Loan is evidenced by the non-controlling Note A-1-B with an Original Balance and Cut-off Date Balance of $50.0 million. The Gateway Loan is part of a whole loan (the “The Gateway Whole Loan”) evidenced by 15 promissory notes: nine senior pari passu notes with an aggregate original principal balance of $330.0 million (the “Gateway Senior Notes”) four B notes with an aggregate original principal balance of $105,000,000 (the “Gateway B Notes”), which are subordinate to the Gateway Senior Notes and two C notes with an aggregate original principal balance of $115,000,000 (the “Gateway C Notes”), which are subordinate to both the Gateway Senior Notes and the Gateway B Notes (the Gateway B Notes and the Gateway C Notes, collectively, the “Gateway Subordinate Notes” and, together with the Gateway Senior Notes, the “The Gateway Whole Loan”). Only The Gateway Loan will be included in the Benchmark 2018-B4 mortgage trust and the table below summarizes the remaining promissory notes.

The relationship between the holders of The Gateway Whole Loan is governed by a co-lender agreement as described under the “Description of the Mortgage Loans and Mortgaged Properties — The Whole Loans — The A/B Whole Loans — The Gateway Loan in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-B	$50,000,000	$50,000,000	Benchmark 2018-B4	No
A-1-A1	$120,000,000	$120,000,000	COMM 2018-HOME	No
A-1-A2, A-1-A3, A-1-A4, A-1-A5, A-1-A6	$77,500,000	$77,500,000	DBNY	No
A-2-A	$27,500,000	$27,500,000	BANK 2018-BNK11	No
A-2-B	$55,000,000	$55,000,000	BANK 2018-BNK12	No
Total Senior Notes	$330,000,000	$330,000,000
B-1-A, B-2-A	$52,500,000	$52,500,000	Prima Mortgage Investment Trust, LLC	No
B-1-B, B-2-B	$52,500,000	$52,500,000	New York State Teachers’ Retirement System	No
C-1, C-2	$115,000,000	$115,000,000	Teachers Insurance and Annuity Association of America	Yes(1)
Total Subordinate Notes	$220,000,000	$220,000000
Total	$550,000,000	$550,000,000
(1)	The Gateway Whole Loan will be serviced pursuant to the Benchmark 2018-B4 pooling and servicing agreement. However, so long as no “control appraisal period” (or similar term) has occurred and is continuing, the holder of Note C-1 and C-2 will be the controlling noteholder and will have the right to approve certain modifications and consent to certain actions taken with respect to the related whole loan. If a control appraisal period has occurred and is continuing with respect to all subordinate notes, the holder of Note A-1-A1 will be the controlling noteholder, which rights may be exercised by the controlling class certificateholder (or its representative or any party assigned to exercise the rights of the controlling noteholder under the Benchmark 2018-B4 pooling and servicing agreement).

The Gateway Whole Loan, which was co-originated by Deutsche Bank AG, acting through its New York Branch (an affiliate of German American Capital Corporation) (“DBNY”) and Bank of America, N.A. (“BANA”), has a 10-year term and requires monthly payments of interest only for the entire term of the loan. The Gateway Whole Loan accrues interest at a fixed rate equal to approximately 4.1230%, with the Gateway Senior Notes accruing interest at a fixed rate equal to 3.7218181818%. The Gateway Whole Loan proceeds were used to refinance existing debt of approximately $337.9 million, pay closing costs of approximately $3.4 million and return approximately $208.7 million in equity to the borrower sponsors. Based on the “As is” appraised value of $868.8 million as of February 1, 2018, the Cut-off Date LTV for the Gateway Senior Notes is 38.0% and for The Gateway Whole Loan is 63.3%. The most recent prior financing of The Gateway Property was included in a FREMF Mortgage Trust 2013-K33 and FREMF Mortgage Trust 2013-K34 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$330,000,000	60.0%	Loan Payoff	$337,917,797	61.4%
Subordinate Notes	$220,000,000	40.0%	Closing Costs	$3,386,930	0.6%
			Return of Equity	$208,695,272	37.9%
Total Sources	$550,000,000	100.0%	Total Uses	$550,000,000	100.0%

The Borrower / Borrower Sponsors. The borrower is Golden Gateway Center SPE, LLC, a single purpose Delaware limited liability company with two independent directors. The borrower is indirectly owned by three general partners: Prime Property Fund II, L.P., an entity of the Prime Group; CM Golden Gate, Inc., an entity of CM Capital Corporation; and Oakhill Gateway Partners, L.P., an entity of Oak Hill Investments, Inc., each owning approximately 23.9% of the borrower, and a group of limited partners with no individual limited partner owning more than approximately 13.8%. There is no non-recourse carve-out guarantor for The Gateway Whole Loan and no environmental indemnitor other than the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various San Francisco, CA 94111	Collateral Asset Summary – Loan No. 5 The Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 38.0% 3.00x 11.4%

The Prime Group is a real estate platform that finances assets nationwide. Its subsidiary, Prime Residential, is a large owner of multifamily rental communities with more than 16,000 residential units in its portfolio. CM Capital Corporation is based in Palo Alto, CA, and is an investor in real estate and alternative asset classes. Oak Hill Investments acts as managing general partner of the related borrower sponsor and has served in this capacity since 1992, overseeing day-to-day operations of The Gateway Property.

The Property. The Gateway Property is a Class A residential community located on approximately 7.74 acres that encompasses four full city blocks in San Francisco, California, at the gateway to San Francisco’s Financial District. The Gateway Property collectively features 1,254 rent-controlled multifamily units contained within four, 22- and 25-story towers and 58, two-story townhomes. The Gateway Property also features 61,989 sq. ft. of ground floor commercial space, including a grocery store, a health club and a bank branch, which further support the amenity base to the residential tenants as well as non-resident walking traffic. In addition, The Gateway Property features a dedicated park known as Sydney G. Walton Square (“Park Parcel”), which occupies a full city block and is connected to the main portion of The Gateway Property via a sky bridge. The Park Parcel does not generate income, however it does serve as an amenity and benefits The Gateway Property by proximity and access. Additionally, The Gateway Property offers 866 spaces within the subterranean parking garage in the basements and the two levels of parking at or above grade resulting in a parking ratio of 0.69 spaces per unit.

The Gateway Property was constructed in two phases from 1965 to 1967. Between 2010 and 2018, the ownership invested approximately $21.5 million ($17,158 per unit) on exterior, common areas and interior unit renovations, including boiler systems, low-flow toilets, elevator upgrades, corridor upgrades, garage fans and lighting, trash chute replacements and select unit renovations. The $21.5 million investment includes $15,000 per unit on non-renovated units as they roll over.

Multifamily: The Gateway Property multifamily component contributed approximately 89.1% of the 2017 year end effective gross income and was 96.7% leased as of January 25, 2018 at a weighted average monthly rent of $2,992 per unit. The Gateway Property has averaged 96.6% occupancy over the last 15 years.

All 1,254 units within The Gateway Property multifamily component are subject to San Francisco’s rent control ordinance, which limits the rental increase a landlord can charge an existing tenant to 60% of the annual increase in the Consumer Price Index for all urban consumers in the San Francisco Oakland-San Jose region, and may not exceed a 7% increase in annual rent. San Francisco rent control ordinances do not extend rent-control protections to tenants who were not the original tenant, which means there are no “succession rights” as in many other rent-controlled markets like New York City. Once a unit turns over, it may be rented at the prevailing market rents for that unit, with the same limited future rent increases. According to the appraisal, the in-place rent of $3,023 per unit is 13.1% lower than the appraiser’s concluded market rents of $3,478. The Gateway Property exhibited approximately 4.0% average revenue growth per year since 2003.

The Gateway Property units offer a variety of living options in four high-rise residential towers and 58 two-story townhome units. Every unit features a balcony or patio space and a majority of the units have unobstructed, city and water views. In addition, The Gateway Property offers its tenants controlled access, on-site maintenance and property manager, a doorman, 24-hour patrol, storage space, a courtyard/sundeck, parking spaces as well as discounted access to the health club retail subtenant.

Residential Unit Summary(1)
Unit Type	Units	Occupied Units	% Occupied	Average Unit Size (SF)	Average Monthly In- Place Rent per Unit	Average Monthly In-Place Rent PSF
Studio	391	380	97.2%	541	$2,477	$4.58
1BD/1BA	530	522	98.5%	718	$2,832	$3.94
2BD/1BA	159	152	95.6%	908	$3,501	$3.86
2BD/2BA	104	98	94.2%	972	$3,989	$4.10
2BD/2BA PH	4	4	100.0%	1,498	$6,132	$4.09
2BD/2.5BA TH	34	32	94.1%	1,396	$4,491	$3.22
3BD/2BA	4	4	100.0%	1,272	$4,386	$3.45
3BD/2BA PH	4	4	100.0%	1,701	$5,187	$3.05
3BD/2.5BA TH	20	20	100.0%	1,533	$7,552	$4.93
4BD/2.5BA TH	4	4	100.0%	1,761	$6,366	$3.62
Total/Wtd. Avg.	1,254	1,220	97.3%(2)	750	$3,023	$4.03
(1)	Source: Appraisal.

(2)	The Gateway Property was 96.7% occupied as of the rent roll dated January 25, 2018.

Commercial: The Gateway Property commercial component contributed approximately 4.0% of the 2017 year end effective gross income and was 88.6% leased to 14 tenants (excluding management office space) at a weighted average base rent of $34.29 PSF as of February 7, 2018. The 17,630 sq. ft. Safeway Stores, Inc. space, which comprises 24.5% of the commercial net rentable area, is the Financial District’s only full service grocery store. In addition to notable national tenants such as Bank of America, Baskin Robbins and Starbucks, The Gateway Property commercial component also includes smaller tenants such as a dentist’s office, cleaners and beauty salon, among others.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various San Francisco, CA 94111	Collateral Asset Summary – Loan No. 5 The Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 38.0% 3.00x 11.4%

Commercial Tenant Summary(1)
	Ratings	Net Rentable	% of Net	U/W Base	% of Total	Lease
Tenant	(Fitch/Moody’s/S&P)	Area (Sq. Ft.)	Rentable Area	Rent PSF	U/W Base Rent	Expiration
Safeway Stores, Inc.	NR/NR/NR	17,630	24.5%	$15.25	14.3%	5/11/2020
GGC SPE and GGC Bay Club	NR/NR/NR	7,355	10.2%	$76.48	29.8%	7/1/2023
Bank of America NT & SA	A/A3/A-	6,564	9.1%	$45.58	15.9%	4/11/2022
42nd Street Moon	NR/NR/NR	4,500	6.3%	$20.67	4.9%	7/5/2018
HMS Associates	NR/NR/NR	3,190	4.4%	$40.00	6.8%	12/31/2019
Subtotal / Wtd. Avg.		39,239	54.5%	$34.44	71.6%
Remaining Tenants(2)		25,682	35.7%	$34.07	28.4%
Total / Wtd. Avg. Occupied		64,921	90.2%	$34.29	100.0%
Vacant		7,049	9.8%
Total / Wtd. Avg.		71,970	100.0%

(1)	Based on the underwritten rent roll dated February 7, 2018.

(2)	Remaining Tenants includes 9,981 sq. ft. of management office space. The management space does not contribute to the total annual U/W Base Rent.

Environmental Matters. The Phase I environmental reports dated February 14, 2018, did not identify any recognized environmental conditions and recommended no further action at The Gateway Property.

The Market. The Gateway Property neighborhood in San Francisco includes a mix of office and residential uses, with some ground floor retail uses. The Gateway Property is just north of the dense office development in the Financial District that serves as the city’s central business district and is walkable to San Francisco’s top employers and adjacent to the streets of Jackson Square. The Gateway Property also benefits from access to numerous public transportation alternatives, including BART (the Bay Area Rapid Transit), MUNI Metro, AC Transit, and CalTrain. According to the appraiser, the estimated 2017 population and median annual household income within a three-mile radius of the subject are 342,432 and $77,435, respectively.

Multifamily: The Gateway Property is located in the Russian Hill / Embarcadero submarket within the greater San Francisco multifamily market. The 9,853-unit submarket exhibited a vacancy rate of 4.3% and an average asking rent of $3,313 per month as of fourth quarter 2017, according to the appraisal. The appraisal also identified eight comparable multifamily buildings ranging from 226 units to 1,114 units with an average unit size of 758 sq. ft. The comparables have a weighted average in place rent of $3,515 per month. By comparison, the recently achieved market rent at The Gateway Property is $3,023 per month.

Comparable Rental Properties(1)(2)
Property	Address	Distance (miles)	Year Built / Renovated	# Units	Occupancy	Average SF per Unit	Average Rent per Unit	Average Annual Rent PSF
The Gateway Property(1)	Various	N/A	1965 – 1967 / 2010 – 2018	1,254	96.7%	750	$2,992	$47.88
Appraisal Comparables
Filmore Center	1475 Fillmore Street	2.0 W	1989	1,114	97.0%	753	$3,123	$49.80
Rincon Green Apartments	333 Harrison Street	0.7 S	2013	326	97.0%	598	$3,459	$69.36
Carmel Rincon	88 Howard Street	0.6 S	1989	320	94.0%	711	$3,869	$65.28
388 Beale Apartments	388 Beale Street	0.7 S	2000	226	95.0%	1,111	$4,850	$52.32
Bayside Village	580 Beale Street	1.0 S	1988	862	97.0%	767	$3,357	$52.44
Soma Square	1 St. Francis Place	1.2 S	1985	410	97.0%	787	$3,834	$58.44
The Paramount	680 Mission Street	0.8 S	2001	486	97.0%	797	$4,450	$66.96
NorthPoint	2211 Stockton Street	1.0 N	1967	514	99.0%	672	$2,716	$48.48
Market Research Comparables
Jasper	45 Lansing Street	0.9 S	2015	319	95%	998	$5,037	$60.60
340 Fremont	340 Fremont Street	0.8 S	2016	348	99%	850	$4,466	$63.12
399 Fremont	399 Fremont Street	0.9 S	2016	447	96%	830	$4,409	$63.72
Solaire	299 Fremont Street	0.7 S	2016	408	92%	706	$3,690	$62.64

(1)	Source: Appraisal.

(2)	Based on the underwritten multifamily rent roll dated January 25, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various San Francisco, CA 94111	Collateral Asset Summary – Loan No. 5 The Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 38.0% 3.00x 11.4%

Retail: The Gateway Property is located in the San Francisco Downtown North Retail Submarket within the greater San Francisco retail market. According to the appraisal, the 2,926,371 sq. ft. retail submarket had a vacancy rate of 6.1% in the fourth quarter of 2017 with average asking rents of $55.83 PSF (NNN) up from $55.33 in the third quarter of 2017. The appraisal identified seven comparable retail properties with 12 leases which commenced in between the fourth quarter of 2015 and first quarter of 2018 in San Francisco, California. The annual rent PSF ranged from $31.00 to $53.00 on a modified gross basis for a weighted average annual rent PSF of $39.74.

Commercial Lease Comparables(1)
Property Address	Tenant	Lease Date	Term (years)	Total Sq. Ft.	Modified Gross Equivalent Rent PSF
The Gateway Property(2)	Various	Various	2.7	54,340	$43.34
727-729 Washington	Listing	1Q 2018	5.0	2,000	$42.00
900 Folsom	Zen Dental Vitality Bowls Les Gourmands Contraband Coffee	4Q 2017 4Q 2017 2Q 2017 4Q 2016	10.0 10.0 10.0 7.0	1,331 813 1,465 966	$43.00 $36.00 $40.00 $45.00
735 Montgomery Street	Magic Sky USA, Inc. BodyFI	2Q 2017 4Q 2015	3.0 10.0	2,461 4,300	$40.00 $31.00
881 Post Street	Milk Bean Café	4Q 2017	5.0	898	$40.80
1346 Polk Street	Ministry Pub	2Q 2017	5.0	1,800	$39.00
87-99 6th Street	Dental clinic Vitality Bowls	2Q 2017 3Q 2017	5.0 10.0	1,300 813	$42.00 $36.00
200 Montgomery	Café Venue	4Q 2015	10.0	1,967	$53.00
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated February 7, 2018, excluding the Safeway Stores, Inc. grocery tenant.

The appraisal also identified four comparable grocery store leases which commenced between the second quarter of 2014 and the second quarter of 2017. The annual rent PSF ranged from $30.76 to $56.00 for a weighted average annual rent PSF of $34.77.

Grocery Store Lease Comparables(1)
Property Address	Tenant	Lease Date	Term (years)	Total Sq. Ft.	Modified Gross Equivalent Rent PSF
The Gateway Property (2)	Safeway Stores, Inc.		4.1	17,630	$15.25
1425 Sansome Street	RJ’s Market	3Q 2016	10.0	4,098	$34.00
555 Fulton Street	New Leaf Grocery	2Q 2017	20.0	26,168	$31.00
1600 Jackson	Target	2Q 2015	20.0	38,090	$30.76
2435 California Street	Mollie Stone	2Q 2014	15.0	12,000	$56.00
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated February 7, 2018.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2013	2014	2015	2016	2017	U/W	U/W per Unit(2)
Base Rent	$37,937,500(3)	$41,175,884	$43,308,092	$44,970,891	$45,503,069	$45,888,155	$36,593
Net Commercial Income	1,800,200	1,871,377	2,004,157	2,023,910	1,935,551	1,935,551	26.89
Parking	1,964,400	2,019,443	2,038,759	2,002,455	1,898,201	1,898,201	1,514
Other Income(4)	1,204,100	1,254,913	1,393,330	1,376,571	1,415,608	1,415,608	1,129
Less: Vacancy, Bad Debt & Concessions(5)	96,500	1,618,919	1,524,918	2,101,397	2,524,821	2,273,516	1,813
Effective Gross Income	$42,809,700	$44,702,698	$47,219,420	$48,272,429	$48,227,609	$48,863,999	$38,967

Total Operating Expenses	10,274,300	10,237,030	10,391,115	10,606,334	10,883,334	11,209,094	8,939
Net Operating Income	$32,535,400	$34,465,668	$36,828,305	$37,666,095	$37,344,275	$37,654,905	$30,028

Capital Reserve	0	0	0	0	0	313,500	250
Net Cash Flow	$32,535,400	$34,465,668	$36,828,305	$37,666,095	$37,344,275	$37,341,405	$29,778

(1)	Based on rent roll dated January 25, 2018 for the residential component and roll dated February 7, 2018 for the commercial component.

(2)	U/W per Unit reflects the amount per residential unit per month, with the exception of Net Commercial Income, which is calculated PSF.

(3)	2013 Base Rent is shown net of vacancy. Vacancy in 2013 was 2.6%.

(4)	Other Income includes Ratio Utility Billing System (RUBS), full service apartment fees and other income fees.

(5)	U/W Vacancy, Bad Debt & Concessions for the residential component represent 5.0% of U/W Base Rent, which is higher than the 3.3% in-place vacancy and the 4.3% submarket vacancy as of the fourth quarter of 2017.

Property Management. The Gateway Property is managed by Golden Management, Inc., an affiliate of the borrower sponsors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various San Francisco, CA 94111	Collateral Asset Summary – Loan No. 5 The Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 38.0% 3.00x 11.4%

Lockbox / Cash Management. The Gateway Whole Loan is structured with a soft lockbox for rents received from tenants (except for two non-residential tenants who wire rent directly to the clearing account) and springing cash management. With respect to commercial tenants who wire their rent, tenant direction letters were sent to such tenants, instructing tenants to deposit rents directly into the clearing account. All rents and other gross revenue from The Gateway Property are required to be deposited by the borrower or the property manager into a clearing account within two business days of receipt. Provided no Trigger Period (as defined below) exists, amounts on deposit in the clearing account are required to be transferred daily to the borrower’s operating account. During a Trigger Period, any transfers to the borrower’s operating account are required to cease and sums on deposit in the clearing account are required to be swept daily into a lender-controlled deposit account and applied to payment of all monthly amounts due under the loan documents.

A “Trigger Period” will commence upon the occurrence of an event of default and will end if the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender (and no other event of default is then continuing).

Initial and Ongoing Reserves.

Tax Reserves. The borrower is not required to make monthly deposits into the tax reserve account, so long as no Trigger Period has occurred and is continuing. Upon the occurrence and continuance of a Trigger Period, the borrower will be required to deposit, on a monthly basis, 1/12 of the annual estimated real estate taxes into the tax reserve account.

Insurance Reserves. The borrower is not required to make monthly deposits into the insurance reserve account, so long as no Trigger Period has occurred and is continuing. Upon the occurrence and continuance of a Trigger Period, the borrower will be required to deposit, on a monthly basis, 1/12 of the annual estimated insurance premiums into the insurance reserve account, unless an acceptable blanket insurance policy is in place.

Replacement Reserves. The borrower is not required to make monthly deposits into the replacement reserve account, so long as no Trigger Period has occurred and is continuing. Upon the occurrence and continuance of a Trigger Period, The borrower will be required to deposit, on a monthly basis, an amount equal to 1/12 of the estimated amount required for annual capital expenditures.

Current Mezzanine or Subordinate Indebtedness. The Gateway Whole Loan includes six Gateway Subordinate Notes, including the four Gateway B-Notes with an aggregate original principal balance of $105.0 million and the two Gateway C-Notes with an aggregate original principal balance of $115.0 million, which are coterminous with the Gateway Senior Notes and which have been sold to institutional investors as described under the table “Whole Loan Summary” herein. The Gateway B-Notes accrue interest at the rate of 4.500000%, while the Gateway C-Notes accrue interest at the rate of 4.930000%. The Gateway Senior Notes are generally senior in right of payment to the Gateway B-Notes and the Gateway B-Notes are generally senior in right of payment of the Gateway C-Notes. Based on The Gateway Whole Loan combined debt of $550.0 million, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield are 63.3%, 63.3%, 1.62x and 6.8%, respectively.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 East Randolph Street Chicago, IL 60601	Collateral Asset Summary – Loan No. 6 Aon Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 40.3% 3.03x 15.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 East Randolph Street Chicago, IL 60601	Collateral Asset Summary – Loan No. 6 Aon Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 40.3% 3.03x 15.5%

Floor					
83	Mechanical				
82	MAC Club, LLC (dba MidAmerica Club) 1,995 SF Exp. 12/2026	Vacant 2,479 SF	KPMG LLP 3,512 SF Exp. 8/2027	Mechanical	
81	Mechanical	Federal Home Loan Bank of Chicago 300 SF Exp. 12/2024	Jones Lang LaSalle Incorporated 1,000 SF Exp. 5/2032		
80	MAC Club, LLC (dba MidAmerica Club) 34,297 SF Exp. 12/2026				
79	Veolia Environment North America Operations 34,533 SF Exp. 7/2024				
78	Evraz Inc. 34,868 SF Exp. 5/2023				
77	SP Plus Corporation 34,870 SF Exp. 9/2025				
76	Kraft Heinz Foods Company 34,874 SF Exp. 6/2029				
75	Kraft Heinz Foods Company 34,119 SF Exp. 6/2029				
74	Kraft Heinz Foods Company 34,064 SF Exp. 6/2029				
73	Kraft Heinz Foods Company 33,463 SF Exp. 6/2029				
72	Kraft Heinz Foods Company 33,257 SF Exp. 6/2029				
71	Rio Tinto Services Inc 18,373 SF Exp. 8/2029	Vacant 15,234 SF			
70	Tenant Amenity Floor 34,129 SF				
69	Vacant 34,129 SF				
68	KPMG LLP 31,654 SF Exp. 8/2027				
67	KPMG LLP 34,064 SF Exp. 8/2027				
66	Daniel J Edelman, Inc 34,077 SF Exp. 12/2024				
65	Daniel J Edelman, Inc 34,117 SF Exp. 12/2024				
64	Daniel J Edelman, Inc 33,819 SF Exp. 12/2024				
63	Daniel J Edelman, Inc 33,841 SF Exp. 12/2024				
62	Daniel J Edelman, Inc 33,802 SF Exp. 12/2024				
61	KPMG LLP 33,196 SF Exp. 8/2027				
60	KPMG LLP 33,196 SF Exp. 8/2027				
59	KPMG LLP 32,701 SF Exp. 8/2027				
58	KPMG LLP 32,722 SF Exp. 8/2027				
57	KPMG LLP 33,380 SF Exp. 8/2027				
56	KPMG LLP 33,340 SF Exp. 8/2027				
55	KPMG LLP 33,380 SF Exp. 8/2027				
54	United HealthCare Services, Inc. 21,688 SF Exp. 8/2023	Schindler Elevator Corporation 5,482 SF Exp. 6/2027	SP Plus Corporation 5,923 SF Exp. 9/2025		
53	United HealthCare Services, Inc. 33,371 SF Exp. 8/2023				
52	Mitsui & Co. (USA), Inc. 5,770 SF Exp. 4/2021	Vacant 2,141 SF	Xerox Corporation 11,990 SF Exp. 7/2024	Daniel J Edelman, Inc 14,064 SF Exp. 12/2024	MCI Metro Access 212 SF Exp. 2/2019
51	PBC Aon Center, LLC (Carr Workplaces) 26,914 SF Exp. 2/2022	National Council of Real Estate Investment Fiducia 6,023 SF Exp. 1/2023			
50	Strata Decision Technology 33,111 SF Exp. 3/2029	MCI Metro Access 212 SF Exp. 2/2019			
49	Strata Decision Technology 33,372 SF Exp. 3/2029				
48	Jones Lang LaSalle Incorporated 33,371 SF Exp. 5/2032				
47	Jones Lang LaSalle Incorporated 33,371 SF Exp. 5/2032				
46	Jones Lang LaSalle Incorporated 33,371 SF Exp. 5/2032				
45	Jones Lang LaSalle Incorporated 33,371 SF Exp. 5/2032				
44	Jones Lang LaSalle Incorporated 33,237 SF Exp. 5/2032				
43	Jones Lang LaSalle Incorporated 33,009 SF Exp. 5/2032				
42	Vacant 31,896 SF				
41	Vacant 31,889 SF				
40	Vacant 30,520 SF				
39	Vacant 32,478 SF				
38	Slalom Inc. 32,478 SF Exp. 9/2030				

Vacant | Building | MTM | 2019 – 2020 | 2021 – 2022 | 2023 – 2024 | 2025+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 East Randolph Street Chicago, IL 60601	Collateral Asset Summary – Loan No. 6 Aon Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 40.3% 3.03x 15.5%

Floor	Tenants / Space
37	Sialom Inc. 32,478 SF Exp. 9/2030
36	Centene Management Company LLC 32,478 SF Exp. 8/2028
35	Vacant 18,057 SF; SDI Presence LLC 15,303 SF Exp. 2/2026
34	Vacant 10,475 SF; HY Connect, Inc 21,782 SF Exp. 5/2030
33	Kemper Corporation 32,478 SF Exp. 12/2033
32	Kemper Corporation 32,478 SF Exp. 12/2033
31	Microsoft Corporation 32,203 SF Exp. 10/2022
30	AArete LLC 15,845 SF Exp. 7/2024; Vacant 6,530 SF; Vacant 10,103 SF
29	Ariel Investments 33,811 SF Exp. 10/2032
28	Mechanical
27	Mechanical
26	Thoughtworks, Inc 20,022 SF Exp. 12/2023; Vacant 9,221 SF
25	Thoughtworks, Inc 32,507 SF Exp. 12/2023
24	Integrys Business Support, LLC 30,903 SF Exp. 4/2029
23	Integrys Business Support, LLC 30,930 SF Exp. 4/2029
22	Integrys Business Support, LLC 31,730 SF Exp. 4/2029
21	Integrys Business Support, LLC 31,730 SF Exp. 4/2029
20	Integrys Business Support, LLC 31,706 SF Exp. 4/2029
19	Federal Home Loan Bank of Chicago 31,703 SF Exp. 12/2024
18	Federal Home Loan Bank of Chicago 31,701 SF Exp. 12/2024
17	Federal Home Loan Bank of Chicago 31,701 SF Exp. 12/2024
16	Integrys Business Support, LLC 31,443 SF Exp. 2/2025
15	Aon Corporation 31,702 SF Exp. 12/2028
14	Aon Corporation 31,701 SF Exp. 12/2028
13	Aon Corporation 31,701 SF Exp. 12/2028
12	Aon Corporation 31,701 SF Exp. 12/2028
11	Aon Corporation 31,701 SF Exp. 12/2028
10	Aon Corporation 31,834 SF Exp. 12/2028
9	Aon Corporation 31,834 SF Exp. 12/2028
8	Aon Corporation 31,962 SF Exp. 12/2028
7	Aon Corporation 31,962 SF Exp. 12/2028
6	Aon Corporation 31,962 SF Exp. 12/2028
5	Aon Corporation 31,962 SF Exp. 12/2028
4	Aon Corporation 31,873 SF Exp. 12/2028
3	Aon Corporation 31,883 SF Exp. 12/2028
2	Microsoft Corporation 29,275 SF Exp. 10/2022
UL	KPMG LLP 3,234 SF Exp. 8/2027; Security Office 3,316 SF 12/2025; Concierge Office 1,555 SF 5/2032
LL	Vacant 27,084 SF; Vacant 717 SF; Freshii 1,370 SF Exp. 9/2024; Vacant 2,066 SF; Vacant 651 SF; Kim's Valet and Shoe Repair 119 SF Exp. 4/2023; Jimmy John's Sub 798 SF MTM; United States Postal Service 3,372 SF MTM; Au Bon Pain Company 3,185 SF Exp. 10/2024
LL	Associated Bank 1,848 SF Exp. 9/2027; Deeli, Inc. 1,161 SF Exp. 4/2023; Starbucks 1,763 SF MTM; Randolph/Stetson Sopraffina/Marketcaffe, LLC 5,500 SF Exp. 10/2027; Fabulous Nail Spa 1,761 SF Exp. 3/2024; Vacant 4,207 SF; Ingrace Company 16,243 SF Exp. 5/2022; Dunkin Donuts 1,280 SF Exp. 6/2021; Vacant 199 SF
LL1	IBT/AT&T 24,194 SF Exp. 7/2029; Vacant 4,157 SF; Vacant 1,026 SF; Vacant 2,466 SF; Vacant 6,750 SF; Vacant 11,326 SF
LL1	Ingrace Company 4,508 SF Exp. 5/2022; Ingrace Company 394 SF Exp. 5/2022; Housekeeping Office; Vacant 1,282 SF; Vacant 2,028 SF; Auditorium; Vacant 555 SF
LL3	Freshii 382 SF Exp. 8/2024; Vacant 3,994 SF; Vacant 5,058 SF; Vacant 1,131 SF; Great Lakes Storage 225 SF Exp. 12/2018; IBT/AT&T 53,727 SF Exp. 7/2029; Vacant 871 SF
LL3	Integrys 2,868 SF Exp. 4/2029; Schindler Elevator Corporation Storage 1,816 SF Exp. 6/2027; Vacant 4,078 SF; Vacant 906 SF; Vacant 2,465 SF; Vacant 481 SF; Vacant 649 SF; Vacant 1,038 SF; Building 191 SF
LL4	IBT/AT&T Cable Vault; IBT/AT&T Fuel Storage; Vacant 80 SF; Vacant 1,331 SF; Vacant 570 SF
LL5	IBT/AT&T Diesel Oil Storage Tank; 911 Chicago Police

Vacant | Building | MTM | 2019 – 2020 | 2021 – 2022 | 2023 – 2024 | 2025+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 East Randolph Street Chicago, IL 60601	Collateral Asset Summary – Loan No. 6 Aon Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 40.3% 3.03x 15.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 East Randolph Street Chicago, IL 60601	Collateral Asset Summary – Loan No. 6 Aon Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 40.3% 3.03x 15.5%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Credit Assessment
(DBRS/Fitch/S&P)(16):	A(high)/BBB-sf/A
Borrower Sponsors:	Mark Karasick; Michael Silberberg
Borrowers:	601 W Companies LLC; Brickell 13 Chicago LLC
Original Balance(1):	$50,000,000
Cut-off Date Balance(1):	$50,000,000
% by Initial UPB:	4.3%
Interest Rate:	4.62740%
Payment Date:	1st of each month
First Payment Date:	August 1, 2018
Maturity Date:	July 1, 2023
Amortization:	Interest Only
Additional Debt(1)(2):	$300,000,000 Pari Passu Debt $186,000,000 Subordinate Debt $141,500,000 Mezzanine Debt
Call Protection(3)(4):	L(24), D(33), O(3)
Lockbox / Cash Management:	Hard / Springing
Reserves(5)
	Initial	Monthly
Taxes:	$6,612,672	$1,502,880
Insurance:	$1,084,347	$120,483
Replacement:	$0	$57,859
TI/LC:	$0	Springing
Required Repairs:	$69,978	NAP
New Lease:	$38,000,000	$0
Performance:	$18,300,000	$0
Outstanding TI:	$13,236,245	$0
Amenity Floor Capital Expenditure:	$7,960,197	$0
Free Rent:	$5,235,989	$0
Financial Information
	Senior Notes(6)	Whole Loan(7)	Total Debt(8)
Cut-off Date Balance / Sq. Ft.:	$126	$193	$244
Balloon Balance / Sq. Ft.:	$126	$193	$244
Cut-off Date LTV(9)(10):	40.3%	62.8%	80.0%
Balloon LTV(9)(10):	40.3%	62.8%	80.0%
Underwritten NOI DSCR:	3.14x	2.05x	1.47x
Underwritten NCF DSCR:	3.03x	1.98x	1.42x
Underwritten NOI Debt Yield(10):	15.5%	10.0%	7.8%
Underwritten NCF Debt Yield(10):	15.0%	9.6%	7.5%
Underwritten NOI Debt Yield at Balloon(10):	15.5%	10.0%	7.8%
Underwritten NCF Debt Yield at Balloon(10):	15.0%	9.6%	7.5%

(1)	The Aon Center Whole Loan is comprised of (i) the Aon Center Mortgage Loan (comprised of one senior note) with an outstanding principal balance as of the Cut-off Date of $50.0 million, (ii) a senior companion loan, which is pari passu with the Aon Center Mortgage Loan (comprised of three pari passu notes) with an aggregate outstanding principal balance as of the Cut-off Date of $300.0 million and (iii) a subordinate companion loan (comprised of one note) with an outstanding principal balance as of the Cut-off Date of $186.0 million.

(2)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(3)	The lockout period will be at least 24 months beginning with and including the payment date in August 2018. Defeasance of the full $536.0 million Aon Center Whole Loan is permitted at any time after the earlier to occur of (i) August 1, 2021 or (ii) two years after the closing date of the securitization that includes the last note to be securitized. The assumed lockout period of 24 months is based on the closing date of the Benchmark 2018-B4 securitization in July 2018. The actual lockout period may be longer.

(4)	See “Partial Release” herein.

(5)	See “Initial and Ongoing Reserves” herein.

(6)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Senior Notes only, which have an aggregate outstanding principal balance as of the Cut-off Date of $350.0 million.

(7)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Aon Center Whole Loan, which has an aggregate outstanding principal balance as of the Cut-off Date of $536.0 million.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Chicago, IL
Year Built / Renovated:	1972 / 2016-2018
Total Sq. Ft.:	2,777,240
Property Management:	Jones Lang LaSalle Americas (Illinois) L.P.
Underwritten NOI(11):	$51,567,444
Underwritten NCF:	$49,706,693
Appraised Value(9):	$824,000,000
Appraisal Date(9):	May 1, 2018

Historical NOI
Most Recent NOI(11)(12):	$43,382,250 (T-12 April 30, 2018)
2017 NOI(12)(13):	$42,559,906 (December 31, 2017)
2016 NOI(12)(13):	$35,611,627 (December 31, 2016)
2015 NOI(14):	NAV
2014 NOI(12):	$34,828,947 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy(15):	87.9% (May 1, 2018)
2017 Occupancy:	85.0% (December 31, 2017)
2016 Occupancy:	77.7% (December 31, 2016)
2015 Occupancy(13):	NAV
2014 Occupancy:	78.9% (December 31, 2014)

(8)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Aon Center Whole Loan and Aon Center Mezzanine Loans, which have an aggregate outstanding principal balance as of the Cut-off Date of $677.5 million.

(9)	Cut-off Date LTV and Balloon LTV are based on the “Hypothetical” Appraised Value of $824.0 million, which assumes (i) there are no leasing costs associated with recently signed leases, (ii) completion of the amenity floor build-out and (iii) demolition of the space previously occupied by DDB Needham (“DDB”). At origination, the borrowers reserved approximately $13.2 million for all outstanding tenant improvement and leasing commissions, as well as approximately $8.0 million budgeted for the completion of the amenity floor build-out and demolition of the space previously occupied by DDB. The Cut-off Date LTV and Balloon LTV (unadjusted for the $18.3 million performance reserve described below) based on the “As Is” Appraised Value of $780.0 million for the Senior Notes, Whole Loan and Total Debt are each approximately 44.9%, 68.7% and 86.9%, respectively.

(10)	At origination, the borrowers were required to reserve $18.3 million in connection with a performance reserve, to be released upon the borrowers having executed the Slalom lease (which condition has been satisfied as of the origination date), in addition to 35,000 sq. ft. in additional leasing, among other conditions (as further described herein). Cut-off Date LTV, Balloon LTV, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield at Balloon and Underwritten NCF Debt Yield at Balloon as presented in the Financial Information above are calculated net of the performance reserve. Assuming release of the performance reserve (without consideration for additional leasing), (i) the “Hypothetical” Appraised Value results in a Senior Notes, Whole Loan and Total Debt Cut-off Date LTV and Balloon LTV of approximately 42.5%, 65.0% and 82.2%, respectively, (ii) UW NOI results in a Senior Notes, Whole Loan and Total Debt Debt Yield of approximately 14.7%, 9.6% and 7.6%, respectively, and (iii) UW NCF results in a Senior Notes, Whole Loan and Total Debt Debt Yield of approximately 14.2%, 9.3% and 7.3%, respectively.

(11)	The increase in Underwritten NOI from Most Recent NOI is primarily attributable to (i) over 270,000 sq. ft. in new and expansion leasing executed year-to-date, accounting for approximately $6.8 million in underwritten base rent and (ii) approximately $4.1 million in average rent and contractual rent steps.

(12)	Base Rent and Total Reimbursements for historical periods 2014, 2016, 2017 and T-12 April 30, 2018 have been adjusted to gross up for actual rent abatements and abated recoveries totaling approximately $12.0 million, $15.3 million, $20.7 million and $20.9 million, respectively. A detailed breakdown is not available for the 2014 period as the Aon Center Property was owned and managed by a prior owner and manager. The aggregate full year 2016, 2017 and T-12 April 30, 2018 rent abatement and abated recovery figures in the preceding sentence are primarily attributable to free rent and abated recovery periods associated with DDB (approximately $16.6 million) (which had a free rent period for the last 30 months of its contractual lease term and will vacate in June 2018), Kraft Heinz (approximately $6.7 million), Aon Corporation (approximately $5.5 million), Jones Lang LaSalle (approximately $6.6 million) and Integrys (approximately $2.4 million). The remaining aggregate full year 2016, 2017 and TTM April 2018 amount of approximately $4.1 million is attributable to rent abatements and abated recoveries across eight other tenants.

(13)	The increase in 2017 NOI from 2016 NOI is primarily attributable to leasing over the course of 2016 and 2017, including Kraft Heinz (169,717 sq. ft.), KPMG expansion space (31,654 sq. ft.) and Strata Decision Technology (16,793 sq. ft.), collectively accounting for approximately $9.7 million in underwritten gross rent.

(14)	2015 NOI and Occupancy are not available due to timing of the borrower sponsors’ acquisition of the Aon Center Property.

(15)	Most Recent Occupancy has been underwritten to the in-place rent roll as of May 1, 2018, inclusive of recently executed leases for which certain tenants are not yet in occupancy or paying rent. Most notably, occupancy reflects 132,933 sq. ft. (4.8% of NRA) associated with recent new and expansion leasing as well as three executed leases that are anticipated to backfill a portion of the soon to be vacant DDB Needham space. See “The Property” herein. In certain instances, such tenants are currently in occupancy of temporary space at the property.

(16)	DBRS/Fitch/S&P provided the above ratings for the Aon Center Mortgage Loan in the context of its inclusion in the mortgage pool.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 East Randolph Street Chicago, IL 60601	Collateral Asset Summary – Loan No. 6 Aon Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 40.3% 3.03x 15.5%

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent	Lease Expiration(4)
Aon Corporation(5)	Baa2 / BBB+ / A-	423,047	15.2%	$18.04	14.6%	12/31/2028
KPMG LLP(6)	NA / NA / NA	304,439	11.0%	21.01	12.3%	8/5/2027
Jones Lang LaSalle Inc.	Baa1 / NA / BBB	200,730	7.2%	20.95	8.1%	5/31/2032
Integrys Business Support, LLC(7)	A3 / BBB+ / A-	190,997	6.9%	20.96	7.7%	4/30/2029
Daniel J Edelman, Inc(8)	NA / NA / NA	183,719	6.6%	21.39	7.5%	12/31/2024
Kraft Heinz Foods Company	Aa2 / A+ / AA	169,717	6.1%	25.13	8.2%	6/30/2029
Federal Home Loan Bank of Chicago	Aaa / AAA / AA+	95,405	3.4%	23.19	4.2%	12/31/2024
Strata Decision Technology(6)	Baa3 / NA / BBB+	66,483	2.4%	22.98	2.9%	3/31/2029
Kemper Corporation(6)	Baa3 / BBB- / BBB-	64,956	2.3%	25.23	3.1%	12/31/2033
Microsoft Corporation	Aaa / AA+ / AAA	61,478	2.2%	20.21	2.4%	10/31/2022
Total Major Office		1,760,971	63.4%	$21.04	71.1%
Other Occupied Office(9)		504,221	18.2%	22.29	21.6%
Total Occupied Office		2,265,192	81.6%	$21.32	92.7%
Retail		22,729	0.8%	39.47	1.7%
Telecom		77,930	2.8%	31.50	4.7%
Storage		10,925	0.4%	14.68	0.3%
Amenities / Building Office		65,080	2.3%	4.56	0.6%
Total Occupied Space		2,441,856	87.9%	$21.34	100.0%
Vacant(10)		335,384	12.1%
Total / Wtd. Avg.		2,777,240	100.0%

(1)	Based on the underwritten rent roll dated as of May 1, 2018.

(2)	In certain instances, ratings provided are those of the federal government or parent company of the entity shown, whether or not the federal government or parent company guarantees the lease.

(3)	U/W Base Rent PSF represents average rents over the term of the Aon Center Whole Loan for select investment grade tenants, including Jones Lang LaSalle Inc., Integrys Business Support, LLC, Kraft Heinz Foods Company, Kemper Corporation and AT&T Illinois a/k/a Illinois Bell Telephone.

(4)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease). See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” in the Preliminary Prospectus.

(5)	Aon Corporation subleases a portion of its space totaling 15,850 sq. ft. to an affiliate, Hewitt Associates LLC, through December 2028.

(6)	With respect to the KPMG LLC leased space, 31,654 sq. ft. is attributable to an executed expansion lease commencing in July 2018. KPMG LLC is expected to complete build-out of its expansion space in August 2018 and take physical occupancy in September 2018. Strata Decision Technology (only with respect to 16,318 sq. ft. of its leased space) and Kemper Corporation are associated with recently executed leases, but are not yet in occupancy or paying rent. Strata Decision Technology (only with respect to 16,318 sq. ft. of its leased space) and Kemper Corporation are expected to take occupancy in March 2019 and January 2019, respectively.

(7)	Integrys Business Support, LLC leases 190,997 sq. ft., of which (i) 159,554 sq. ft., accounting for $20.38 PSF in underwritten base rent, expires in April 2029 and (ii) 31,443 sq. ft., accounting for $23.89 PSF in underwritten base rent, expires in February 2025.

(8)	Daniel J Edelman, Inc subleases a portion of its space totaling (i) 8,864 sq. ft. to Gatesman, Inc. at a base rent of approximately $22.50 PSF and (ii) 5,642 sq. ft. to Eshots, Inc. at a base rent of approximately $26.50 PSF, in each case through December 2021.

(9)	Inclusive of 64,956 sq. ft. associated with Slalom Inc., accounting for approximately $1.6 million in underwritten base rent, which has recently executed its lease, but is not yet in occupancy. Slalom Inc. currently has an anticipated lease commencement date in January 2019.

(10)	Though currently in occupancy, DDB Needham’s lease expires in June 2018, at which point the tenant is expected to vacate the Aon Center Property. The DDB Needham leased space has been underwritten as vacant, though three tenants are anticipated to backfill a portion of the DDB Needham space, pursuant to executed leases, totaling 119,216 sq. ft. that have been underwritten as in place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 East Randolph Street Chicago, IL 60601	Collateral Asset Summary – Loan No. 6 Aon Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 40.3% 3.03x 15.5%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
2018 & MTM	4	6,158	0.2%	6,158	0.2%	$52.57	0.6%	0.6%
2019	3	424	0.0%	6,582	0.2%	$0.00	0.0%	0.6%
2020	0	0	0.0%	6,582	0.2%	$0.00	0.0%	0.6%
2021	2	5,779	0.2%	12,361	0.4%	$25.69	0.3%	0.9%
2022	4	109,478	3.9%	121,839	4.4%	$18.47	3.9%	4.8%
2023	8	151,229	5.4%	273,068	9.8%	$21.13	6.1%	10.9%
2024	8	348,190	12.5%	621,258	22.4%	$22.83	15.3%	26.2%
2025	2	72,236	2.6%	693,494	25.0%	$23.02	3.2%	29.4%
2026	3	84,153	3.0%	777,647	28.0%	$19.09	3.1%	32.4%
2027	4	318,885	11.5%	1,096,532	39.5%	$21.41	13.1%	45.6%
2028 & Thereafter(3)	15	1,345,324	48.4%	2,441,856	87.9%	$21.08	54.4%	100.0%
Vacant	NAP	335,384	12.1%	2,777,240	100.0%	NAP	NAP
Total / Wtd. Avg.	53	2,777,240	100.0%			$21.34	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2018.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	2028 & Thereafter is inclusive of (i) 34,129 sq. ft. associated with the tenant amenity floor currently under construction and anticipated to provide a gym and conference center upon completion with no attributable underwritten base rent, (ii) 4,871 sq. ft. associated with building amenities including the security and concierge office, each of which has no attributable underwritten base rent and (ii) the building management office comprised of 4,994 sq. ft., accounting for $96,945 in underwritten base rent.

The Loan. The Aon Center mortgage loan (the “Aon Center Mortgage Loan”) is part of a fixed rate loan secured by the borrowers’ fee simple interest in an 83-story, approximately 2.8 million sq. ft. Class A office tower located in the East Loop neighborhood of Chicago, Illinois (the “Aon Center Property”). The Aon Center Mortgage Loan is evidenced by the non-controlling Note A-1 with an original principal balance of $50.0 million. The Aon Center Mortgage Loan is part of a $536.0 million whole loan that is evidenced by five promissory notes: four pari passu senior notes with an aggregate original principal balance of $350.0 million (the “Senior Notes”) and one subordinate note with original principal balance of $186.0 million (the “Junior Note” and, together with the Senior Notes, the “Aon Center Whole Loan”). Only the Aon Center Mortgage Loan will be included in the Benchmark 2018-B4 mortgage trust. One of the Senior Notes with an original principal balance of $214.0 million and the Junior Note were contributed to the JPMCC 2018-AON mortgage trust. The remaining Senior Notes are held by JPMCB and are expected to be contributed to one or more future securitization trusts.

The relationship between the holders of the Senior Notes and Junior Notes will be governed be a co-lender agreement as described under “Description of the Mortgage Pool – The Whole Loans – Aon Center Whole” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2018-B4	No
A-2	$43,000,000	$43,000,000	JPMCB	No
A-3	$43,000,000	$43,000,000	JPMCB	No
A-4	$214,000,000	$214,000,000	JPMCC 2018-AON	Yes
Total Senior Notes	$350,000,000	$350,000,000
B	$186,000,000	$186,000,000	JPMCC 2018-AON	No
Total	$536,000,000	$536,000,000

The Aon Center Whole Loan has a five-year interest only term and accrues interest at a fixed rate of 4.62740% per annum. The Aon Center Whole Loan proceeds were used to repay existing debt of approximately $575.8 million, fund upfront reserves of approximately $90.5 million, pay closing costs of approximately $8.1 million and return approximately $3.1 million in equity to the borrower sponsors. Based on the “Hypothetical” appraised value of $824.0 million as of May 1, 2018, the Cut-off Date LTV (calculated net of the $18.3 million performance reserve) for the Aon Center Senior Notes is 40.3%. The most recent prior financing of the Aon Center Property was not included in a securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 East Randolph Street Chicago, IL 60601	Collateral Asset Summary – Loan No. 6 Aon Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 40.3% 3.03x 15.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Whole Loan	$536,000,000	79.1%	Loan	$575,754,562	85.0%
Mezzanine Loans	141,500,000	20.9	Reserves	90,499,428	13.4
			Closing Costs	8,101,336	1.2
			Return of Equity	3,144,674	0.5
Total Sources	$677,500,000	100.0%	Total Uses	$677,500,000	100.0%

The Borrowers / Borrower Sponsors. The borrowers are 601 W Companies LLC and Brickell 13 Chicago LLC, each a single purpose entity and Delaware limited liability company structured to be a bankruptcy-remote entity with two independent directors in their organizational structure. The borrowers own the Aon Center Property as tenants-in-common. Please see “Risk Factors – Tenancies-in-Common May Hinder Recovery” in the Preliminary Prospectus for additional information. The borrower sponsors and nonrecourse carve-out guarantors are Mark Karasick and Michael Silberberg, jointly and severally. The 601W Companies, led by key principal Mark Karasick, is a leading private real estate acquisition, ownership, development, and management company. Over the past 15 years, The 601W Companies has acquired a number of commercial properties throughout the country, aggregatinjjg approximately 24 million sq. ft., with a collective value in excess of $5.0 billion. The 601W Companies has raised more than $1.0 billion involving 32 office buildings. Notable investments are the Old Chicago Post Office (Chicago, IL), the Wells Fargo Center (Winston-Salem, NC), One South Broad Street (Philadelphia, PA), 111 West Jackson (Chicago, IL) and Civic Opera Building (Chicago, IL).

The Property. The Aon Center Property an 83-story, approximately 2.8 million sq. ft. Class A office tower located in the East Loop neighborhood of Chicago, Illinois. The Aon Center Property is the third tallest building in Chicago and occupies an entire city block immediately adjacent to Chicago’s Millennium Park. Further, the property features unobstructed panoramic views of Lake Michigan, Millennium Park, Grant Park and the Chicago River. The Aon Center Property serves as a headquarters location for Aon Corporation (15.2% of net rentable area; rated Baa2/BBB+/A- by Moody’s/Fitch/S&P), Jones Lang LaSalle Inc. (7.2%; Baa1/NA/BBB), Kraft Heinz Food Company (6.1%; Aa2/A+/AA) and Daniel J. Edelman, Inc. (6.6%), as well as a regional hub for institutional quality tenants KPMG, LLP (11.0%), Integrys Business Support, LLC (6.9%; A3/BBB+/A-), Federal Home Loan Bank of Chicago (3.4% Aaa/AAA/AA+) and Microsoft Corporation (2.2%; Aaa/AA+/AAA). Additionally, the Aon Center Property includes a 678-space, four-level underground heated parking garage, resulting in a parking ratio of 0.24 spaces per 1,000 sq. ft. of rentable space.

The Aon Center Property was originally constructed in 1972 and is currently in the midst of a significant renovation that began in 2016. The Aon Center Property has benefitted from a history of institutional ownership and thorough operational and capital improvement program. Dating back to 2003, prior ownership invested approximately $187.8 million in the Aon Center Property’s base building, systems and tenant spaces. According to the borrower sponsors, since acquiring the Aon Center Property in 2015, they have invested an additional approximately $62.2 million towards further renovations and tenant improvements. Further, the borrower sponsors have budgeted approximately $24.7 million for ongoing capital improvement projects, approximately $8.0 million of which was reserved at closing for the completion of the new tenant amenity floor (the remaining amount is not reserved for and is not required to be completed under the Aon Center Whole Loan documents). The Aon Center Property features nearly column-free floorplates, modern building systems, a retail concourse, a complete building amenity package (upon completion of the tenant amenity floor) and access to Chicago’s pedway system with immediate connectivity to the Fairmont Hotel and Lakeshore Sport and Fitness. The Aon Center Property has earned both ENERGY STAR designation and LEED Certification Silver. Additionally, the Aon Center Property was named The Outstanding Building of the Year by a building industry association in 2009/2010.

The borrower sponsors initially acquired the property in 2015 at a cost of approximately $712.0 million ($256 PSF). At the time of acquisition, DDB Needham (“DDB”), one of the largest tenants (previously occupied 212,261 sq. ft.), communicated its intent to vacate the Aon Center Property at the end of its lease in June 2018. Furthermore, DDB’s lease called for a free rent period over the final 30 months of its lease term. Since acquiring the Aon Center Property, the borrower sponsors have marketed the building to a number of institutional quality and investment grade tenants, while also fully revamping the lobby and common areas and adding a state of the art tenant amenity floor (expected to be completed by year-end 2018). The tenant amenity floor is expected to include a modern gym, conference space and tenant lounge. Anticipating DDB vacating the property, the borrower sponsors have backfilled a large portion of the DDB space to three tenants: Centene (32,478 sq. ft.), HY Connect (21,728 sq. ft.) and Slalom (64,956 sq. ft.). This is consistent with overall leasing momentum at the Aon Center Property, having signed over 270,000 sq. ft. (including the three tenants in the previous sentence) in new and expansion leases year to date at a weighted average term of 11.3 years and underwritten base rent of $25.15 PSF.

The Aon Center Property is located in Chicago’s East Loop office submarket, affording tenants immediate access to public transportation, as well as the city’s entertainment, hospitality and residential districts. The Aon Center Property’s location links the Magnificent Mile retail corridor to Chicago’s recreational and cultural destinations, and is anchored by Millennium Park and the State Street retail corridor. In particular, the Aon Center Property benefits from direct access to Lake Shore Drive and several key north/south thoroughfares via Route 290, including Michigan Avenue as well as Wacker Drive, which is a major artery that follows the south and east banks of the Chicago River within the CBD. Furthermore, the Aon Center Property provides access to public transportation with five of the seven CTA “L” lines accessible within two blocks, the Ogilvie Transportation Center located 11 blocks west of the Aon Center Property and commuter train service to the entire metropolitan area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 East Randolph Street Chicago, IL 60601	Collateral Asset Summary – Loan No. 6 Aon Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 40.3% 3.03x 15.5%

As of May 1, 2018, the Aon Center Property was 87.9% leased to 52 tenants, including a mix of international, institutional quality tenancy. Approximately 53.3% and 62.1% of net rentable area and underwritten base rent, respectively, are attributable to investment grade tenants. The Aon Center Property’s ten largest tenants (eight of which have investment grade credit ratings) occupy approximately 1.8 million sq. ft. (63.4% of net rentable area) on a long-term basis with a weighted average remaining lease term of approximately 10.1 years.

Major Tenants.

Aon Corporation (423,047 sq. ft.; 15.2% of NRA; 14.6% of U/W Base Rent) Aon Corporation (“Aon”) (rated Baa2/BBB+/A- by Moody’s, Fitch and S&P) (NYSE: AON) is a global professional services firm headquartered in London that provides consulting and solutions to clients focused on risk, retirement and health. Aon was founded in 1982 and has since grown to approximately 50,000 employees worldwide, serving 120 countries. Aon provides its services to all market segments, including individuals through personal lines, mid-market companies and large global companies, and serves almost every industry worldwide. As of 2017, Aon had revenues of approximately $10.0 billion and total assets of $26.1 billion. Aon Corporation currently occupies floors 3-15 through December 2028 and has two five-year renewal options. Aon currently subleases a portion of its space totaling 15,850 sq. ft. to an affiliate, Hewitt Associates LLC, through December 2028.

KPMG LLP (304,439 sq. ft.; 11.0% of NRA; 12.3% of U/W Base Rent) KPMG LLP (“KPMG”) is a professional service company and one of the big four accounting firms. The company is headquartered in Amstelveen, the Netherlands, and employs approximately 197,263 people as of 2017. KPMG’s main lines of services include financial audit, tax and advisory and its practices serve companies across the globe. As of 2017, KPMG has revenues of approximately $26.4 billion, comprised of $10.4 billion across its audit business, $10.2 billion across its advisory business and $5.8 billion across its tax business. KPMG recently executed a 31,654 sq. ft. expansion lease commencing in July 2018 and is expected to complete build-out of its expansion space in August 2018 and take physical occupancy in September 2018. KPMG leases floors 51, 53, 54, 55-61, 67 and 68 through August 2027 and has three five-year renewal options.

Jones Lang LaSalle Inc. (200,730 sq. ft.; 7.2% of NRA; 8.1% of U/W Base Rent) Jones Lang LaSalle Inc. (“JLL”) (rated Baa1/BBB by Moody’s and S&P) (NYSE: JLL) is a global professional services and investment management firm specializing in real estate and is a member of the Fortune 500. JLL’s teams provide integrated services to clients seeking increased value by owning, occupying, developing or investing in real estate. Headquartered in Chicago, JLL was founded in 1999 through the merger of Jones Lang Wootton and LaSalle Partners and currently employs approximately 82,000 people across 80 countries. As of 2017, JLL has revenue of $7.9 billion, managed approximately 4.6 billion sq. ft. of space and completed investment sales, acquisitions and finance transactions of approximately $170 billion. JLL occupies floors 43-48 through May 2032 and has two five-year renewal options.

Environmental Matters. The Phase I environmental report dated February 26, 2018 recommended no further action at the Aon Center Property.

The Market. The Aon Center Property is located in the central business district of Chicago, Illinois in the East Loop submarket within the greater Chicago office market. The East Loop submarket contains approximately 28.2 million sq. ft. of office space and is bordered by the Chicago River to the north, Congress parkway to the south, Lake Michigan to the east and State Street to the west. The greater Chicago-Naperville-Joliet MSA ranks second nationally in total office inventory behind New York, containing nearly 234.3 million sq. ft. of office space. Chicago’s largest employers include a diverse group of multinational corporations representing a variety of industries including telecommunications, aviation, manufacturing, retail and banking. Thirty-one of the nation’s Fortune 500 corporations are headquartered in the Chicago region including Walgreens, Boeing, United Continental Holdings, Inc., The Allstate Corporation, Exelon Corporation, McDonald’s Corporation, Sears Holdings Corporation and US Foods, Inc.

As of the first quarter of 2018, the greater Chicago Class A office market consisted of approximately 95.9 million sq. ft. across 112 buildings with an overall market vacancy of 11.8% and average asking rents of approximately $31.88 PSF. At a more granular level, the East Loop Class A submarket totaled approximately 15.7 million sq. ft. across 15 buildings with an overall market vacancy of 11.0% and average market asking rents of $24.59 PSF. The overall East Loop submarket vacancy rate is currently 10.6% which is down 1.2% compared to year-end 2017. During the same time period, quoted asking rents have increased modestly from $27.74 PSF to $28.10 PSF.

The appraisal identified eight Class A/B office rent comparables in the East Loop submarket with comparable buildings built between 1965 and 2005 and ranging in size from 737,308 sq. ft. to 3,903,883 sq. ft. Recently executed leases at the comparable properties across approximately 853,121 sq. ft. in recent leasing ranged between $18.25 and $30.00 PSF with a weighted average of approximately $27.85 PSF. Based on the eight Class A/B office rent comparables identified, Class A properties have generally demanded rents nearly $10.00 PSF greater than Class B properties in the market. Over 270,000 sq. ft. in leases signed year-to-date at the Aon Center Property have been executed at a weighted average rent of approximately $25.15 PSF, in-line with leasing identified in the appraisal. Based on the appraiser’s analysis and concluded market rent across categories, the Aon Center Property’s in-place rent is approximately 20% below market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 East Randolph Street Chicago, IL 60601	Collateral Asset Summary – Loan No. 6 Aon Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 40.3% 3.03x 15.5%

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	2014	2016	2017	T-12 4/30/2018	U/W	U/W PSF
Base Rent(3)(4)	$37,867,681	$39,670,015	$45,487,490	$45,850,620	$52,099,354	$18.76
Vacant Income	0	0	0	0	7,155,753	2.58
Gross Potential Rent	$37,867,681	$39,670,015	$45,487,490	$45,850,620	$59,255,107	$21.34
Total Reimbursements(4)	32,101,525	32,292,738	36,506,554	38,420,245	46,839,313	16.87
Total Other Income	5,007,573	4,808,987	4,526,297	4,517,840	4,493,365	1.62
Less: Vacancy	0	0	0	0	(12,812,153)	(4.61)
Effective Gross Income	$74,976,779	$76,771,740	$86,520,341	$88,788,705	$97,775,632	$35.21
Total Operating Expenses	40,147,832	41,160,114	43,960,435	45,406,455	46,208,188	16.64
Net Operating Income(5)	$34,828,947	$35,611,627	$42,559,906	$43,382,250	$51,567,444	$18.57
TI/LC	0	0	0	0	1,388,620	0.50
Capital Expenditures	0	0	0	0	472,131	0.17
Net Cash Flow(6)	$34,828,947	$35,611,627	$42,559,906	$43,382,250	$49,706,693	$17.90
(1)	Based on the underwritten rent roll dated May 1, 2018.

(2)	Complete 2015 financials are not available due to timing of the borrower sponsors’ acquisition of the Aon Center Property.

(3)	U/W Base Rent includes rent steps though May 2019 and is adjusted for known vacates (DDB) and pending leases (Jimmy John’s Sub and United States Postal Service underwritten based on most recent draft of the related leases). Investment grade tenants with a lease expiration date one year beyond the Aon Center Whole Loan maturity are underwritten to average rent over loan term. In total, U/W Base Rent is inclusive of approximately $4.1 million attributable to average rent and contractual rent steps.

(4)	Base Rent and Total Reimbursements for historical periods 2014, 2016, 2017 and T-12 4/30/2018 have been adjusted to gross up for actual rent abatements and abated recoveries totaling approximately $12.0 million, $15.3 million, $20.7 million and $20.9 million, respectively. A detailed breakdown is not available for the 2014 period as the Aon Center Property was owned and managed by a prior owner and manager. The aggregate full year 2016, 2017 and T-12 4/30/2018 rent abatement and abated recovery figures in the preceding sentence are primarily attributable to free rent and abated recovery periods associated with DDB (approximately $16.6 million) (which had a free rent period for the last 30 months of its contractual lease term and will vacate in June 2018), Kraft Heinz (approximately $6.7 million), Aon Corporation (approximately $5.5 million), Jones Lang LaSalle (approximately $6.6 million) and Integrys (approximately $2.4 million). The remaining aggregate full year 2016, 2017 and T-12 4/30/2018 amount of $4.1 million is attributable to rent abatements and abated recoveries across eight other tenants.

(5)	The increase in 2017 NOI from 2016 NOI is primarily attributable to leasing over the course of 2016 and 2017, including Kraft Heinz (169,717 sq. ft.), KPMG expansion space (31,654 sq. ft.) and Strata Decision Technology (16,793 sq. ft.), collectively accounting for approximately $9.7 million in underwritten gross rent.

(6)	The increase in Underwritten Net Cash Flow from T-12 4/30/2018 Net Cash Flow is primarily attributable to (i) over 270,000 sq. ft. in new and expansion leasing executed year-to-date, accounting for approximately $6.8 million in underwritten base rent and (ii) approximately $4.1 million in average rent and contractual rent steps.

Property Management. The Aon Center Property is managed by Jones Lang LaSalle Americas (Illinois) L.P., an Illinois limited partnership.

Lockbox / Cash Management. The Aon Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept daily into the borrowers’ operating account, unless a Cash Sweep Event (as defined below) is continuing, in which event such funds are required to be swept not less than two times per week into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or property manager, (iii) a DSCR Trigger Event (as defined below), (iv) a Major Tenant Trigger Event (as defined below) or (v) an event of default under the mezzanine loans.

A Cash Sweep Event may be cured in accordance with the following conditions: with respect to a Cash Sweep Event caused solely by (a) clause (i) above, the acceptance of a cure by the lender of the related event of default, (b) clause (ii) above, a DSCR Cure Event (as defined below) has taken place, (c) clause (iii) above if borrower has replaced the manager with a qualified manager under a replacement management agreement within 60 days in accordance with the loan documents, (d) clause (iv) above, if the Cash Sweep Event is caused solely by the occurrence of a Major Tenant Trigger Event (as defined below) other than an Aon Trigger Event (as defined below), if the borrowers lease all or substantially all of the space previously leased to the respective major tenant that is the cause of such Major Tenant Trigger Event to one or more replacement tenant(s) reasonably acceptable to the lender pursuant to a lease(s) reasonably acceptable to the lender or if the Cash Sweep Event is caused solely by the occurrence of an Aon Trigger Event (as defined below), the borrowers lease all or substantially all of the space previously leased to Aon Corporation that has been vacated, abandoned or subleased to one or more replacement tenants reasonably acceptable to the lender pursuant to one or more leases reasonably acceptable to the lender, or the applicable space is being subleased by Aon Corporation to one or more investment grade rated tenant(s) who has accepted delivery of the related space and is paying unabated rent in an amount no less that the contract rate of the Aon lease or (e) clause (v) above, the acceptance of a cure by the mezzanine lender of the related mezzanine event of default. Each cure is also subject to the following conditions: (1) no other event of default may have occurred and be continuing; (2) a cure may occur no more than two times in the aggregate during the term of the Aon Center Whole Loan; and (3) the borrowers pay the lender’s reasonable expenses in connection with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 East Randolph Street Chicago, IL 60601	Collateral Asset Summary – Loan No. 6 Aon Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 40.3% 3.03x 15.5%

such cure. Notwithstanding the foregoing, in no event will the borrowers have the right to cure a Cash Sweep Event occurring from a borrower bankruptcy.

“DSCR Trigger Event” means the date on which the debt service coverage ratio (as calculated in the loan documents and including mezzanine debt service) based on the trailing three-month period immediately preceding the date of determination is less than 1.10x commencing on the date that is six months from loan origination.

“DSCR Cure Event” means the debt service coverage ratio, based on the trailing three-month period immediately preceding the date of determination, is at least 1.25x for two consecutive quarters.

“Major Tenant Trigger Event” means (a) any bankruptcy or insolvency action of JLL, Aon or KPMG, (b) if Aon vacates, abandons or subleases more than 50.0% or more of its premises at the Aon Center Property (an “Aon Trigger Event”) or (c) if JLL, Aon or KPMG terminates its lease without the lender’s approval.

Initial and Ongoing Reserves. At loan origination, the borrowers deposited (i) $38,000,000 into a new lease reserve (as described below), (ii) $18,300,000 into a performance reserve (as described below), (iii) $13,236,245 into an outstanding tenant improvements and leasing commission reserve, (iv) $7,960,197 into an amenity floor capital expenditure reserve, (v) $6,612,672 into a tax reserve account, (vi) $5,235,989 into an outstanding free rent reserve for all outstanding free rent over the first 12-months of the Mortgage Loan term (representing over 50% of total free rent over the term of the loan; the unreserved portion of free rent over the loan term is approximately 87.9% attributable to investment grade tenants), (vii) $1,084,347 into an insurance reserve account and (viii) 69,978 into a required repairs reserve account.

On the origination date, the borrowers deposited with the lender $38,000,000, which amount is required to be held by the lender to cover tenant improvement obligations and/or leasing commissions for the tenants that enter into Qualified Lease(s) (as defined below) after the closing date.

“Qualified Lease” means (a) certain existing leases specified in the mortgage loan documents (accounting for $16,896,608 in outstanding tenant improving and leasing commission obligations), (b) any lease entered into after the origination date that qualifies for reimbursement or direct payment of leasing costs from the new lease reserve and otherwise satisfies the leasing criteria set forth in the mortgage loan documents; provided, however, that the lender can approve a lease for reimbursement or payment of leasing costs that does not otherwise meet the threshold for Qualified Leases; and provided further that, in the event a lease provides for leasing costs in excess of the maximum TI/LC amounts set forth on the applicable schedule to the mortgage loan agreement, such lease can still be deemed a Qualified Lease if the borrowers deposit the amount of the excess into the new lease reserve account.

On the origination date, the borrowers deposited with the lender $18,300,000, which amount is to be held by the lender for capital expenditures and leasing costs that are reasonably approved by the lender. The performance reserve will be available to the borrowers for lender approved capital expenditures and reimbursement or direct payment of leasing costs provided the Performance Thresholds (as defined below) have been satisfied and a Cash Sweep Event has not occurred; provided, however, that such disbursements will not be duplicative of expenditures or costs for which funds have been disbursed from the rollover reserve fund, the new lease reserve, the outstanding tenant improvement and leasing commission reserve or the amenity floor capital expenditure reserve.

“Performance Threshold” means the execution of the Slalom lease (which has already occurred prior to the origination date) and a Qualified Lease equal to 35,000 sq. ft. The lender is required to release a pro-rata portion of the performance reserve in the event the borrowers sign a Qualified Lease of less than 35,000 sq. ft. but more than 17,500 sq. ft.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of annual real estate taxes, initially $1,502,880.

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums (initially $120,483). In the event the borrowers obtain and maintain a blanket insurance policy in form and substance reasonably acceptable to the lender and there is no event of default, the requirement for monthly deposits into the insurance reserve will be waived.

Replacement Reserve. The borrowers are required to deposit into a replacement reserve, on a monthly basis, 1/12 of $0.25 multiplied by the aggregate amount of rentable sq. ft. at the Aon Center Property.

TI/LC Reserve Account. Commencing on the one year anniversary of the first payment date, the borrowers are required to deposit into a TI/LC reserve, on a monthly basis, approximately 1/12 of $0.75 multiplied by the aggregate amount of rentable sq. ft. at the Aon Center Property, subject to a cap of $5,600,000. The borrowers are also required to deposit any termination fees or other consideration payable in connection with any early termination of a lease at the Aon Center Property.

Partial Lease Termination. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 East Randolph Street Chicago, IL 60601	Collateral Asset Summary – Loan No. 6 Aon Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 40.3% 3.03x 15.5%

Current Mezzanine or Subordinate Indebtedness. The Aon Center Whole Loan includes the Junior Note, which is generally subordinate in right of payment to the Senior Notes. In addition, a $73,750,000 mezzanine loan (the “Aon Center Mezzanine A Loan”), and a $67,750,000 second mezzanine loan (the “Aon Center Mezzanine B Loan”) (collectively the, “Aon Center Mezzanine Loans”) were originated to provide financing to the parent of the borrowers and its parent secured by a pledge of 100% of the direct equity interests in the borrowers and the parent of the borrowers, respectively. The Aon Center Mezzanine A Loan carries an interest rate of 5.25000% per annum and the Aon Center Mezzanine B Loan carries an interest rate of 8.80000% per annum and both are coterminous with the Aon Center Whole Loan. The lenders of the Aon Center Whole Loan and the Aon Center Mezzanine Loans entered into intercreditor agreements that provide for consent rights, cure rights and the right to purchase defaulted loans. The Aon Center Mezzanine Loans are expected to be sold to one or more third parties.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. The borrowers are permitted to obtain the release of the non-income producing, non-office component of the Aon Center Property in connection with the creation of an observation deck at the Aon Center Property (which will be comprised of an observatory and entertainment center on floors 81-83 of the building) without any requirement to pay any portion of the loan, any release amount, prepayment fee, yield maintenance premium or otherwise, upon satisfaction of the conditions set forth in the loan documents. The appraisal did not attribute any value to such component.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

636 11th Avenue New York, NY 10036	Collateral Asset Summary – Loan No. 7 636 11th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 56.1% 2.39x 10.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

636 11th Avenue New York, NY 10036	Collateral Asset Summary – Loan No. 7 636 11th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 56.1% 2.39x 10.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

636 11th Avenue New York, NY 10036	Collateral Asset Summary – Loan No. 7 636 11th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 56.1% 2.39x 10.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

636 11th Avenue New York, NY 10036	Collateral Asset Summary – Loan No. 7 636 11th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 56.1% 2.39x 10.3%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Credit Assessment (S&P)(9):	BBB
Borrower Sponsors:	Behrouz Ben Hakimian; Joe Hakimian
Borrower:	Plaza West Associates, LLC
Original Balance(1):	$50,000,000
Cut-off Date Balance(1):	$50,000,000
% by Initial UPB:	4.3%
Interest Rate(2):	4.07300%
Payment Date:	1st of each month
First Payment Date:	July 1, 2018
Anticipated Repayment Date(2):	June 1, 2028
Maturity Date(2):	June 1, 2029
Amortization:	Interest Only, ARD
Additional Debt(1)(3):	$190,000,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection(4):	L(25), D(89), O(6)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$76,801	$25,600
Replacement:	$7,990	$7,990
TI/LC:	$0	Springing
Required Repairs:	$1,198,696	NAP
Outstanding TI/LC:	$137,671	$0
Dark Trigger:	$0	Springing

Financial Information(6)
Cut-off Date Balance / Sq. Ft.:	$426
Balloon Balance / Sq. Ft.(7):	$426
Cut-off Date LTV:	56.1%
Balloon LTV(7):	56.1%
Underwritten NOI DSCR:	2.49x
Underwritten NCF DSCR:	2.39x
Underwritten NOI Debt Yield:	10.3%
Underwritten NCF Debt Yield:	9.9%
Underwritten NOI Debt Yield at Balloon(6):	10.3%
Underwritten NCF Debt Yield at Balloon(6):	9.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1917 / 2008
Total Sq. Ft.:	564,004
Property Management:	Hakimian P.W. Management, LLC
Underwritten NOI:	$24,723,249
Underwritten NCF:	$23,640,361
Appraised Value(8):	$428,000,000
Appraisal Date:	April 4, 2018

Historical NOI
Most Recent NOI:	$24,705,498 (T-12 April 30, 2018)
2017 NOI:	$25,102,829 (December 31, 2017)
2016 NOI:	$26,158,207 (December 31, 2016)
2015 NOI:	$25,514,617 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	100.0% (July 1, 2018)
2017 Occupancy:	100.0% (December 31, 2017)
2016 Occupancy:	100.0% (December 31, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
(1)	The Original Balance and Cut-off Date Balance of $50.0 million represents the controlling Note A-1 which, together with the $60.0 million pari passu non-controlling Note A-2, $50.0 million pari passu non-controlling Note A-3, $65.0 million pari passu non-controlling Note A-4 and $15.0 million pari passu non-controlling Note A-5, comprise the 636 11th Avenue Whole Loan with an aggregate original principal balance of $240.0 million.

(2)	The 636 11th Avenue Whole Loan has an anticipated repayment date of June 1, 2028 (the “Anticipated Repayment Date” or “ARD”) and a final maturity date of June 1, 2029. From and after the Anticipated Repayment Date, the 636 11th Avenue Whole Loan accrues interest at a rate that is equal to the greater of (i) 7.07300% and (ii) the 10-year swap yield as of the ARD plus 3.00000% per annum, but in no event in excess of 9.07300%. Commencing on April 1, 2028 and on each payment date until the final maturity date, the 636 11th Avenue Whole Loan requires monthly payments of all excess cash flow for the preceding month after the payment of reserves, interest calculated at the initial Interest Rate and operating expenses to be applied (i) first to the reduction of the principal balance of the 636 11th Avenue Whole Loan and (ii) second, after the Anticipated Repayment Date, to the payment of accrued interest on the 636 11th Avenue Whole Loan at the excess of the increased interest rate over the initial interest rate.

(3)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.

(4)	The lockout period will be at least 25 payments beginning with and including the first payment date of July 1, 2018. Defeasance of the full $240.0 million 636 11th Avenue Whole Loan is permitted at any time after the date that is two years from the closing date of the securitization that includes the note to be last securitized (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not expired by July 1, 2022, the borrower is permitted to prepay the 636 11th Avenue Whole Loan with a yield maintenance premium. The assumed lockout period of 25 payments is based on the expected Benchmark 2018-B4 securitization closing date in July 2018. The actual lockout period may be longer.

(5)	See “Initial and Ongoing Reserves” herein.

(6)	Balance / Sq. Ft., LTV, DSCR and Debt Yield calculations are based on the $240.0 million 636 11th Avenue Whole Loan.

(7)	The Balloon Balance / Sq. Ft., Balloon LTV, Underwritten NOI Debt Yield at Balloon and Underwritten NCF Debt Yield at Balloon calculations are based on the ARD.

(8)	The appraiser concluded a “hypothetical go dark” value of $207.0 million, which equates to a loan to dark value ratio of 115.9% based on the 636 11th Avenue Whole Loan.

(9)	S&P provided the above rating for the 636 11th Avenue Loan in the context of its inclusion in the mortgage pool.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

636 11th Avenue New York, NY 10036	Collateral Asset Summary – Loan No. 7 636 11th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 56.1% 2.39x 10.3%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent	Lease Expiration
The Ogilvy Group, Inc.	BBB+ / Baa2 / BBB	564,004	100.0%	$56.34	100.0%	6/30/2029
Total / Wtd. Avg. Occupied Collateral		564,004	100.0%	$56.34	100.0%
Vacant		0	0.0%
Total		564,004	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	U/W Base Rent PSF represents average rent over the remaining loan term (current contractual rent is $51.54 PSF).

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(2)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	1	564,004	100.0%	564,004	100.0%	$56.34	100.0%	100.0%
Vacant	NAP	0	0.0%			NAP	NAP
Total / Wtd. Avg.	1	564,004	100.0%			$56.34	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2018.

(2)	Annual U/W Base Rent PSF includes current contractual rent of $51.54 PSF and average rent over the remaining loan term.

The Loan. The 636 11th Avenue loan (the “636 11th Avenue Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 564,004 sq. ft., Class A office building located in the Hell’s Kitchen neighborhood of Manhattan (the “636 11th Avenue Property”). The 636 11th Avenue Loan is evidenced by the controlling Note A-1, which has an Original Balance and Cut-off Date Balance of $50.0 million. The whole loan (the “636 11th Avenue Whole Loan”), with an aggregate original principal balance of $240.0 million, was co-originated by JPMCB and CREFI and is evidenced by five pari passu promissory notes as described below. The pari passu non-controlling Note A-4, with an original principal balance of $65.0 million, was contributed to the CGCMT 2018-C5 mortgage trust. The table below summarizes the remaining promissory notes, which are currently held by JPMCB and CREFI and are expected to be contributed to one or more future securitization transactions.

The relationship between the holders of the 636 11th Avenue Whole Loan is governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2018-B4	Yes
A-2	$60,000,000	$60,000,000	JPMCB	No
A-3	$50,000,000	$50,000,000	JPMCB	No
A-4	$65,000,000	$65,000,000	CGCMT 2018-C5	No
A-5	$15,000,000	$15,000,000	CREFI	No
Total	$240,000,000	$240,000,000

The 636 11th Avenue Whole Loan is structured with an Anticipated Repayment Date of June 1, 2028, a final maturity date of June 1, 2029 and will be interest-only for the entire term. The 636 11th Avenue Loan accrues interest at a fixed rate equal to 4.07300% until the Anticipated Repayment Date. From and after the Anticipated Repayment Date, the 636 11th Avenue Whole Loan accrues interest at a rate that is equal to the greater of (i) 7.07300% and (ii) the 10-year swap yield as of the ARD plus 3.00000% per annum, but in no event in excess of 9.07300%. Proceeds of the 636 11th Avenue Whole Loan were used to retire existing debt of approximately $192.7 million,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

636 11th Avenue New York, NY 10036	Collateral Asset Summary – Loan No. 7 636 11th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 56.1% 2.39x 10.3%

pay closing costs of approximately $3.3 million, fund upfront reserves of approximately $1.4 million and return approximately $42.6 million of equity to the borrower sponsor. Based on the appraised value of $428.0 million as of April 4, 2018, the Cut-off Date LTV is 56.1%. In addition, the appraiser concluded a “hypothetical go dark” appraised value of $207.0 million as of April 4, 2018. The most recent prior financing of the 636 11th Avenue Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$240,000,000	100.0%	Loan Payoff	$192,694,141	80.3%
			Closing Costs	$3,325,737	1.4%
			Reserves	$1,421,157	0.6%
			Return of Equity	$42,558,964	17.7%
Total Sources	$240,000,000	100.0%	Total Uses	$240,000,000	100.0%

The Borrower / Borrower Sponsor. The borrower is Plaza West Associates, LLC, a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The nonrecourse carveout guarantors and the borrower sponsors of the 636 11th Avenue Whole Loan are Behrouz Ben Hakimian (“Ben Hakimian”) and Joe Hakimian, both co-founders of The Hakimian Organization, a developer, owner, and manager of luxury New York real estate. Established in 1970, The Hakimian Organization has completed over 30 ground-up construction and conversion projects of residential, office and hotel properties in Manhattan. Ben Hakimian, the president of The Hakimian Organization, has led the company in developing over 30 buildings including 75 Wall Street in the Financial District, a 40-story mixed-use tower in Midtown, the jewelry district’s first high-rise commercial condominium and a tower in the Flatiron Historic District. Joe Hakimian, CEO of The Hakimian Organization, has guided the creation of over 3.0 million sq. ft. of real estate and is a registered professional engineer.

The Property. The 636 11th Avenue Property is an 11-story building totaling 564,004 sq. ft. of Class A office space located in New York, New York. The 636 11th Avenue Property was built as a chocolate factory in 1917 and achieved LEED Silver certification after a 2008 renovation which converted the 636 11th Avenue Property to office space. The 636 11th Avenue Property features high ceilings and offers views of the Hudson River and Midtown Manhattan.

As of July 1, 2018, the 636 11th Avenue Property is 100.0% leased to one tenant, The Ogilvy Group, Inc. (“The Ogilvy Group” or “Ogilvy Tenant”) whose lease expires in June 2029. The Ogilvy Group, an international advertising and public relations agency, has been headquartered at the 636 11th Avenue Property since January 2008.

The building includes a cafeteria, fitness center, and shuttle service provided to Penn Station, Port Authority Bus Terminal and Grand Central station. According to the borrower sponsor, following the signing of The Ogilvy Group’s lease in January 2008, the borrower sponsor invested approximately $40.0 million toward building upgrades including new elevator shafts, equipment and cars, mechanical equipment and structural work, approximately $27.0 million in soft costs such as design, project management and professional costs and approximately $21.0 million in leasing commissions. Additionally, the borrower sponsor contributed approximately $21.0 million toward the tenant’s approximately $113.3 million office build-out costs. In total, the borrower sponsor has invested approximately $109.0 million into the property since January 2008.

The 636 11th Avenue Property is located in the Hell’s Kitchen neighborhood of Manhattan and spans the entire eastern side of the block facing 11th Avenue between West 46th and 47th Streets. The 636 11th Avenue Property is located approximately 0.5 miles northwest of the Port Authority Bus Terminal and approximately 0.2 miles north of the Lincoln Tunnel, which provides connectivity to New Jersey. The 636 11th Avenue Property offers access to the West Side Highway (Route 9A) and four different subway stations connecting to eight subway lines all within a ten minute walk.

Sole Tenant. The Ogilvy Group (564,004 sq. ft.; 100.0% of NRA; 100.0% of U/W Base Rent) The Ogilvy Group is an international marketing communications company and has been headquartered at the 636 11th Avenue Property since January 2008. The Ogilvy Group has operated as a subsidiary of WPP plc (“WPP”) since 1989. WPP had approximately £15.3 billion of revenue in 2017, making it one of the largest marketing and communications companies in the world. WPP US Holdings, Inc. is the primary guarantor and WPP Jubilee Limited is the secondary guarantor for the lease. WPP Jubilee Limited is a wholly owned subsidiary of WPP and the entire operations of the group are held by WPP Jubilee Limited. The Ogilvy Group’s lease provides the Ogilvy Tenant with two five-year renewal options after the June 30, 2029 expiration date and does not provide the tenant with any termination options other than customary rights after a casualty or condemnation or a default under the lease. The Ogilvy Tenant must provide any notice of renewal 18-months prior to the first extension term.

Environmental Matters. The Phase I environmental report, dated April 11, 2018, recommended investigating vapor intrusion following detection of dry cleaning solvents and chemicals in the soil and groundwater from a prior subsurface investigation and the implementation and maintenance of an asbestos operations and maintenance plan. In lieu of such investigation, the lender required the borrower to obtain a lender environmental protection and liability insurance policy. The policy was issued by Steadfast Insurance Company and includes individual and aggregate limits of $1.0 million, with a self-insured retention of $25,000. The policy expires on May 11, 2031.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

636 11th Avenue New York, NY 10036	Collateral Asset Summary – Loan No. 7 636 11th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 56.1% 2.39x 10.3%

ICIP Tax Abatement. The 636 11th Avenue Property is in year 11 of a 12-year Industrial and Commercial Incentive Program (“ICIP”) tax abatement, which is scheduled to phase out completely in 2020/2021. Taxes for (i) the 2018/2019 year are estimated to be $7,722,222 after the ICIP abatement (the 2018/2019 taxes before the ICIP abatement would be $8,883,173, for a difference of $1,160,951), and (ii) the 2019/2020 year are estimated to be $8,815,199 after the ICIP abatement (the 2019/2020 taxes before the ICIP abatement would be $9,395,675, for a difference of $580,476). The lender underwrote real estate taxes based on the real estate taxes for the 2018/2019 tax year after giving effect to the abatement.

The Market. The 636 11th Avenue Property is located along 11th Avenue between 46th and 47th Streets in the Times Square/West Side office submarket of the Midtown office market in Manhattan. The 636 11th Avenue Property is approximately 0.5 miles northwest of the Port Authority Bus Terminal, one of the largest transportation hubs in New York City, which provides access to the A, C, E, N, Q, R, W, 1, 2, 3, and 7 trains, as well as the shuttle to Grand Central Terminal.

The 636 11th Avenue Property is located in the Times Square/West Side office submarket and competes with Class A/B office properties. According to the appraisal, as of the fourth quarter of 2017, the vacancy rate for office space in the Times Square/West Side submarket was 6.5% and the average annual rental rate was $78.31 PSF.

The appraiser identified 11 comparable office leases signed between January 2016 and March 2018 relative to The Ogilvy Group lease signed at the 636 11th Avenue Property. Rent comparables had base rents ranging from $44.50 to $71.00 PSF. The appraiser concluded an estimated base rental rate of $55.00, which is in line with the underwritten base office rent of $56.34 PSF (which represents the straight-line average of the tenant’s rent steps over the course of the lease term) for the office lease at the 636 11th Avenue Property.

The subsequent table summarizes the comparable office leases as determined by the appraisal.

Rent Comparables(1)
Address	Total Building Size (NRA)	Space Leased	Tenant Name	Year Built / Renovated	Lease Date	Size (NRA)	Term (Years)	Base Rent PSF
636 11th Avenue(2)	564,004	Entire Building	The Ogilvy Group, Inc.	1917/2008	Jul-09	564,004	20.0	$56.34(3)
500 Seventh Avenue	609,000	E8, E9, E12, E14, E17, E18	WeWork	1922/2000	Mar-18	255,610	15.0	$71.00
307 W 38th Street	300,000	E2, E3, E4, E5, E7, E8	GMHC	1933/2004	Feb-18	112,273	30.0	$52.00
424 W 33rd Street	146,000	E7-E13	Spaces	1913/NAP	Dec-17	103,343	10.0	$70.50
475 Tenth Avenue	259,920	P8	KCD Worldwide	1915/NAP	Sep-17	13,346	10.7	$65.13
234 W 39th Street	91,466	E7	Sunlight Financial	1921/NAP	Jul-17	8,229	5.0	$51.00
525 Seventh Avenue	463,818	E21	Betsy & Adam	1925/NAP	Jun-17	20,611	10.0	$54.50
320 W 37th Street	125,800	P1	People's Forum Inc.	1927/NAP	Jun-17	16,333	10.4	$51.08
320 W 37th Street	125,800	E13	Roivant Sciences, Inc.	1927/NAP	Apr-17	6,162	5.0	$48.00
535 Eighth Avenue	144,203	P21	Setty & Associates	1927/1999	Feb-17	2,852	3.1	$44.50
311 W 43rd Street	186,083	E10-14	WeWork	1905/1983	Oct-16	63,732	16.0	$65.16
555 W 57th Street	975,983	P18	CBS Broadcasting, Inc.	1973/NAP	Jan-16	35,112	8.0	$56.88

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated July 1, 2018.

(3)	Base Rent PSF represents average rent over the remaining loan term (current contractual rent is $51.54 PSF).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

636 11th Avenue New York, NY 10036	Collateral Asset Summary – Loan No. 7 636 11th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 56.1% 2.39x 10.3%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2015	2016	2017	T-12 4/30/2018	U/W	U/W PSF
Base Rent(2)	$29,070,620	$29,070,620	$29,070,620	$29,070,620	$31,777,847	$56.34
Vacant Income	0	0	0	0	0	0.00
Gross Potential Rent	$29,070,620	$29,070,620	$29,070,620	$29,070,620	$31,777,847	$56.34
CAM Reimbursements	3,370,600	3,794,497	4,496,316	4,924,551	5,381,846	9.54
Net Rental Income	$32,441,220	$32,865,117	$33,566,936	$33,995,171	$37,159,693	$65.89
Less: Vacancy	0	0	0	0	(1,857,985)	(3.29)
Other Income(3)	1,441,244	2,778,560	2,241,509	2,014,060	2,227,500	3.95
Effective Gross Income	$33,882,464	$35,643,677	$35,808,445	$36,009,231	$37,529,208	$66.54
Total Operating Expenses(4)	8,367,847	9,485,470	10,705,616	$11,303,733	12,805,959	$22.71
Net Operating Income	$25,514,617	$26,158,207	$25,102,829	$24,705,498	$24,723,249	$43.84
TI/LC	0	0	0	0	987,007	1.75
Replacement Reserves	0	0	0	0	95,881	0.17
Net Cash Flow	$25,514,617	$26,158,207	$25,102,829	$24,705,498	$23,640,361	$41.92

(1)	Based on the underwritten rent roll dated July 1, 2018.

(2)	U/W Base Rent PSF represents average rent over the remaining loan term (current contractual rent is $51.54 PSF).

(3)	Other Income consists of overtime HVAC chargebacks.

(4)	The 636 11th Avenue Property benefits from an ICIP property tax exemption, which results in a reduced property tax expense. For a full description, please see “ICIP Tax Abatement” above.

Property Management. The 636 11th Avenue Property is managed by Hakimian P.W. Management, LLC, an affiliate of the borrower.

Lockbox / Cash Management. The 636 11th Avenue Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to send a tenant direction letter to the sole tenant at the 636 11th Avenue Property instructing it to deposit all rents and payments into the lockbox account. If no Cash Sweep Period (as defined below) is continuing, all funds in the lockbox account are required to be transferred to or at the direction of the borrower. Following the occurrence and during the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents. To the extent there is a Cash Sweep Period continuing, all excess cash flow after payment of mortgage and any mezzanine debt service (if applicable), required reserves and operating expenses are required to be held as additional collateral for the 636 11th Avenue Whole Loan, except as described in “Dark Trigger Reserve” below or in connection with an Extension Term Trigger Event (as defined below). The lender has been granted a first priority security interest in the cash management account.

“Cash Sweep Period” means each period commencing on the occurrence of a Cash Sweep Event (as defined below) and continuing until the earlier of the payment date next occurring following the related Cash Sweep Event Cure (as defined below) or payment in full of all principal and interest on the 636 11th Avenjue Whole Loan.

“Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy or insolvency action of the borrower, (iii) any bankruptcy or insolvency action of the property manager, (iv) DSCR Trigger Event (as defined below), (v) a Tenant Trigger Event (as defined below), (vi) a Dark Trigger Event (as defined below) or (vii) an Extension Term Trigger Event (as defined below).

“Cash Sweep Event Cure” means (a) with respect to clause (i) above, the acceptance by the lender of a cure of such event of default (which may not be unreasonably withheld, conditioned or delayed unless the lender has accelerated the 636 11th Avenue Whole Loan, commenced foreclosure proceedings or initiated any other remedy), (b) with respect to clause (iii) above, if borrower has replaced the manager with a qualified manager under a replacement management agreement within 60 days in accordance with the loan documents, (c) with respect to clause (iv) above, a DSCR Cure Event (as defined below) has taken place, (d) with respect to clause (v) above, if the borrower replaces Ogilvy Tenant with a replacement tenant reasonably acceptable to the lender pursuant to a lease approved by lender, such replacement tenant is in occupancy under the terms of its lease and paying full contractual rent thereunder, without any right of offset or free rent credit, and such replacement tenant has delivered to the lender a tenant estoppel in form and substance reasonably acceptable to the lender or (e) with respect to clause (vi) above, the occurrence of the date when funds in an amount equal to the product of $90.00 multiplied by the number of gross leasable sq. ft. of the applicable dark or abandoned space giving rise to the Dark Trigger Event have been transferred into the dark trigger reserve account pursuant to the cash management agreement. The borrower has no right to cure a Cash Sweep Period caused by a bankruptcy or insolvency action of the borrower or an Extension Term Trigger Event.

“DSCR Trigger Event” means the date on which the debt service coverage ratio (as calculated in the loan documents) based on the trailing three-month period immediately preceding the date of determination is less than 1.20x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

636 11th Avenue New York, NY 10036	Collateral Asset Summary – Loan No. 7 636 11th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 56.1% 2.39x 10.3%

“DSCR Cure Event” means the debt service coverage ratio, based on the trailing three-mojnth period immediately preceding the date of determination, is at least 1.25x for two consecutive quarters.

“Tenant Trigger Event” means (i) any bankruptcy or insolvency action of Ogilvy Tenant, WPP plc, WPP US Holdings, Inc. or WPP Jubilee Limited, (ii) if Ogilvy Tenant does not renew its lease at the 636 11th Avenue Property (the “Ogilvy Lease”) prior to the expiration of the period set forth in the Ogilvy Lease for giving notice of renewal or (iii) Ogilvy Tenant terminates the Ogilvy Lease for any reason.

“Dark Trigger Event” means the Ogilvy Tenant (i) has “gone dark”, vacated, ceased operations or abandoned 40% or more of the premises demised to Ogilvy Tenant under the Ogilvy Lease or (ii) has given notice or otherwise announced in a public filing its intention to vacate, cease operations, go dark or otherwise abandon 40% or more of the premises demised to Ogilvy Tenant under the Ogilvy Lease, unless, solely with respect to the period from the origination date to the payment date in June 2027, if, during such period (a) Ogilvy Tenant, WPP plc or WPP US Holdings, Inc. maintains an investment grade rating by S&P, Moody’s and Fitch and (b) the Ogilvy Lease is in full force and effect.

“Extension Term Trigger Event” means that, as of April 1, 2028, the 636 11th Avenue Whole Loan has not been repaid in full.

Initial and Ongoing Reserves. At loan origination, the borrower deposited (i) approximately $1,198,696 into a required repairs account, (ii) approximately $137,671 into an outstanding TI/LC reserve account, (iii) approximately $76,801 in an insurance reserve account and (iv) approximately $7,990 into a replacement reserve account.

Tax Reserve. The borrower is required to make monthly deposits into the real estate tax reserve in the amount of 1/12 of annual estimated real estate taxes (a) during a Cash Sweep Period or (b) if the borrower fails to provide evidence satisfactory to the lender that all taxes and other charges have been paid no later than 10 days prior to the related due date.

Insurance Reserve. The borrower is required to make monthly deposits into the insurance reserve account in the amount of 1/12 of the annual insurance premiums (a) upon an event of default or (b) if an acceptable blanket insurance policy is not in place.

Replacement Reserve. The borrower is required to make monthly deposits of approximately $7,990 into the replacement reserve account.

TI/LC Reserve. The borrower is required to make monthly deposits of $82,251 into the TI/LC reserve account during a Cash Sweep Period caused by a Tenant Trigger Event. The borrower is also required to deposit any lease termination or contraction fees payable under any lease at the 636 11th Avenue Property.

Dark Trigger Reserve. The borrower is required to deposit all excess cash flow in the cash management account for tenant improvement and leasing commission obligations incurred following origination and related to the premises leased pursuant to the Ogilvy Lease during the continuance of a Cash Sweep Period caused by a Dark Trigger Event.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. In connection with any extension of the term of the Ogilvy Lease and provided no event of default under the loan documents has occurred and is continuing, the loan documents permit the owner of 100% of the equity interests in the borrower to obtain a mezzanine loan (the “Approved Mezzanine Loan”) secured by the equity interests in the borrower upon satisfaction of the following terms and conditions, among others: (i) the Ogilvy Lease has been extended pursuant to an extension in form and substance acceptable to the lender in its sole and absolute discretion, (ii) the loan-to-value ratio (including the Approved Mezzanine Loan) does not exceed 56.07%, (iii) the combined debt service coverage ratio (as calculated in the loan documents and including the Approved Mezzanine Loan) for the first year of the extension term of the Ogilvy Lease is not less than 2.28x, (iv) the mezzanine lender enters into an intercreditor agreement in form reasonably acceptable to the lender and (v) the lender has obtained a rating agency confirmation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various Durham, NC 27713	Collateral Asset Summary – Loan No. 8 Meridian Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,705,000 69.9% 1.63x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Durham, NC 27713	Collateral Asset Summary – Loan No. 8 Meridian Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,705,000 69.9% 1.63x 11.0%

2500 Meridian Parkway

Floor	Tenant	SF	Expiration
1	Vacant	2,402 SF	
1	SSOE, Inc.	1,900 SF	Exp. 8/2018
1	Capital Care Resources, Inc.	1,900 SF	Exp. 5/2019
1	CrossFit 919	2,976 SF	Exp. 2/2021
1	CrossFit 919	2,977 SF	Exp. 2/2021
1	Kazadam Holdings, LLC	3,153 SF	Exp. 8/2019
1	Vacant	1,336 SF	
1	Adecco USA, Inc.	1,554 SF	Exp. 12/2019
1	Nicholas Principe	1,588 SF	Exp. 6/2019
1	Vacant	2,717 SF	
1	Polarean, Inc.	2,088 SF	Exp. 9/2021
1	Polarean, Inc.	2,089 SF	Exp. 9/2021

2505 Meridian Parkway

Floor	Tenant	SF	Expiration
3	Chimerix, Inc.	8,946 SF	Exp. 2/2021
3	Chimerix, Inc.	3,433 SF	Exp. 2/2021
2	Unicorn HRO, LLC	7,202 SF	Exp. 12/2022
2	Unicorn HRO, LLC	4,191 SF	Exp. 12/2022
2	Chimerix, Inc.	3,537 SF	Exp. 2/2021
1	Chimerix, Inc.	8,946 SF	Exp. 2/2021
1	Camargo Pharmaceutical Services, LLC	4,445 SF	Exp. 9/2022
1	Camargo Pharmaceutical Services, LLC	2,005 SF	Exp. 9/2022

2510 Meridian Parkway

Floor	Tenant	SF	Expiration
3	Cerner Corporation	12,190 SF	Exp. 9/2024
3	Vacant	10,593 SF	
2	BASF Corporation	21,226 SF	Exp. 9/2021
1	Health Decisions	20,445 SF	Exp. 6/2023

2520 Meridian Parkway

Floor	Tenant	SF	Expiration
5	Parexel International, LLC	5,935 SF	Exp. 12/2026
5	Parexel International, LLC	8,058 SF	Exp. 12/2026
5	Parexel International, LLC	3,645 SF	Exp. 12/2026
4	Pappas Capital, LLC	7,817 SF	Exp. 10/2021
4	Parexel International, LLC	3,644 SF	Exp. 12/2026
4	Parexel International, LLC	5,935 SF	Exp. 12/2026
4	Parexel International, LLC	2,535 SF	Exp. 12/2026
4	Parexel International, LLC	3,644 SF	Exp. 12/2026
4	NCS Pearson, Inc.	2,047 SF	Exp. 1/2022
4	Chordoma Foundation	1,520 SF	Exp. 3/2020
3	Parexel International, LLC	23,055 SF	Exp. 12/2026
2	Parexel International, LLC	23,047 SF	Exp. 12/2026
1	Parexel International, LLC	3,644 SF	Exp. 12/2026
1	Parexel International, LLC	4,369 SF	Exp. 12/2026
1	Parexel International, LLC	702 SF	Exp. 12/2026
1	Parexel International, LLC	8,162 SF	Exp. 12/2026
1	Parexel International, LLC	3,880 SF	Exp. 12/2026
1	Parexel International, LLC	3,644 SF	Exp. 12/2026

2600 Meridian Parkway

Floor	Tenant	SF	Expiration
1	Parata Systems, LLC	65,000 SF	Exp. 12/2021
1	Vacant	599 SF	

Vacant | 2017 – 2018 | 2019 – 2020 | 2021 – 2022 | 2023+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Durham, NC 27713	Collateral Asset Summary – Loan No. 8 Meridian Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,705,000 69.9% 1.63x 11.0%

2525 Meridian Parkway

Floor	Suites
4	Vacant, 12,882 SF; North Star Consultants, Inc., 2,854 SF, Exp. 6/2020; Bivarus, Inc., 3,105 SF, Exp. 1/2020; Accesso Services L.L.C., 2,296 SF, Exp. 12/2022
3	Merritt Webb, 17,500 SF, Exp. 11/2021; Sipcam AGRO USA, Inc, 5,023 SF, Exp. 3/2021
2	Nuventra, Inc., 1,463 SF, Exp. 8/2023; Nuventra, Inc., 5,096 SF, Exp. 8/2023; NIPERA Inc., 1,889 SF, Exp. 6/2024; NIPERA Inc., 3,663 SF, Exp. 6/2024; Nuventra, Inc., 3,120 SF, Exp. 8/2023; Nuventra, Inc., 3,120 SF, Exp. 8/2023; Nuventra, Inc., 2,332 SF, Exp. 8/2023
1	Vacant, 9,880 SF; Lasik Vision Institute, LLC, 3,578 SF, Exp. 8/2025; Vacant, 972 SF; Spoonflower, Inc., 5,110 SF, Exp. 3/2019
B	MDB, Inc., 5,575 SF, Exp. 2/2023; Vacant, 655 SF; Vacant, 1,032 SF; Gary Gaulden LLC, 5,371 SF, Exp. 8/2024; Vacant, 998 SF; Vacant, 998 SF

2605 Meridian Parkway

Floor	Suites
2	Avaya, Inc., 21,755 SF, Exp. 5/2027
1	Leidos Innovations Corporation, 6,430 SF, Exp. 3/2022; Vacant, 4,078 SF; Piedmont Investment Advisors, LLC, 6,003 SF, Exp. 11/2020; Scriptorium Publishing SE, 2,516 SF, Exp. 2/2020; Emerginmed.Com, 1,730 SF, Exp. 10/2019; Avaya, Inc., 5,877 SF, Exp. 5/2027; Avaya, Inc., 21,755 SF, Exp. 5/2027; Vacant, 3,927 SF

2700 Meridian Parkway

Floor	Suites
3	NVIDIA Corporation, 7,274 SF, Exp. 12/2024
2	Professional Recover, 18,411 SF, Exp. 5/2020
1	NVIDIA Corporation, 25,952 SF, Exp. 12/2024

2800 Meridian Parkway

Floor	Suites
1	EBSCO Publishing, Inc., 9,713 SF, Exp. 10/2021; EBSCO Publishing, Inc., 9,713 SF, Exp. 10/2021; EBSCO Publishing, Inc., 7,942 SF, Exp. 10/2021; Connections Education, 10,876 SF, Exp. 8/2024; Parion Sciences, Inc., 3,100 SF, Exp. 11/2020; Nuance Communications, Inc., 3,574 SF, Exp. 7/2018; Parion Sciences, Inc., 6,148 SF, Exp. 11/2020

2810 Meridian Parkway

Floor	Suites
1	Spoonflower, Inc., 4,560 SF, Exp. 2/2025; Spoonflower, Inc., 7,067 SF, Exp. 2/2025; Spoonflower, Inc., 3,954 SF, Exp. 2/2025; Cytomedix, Inc., 5,293 SF, Exp. 12/2018; Family Health International, 16,083 SF, Exp. 4/2024; Spoonflower, Inc., 19,687 SF, Exp. 2/2025
	Qualyst Transporter Solutions, LLC, 6,096 SF, Exp. 8/2018; Tergus Pharma, LLC, 7,926 SF, Exp. 4/2021; Tergus Pharma, LLC, 11,563 SF, Exp. 4/2021; Vacant, 6,001 SF; Spoonflower, Inc., 4,558 SF, Exp. 2/2025; Orkin, LLC, 3,532 SF, Exp. 11/2020; Spoonflower, Inc., 4,558 SF, Exp. 2/2025

Vacant | 2017 – 2018 | 2019 – 2020 | 2021 – 2022 | 2023+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Durham, NC 27713	Collateral Asset Summary – Loan No. 8 Meridian Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,705,000 69.9% 1.63x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Durham, NC 27713	Collateral Asset Summary – Loan No. 8 Meridian Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,705,000 69.9% 1.63x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Durham, NC 27713	Collateral Asset Summary – Loan No. 8 Meridian Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,705,000 69.9% 1.63x 11.0%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Acquisition
Borrower Sponsor:	Accesso Investment Properties VI (US), LLLP; Accesso Investment Properties VI, LLLP
Borrower:	BRI 1875 Meridian, LLC
Original Balance(1):	$45,705,000
Cut-off Date Balance(1):	$45,705,000
% by Initial UPB:	3.9%
Interest Rate:	4.57460%
Payment Date:	1st of each month
First Payment Date:	May 1, 2018
Maturity Date:	April 1, 2028
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt(1):	$30,000,000 Pari Passu Debt Future Mezzanine Debt Permitted
Call Protection:	L(25), YM1(91), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(2)
	Initial	Monthly
Taxes:	$435,013	$108,753
Insurance:	$0	Springing
Replacement:	$12,681	$12,681
Outstanding TI/LC:	$3,125,744	$0
TI/LC:	$2,350,000	Springing
Free Rent:	$778,111	$0
Parata:	$0	Springing
Avaya:	$0	$5,492

Financial Information(3)
Cut-off Date Balance / Sq. Ft.:	$109
Balloon Balance / Sq. Ft.:	$100
Cut-off Date LTV:	69.9%
Balloon LTV:	64.1%
Underwritten NOI DSCR:	1.80x
Underwritten NCF DSCR:	1.63x
Underwritten NOI Debt Yield:	11.0%
Underwritten NCF Debt Yield:	10.0%
Underwritten NOI Debt Yield at Balloon:	12.1%
Underwritten NCF Debt Yield at Balloon:	10.9%
Property Information
Single Asset / Portfolio:	Portfolio of 10 properties
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Durham, NC
Year Built / Renovated(4):	Various / NAP
Total Sq. Ft.:	691,705
Property Management:	Accesso Services, LLC
Underwritten NOI(5):	$8,361,644
Underwritten NCF:	$7,565,588
Appraised Value(6):	$108,250,000
Appraisal Date:	February 13, 2018

Historical NOI
Most Recent NOI:	$7,279,564 (T-12 February 28, 2018)
2017 NOI(5):	$7,453,899 (December 31, 2017)
2016 NOI:	$7,228,314 (December 31, 2016)
2015 NOI:	$7,106,354 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	90.6% (February 20, 2018)
2017 Occupancy:	91.7% (December 31, 2017)
2016 Occupancy:	96.4% (December 31, 2016)
2015 Occupancy:	93.2% (December 31, 2015)
(1)	The Original Balance and Cut-off Date Balance of $45.705 million represents the controlling Note A-1 which, together with the $30.0 million remaining pari passu non-controlling Note A-2 comprises the Meridian Corporate Center Whole Loan with an aggregate original principal balance of $75.705 million. For additional information regarding the pari passu note, see “The Loan” herein.

(2)	See “Initial and Ongoing Reserves” herein.
(3)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate $75.705 million Meridian Corporate Center Whole Loan.

(4)	Year Built / Renovated for each individual property is detailed in “The Portfolio” below.

(5)	The increase in 2017 NOI to Underwritten NOI is primarily due to the inclusion of contractual rent steps totaling $493,011 through April 2019.

(6)	Appraised Value, Cut-off Date LTV and Balloon LTV represents the sum of the “as-is” appraised values for 2505, 2520 and 2600 Meridian Parkway and the “Hypothetical As Is” appraised values for 2500, 2510, 2525, 2605, 2700, 2800 and 2810 Meridian Parkway, which assume that contractual tenant improvement and leasing commission obligations have been fulfilled and there is no outstanding free rent. At origination, the borrower deposited upfront reserves totaling $3,903,855 for such contractual tenant improvement and leasing commission obligations and free rent. The sum of the “as-is” appraised values as of February 13, 2018 for the Meridian Corporate Center Portfolio is $106,100,000, which results in a Cut-off Date LTV and Balloon LTV of 71.4% and 65.4%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Durham, NC 27713	Collateral Asset Summary – Loan No. 8 Meridian Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,705,000 69.9% 1.63x 11.0%

Portfolio Summary
Property	Year Built	Number of Stories	Net Rentable Area (SF)	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Rent(1)	Largest Tenant
2520 Meridian Parkway	1997	5	115,283	$15,737,526	20.8%	$22,400,000	$2,886,924	Parexel International, LLC
2525 Meridian Parkway	1985	4	99,332	11,451,861	15.1%	16,300,000	1,641,454	Merritt, Webb, Wilson & Caruso PLLC
2605 Meridian Parkway	1995	2	74,071	8,680,000	11.5%	12,850,000	1,513,939	Avaya, Inc.
2810 Meridian Parkway	1986	1	100,878	8,641,588	11.4%	12,300,000	1,374,451	Spoonflower, Inc.
2510 Meridian Parkway	1990	3	64,454	8,079,533	10.7%	11,500,000	1,267,957	BASF Corporation
2600 Meridian Parkway	1998	1	65,599	7,025,681	9.3%	10,000,000	1,188,200	Parata Systems, LLC
2700 Meridian Parkway	1997	1	51,637	5,058,491	6.7%	7,200,000	1,022,275	NVIDIA Corporation
2800 Meridian Parkway	1997	1	51,066	4,566,693	6.0%	6,500,000	960,335	EBSCO Publishing, Inc.
2505 Meridian Parkway	1989	3	42,705	4,496,436	5.9%	6,400,000	970,237	Chimerix, Inc.
2500 Meridian Parkway	1991	1	26,680	1,967,191	2.6%	2,800,000	331,739	CrossFit 919
Total			691,705	$75,705,000	100.0%	$108,250,000	$13,157,512

(1)	Underwritten Rent reflects the Qualyst Transporter Solutions, LLC lease which was extended to June 2019. U/W Rents in Place in the below Cash Flow Analysis table does not reflect this update since the lease was extended after the loan closing date.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Parexel International, LLC(3)	NR / NR / NR	103,899	15.0%	$25.18	19.9%	12/31/2026
Parata Systems, LLC(4)	NR / NR / NR	65,000	9.4%	$18.28	9.0%	12/31/2021
Spoonflower, Inc.(5)	NR / NR / NR	49,494	7.2%	$14.62	5.5%	Various
Avaya, Inc.(6)	NR / NR / NR	49,387	7.1%	$22.70	8.5%	5/31/2027
NVIDIA Corporation	A3 / BBB+ / A-	33,226	4.8%	$19.48	4.9%	12/31/2024
EBSCO Publishing, Inc.	NR / NR / NR	27,368	4.0%	$18.85	3.9%	10/31/2021
Chimerix, Inc.	NR / NR / NR	24,862	3.6%	$22.63	4.3%	2/28/2021
BASF Corporation	A1 / A / A+	21,226	3.1%	$23.64	3.8%	9/30/2021
Health Decisions	NR / NR / NR	20,445	3.0%	$23.69	3.7%	6/30/2023
Tergus Pharma, LLC(7)	NR / NR / NR	19,489	2.8%	$15.64	2.3%	4/30/2021
Subtotal / Wtd. Avg.		414,396	59.9%	$20.91	0065.9%
Remaining Tenants		212,146	30.7%	$21.17	34.1%
Total / Wtd. Avg. Occupied		626,542	90.6%	$21.00	100.0%
Vacancy		65,163	9.4%
Total		691,705	100.0%

(1)	Based on the underwritten rent roll dated February 20, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent company or government guarantees the lease.

(3)	Parexel International, LLC subleases 8,951 sq. ft. of its space to AroundCampus, LLC. The tenant also has the right to contract its leased space by the entire third floor on August 31, 2020, with six months’ notice and the payment of a contraction fee.

(4)	Parata Systems, LLC subleases its entire leased space to Frontier Communications of America, Inc, which currently pays an annual base rent PSF of $17.83.

(5)	Spoonflower, Inc. leases 5,110 sq. ft. at the 2525 Meridian Parkway property with a lease expiration date of March 31, 2019 and 44,384 sq. ft. at the 2810 Meridian Parkway property with a lease expiration date of February 28, 2025.

(6)	Avaya, Inc. has a one-time option to terminate its lease as of July 31, 2024, with one year’s notice and the payment of a termination fee.

(7)	Tergus Pharma, LLC has a one-time option to terminate its lease as of April 30, 2019, with at least nine months’ prior notice and the payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Durham, NC 27713	Collateral Asset Summary – Loan No. 8 Meridian Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,705,000 69.9% 1.63x 11.0%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	2	5,474	0.8%	5,474	0.8%	$21.25	0.9%	0.9%
2019	7	21,131	3.1%	26,605	3.8%	$14.79	2.4%	3.3%
2020	8	47,189	6.8%	73,794	10.7%	$21.04	7.5%	10.8%
2021	11	198,415	28.7%	272,209	39.4%	$19.85	29.9%	40.7%
2022	5	28,616	4.1%	300,825	43.5%	$23.38	5.1%	45.8%
2023	3	41,171	6.0%	341,996	49.4%	$23.81	7.5%	53.3%
2024	7	83,298	12.0%	425,294	61.5%	$19.71	12.5%	65.8%
2025	2	47,962	6.9%	473,256	68.4%	$16.02	5.8%	71.6%
2026	1	103,899	15.0%	577,155	83.4%	$25.18	19.9%	91.5%
2027	1	49,387	7.1%	626,542	90.6%	$22.70	8.5%	100.0%
2028	0	0	0.0%	626,542	90.6%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	626,542	90.6%	$0.00	0.0%	100.0%
Vacant	NAP	65,163	9.4%	691,705	100.0%	NAP	NAP
Total / Wtd. Avg.	47	691,705	100.0%			$21.00	100.0%

(1)	Based on the underwritten rent roll dated February 20, 2018.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

The Loan.    The Meridian Corporate Center loan (the “Meridian Corporate Center Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in 10 office properties totaling 691,705 sq. ft. located in Durham, North Carolina (the “Meridian Corporate Center Portfolio”). The whole loan (the “Meridian Corporate Center Whole Loan”) with an aggregate original principal balance of approximately $75.705 million is evidenced by two pari passu promissory notes. The pari passu non-controlling Note A-2, with an original principal balance of $30.0 million, was contributed to the JPMDB 2018-C8 mortgage trust.

The relationship between the holders of the Meridian Corporate Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$45,705,000	$45,705,000	Benchmark 2018-B4	Yes
A-2	$30,000,000	$30,000,000	JPMDB 2018-C8	No
Total	$75,705,000	$75,705,000

The Meridian Corporate Center Whole Loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule and accrues interest at a fixed rate equal to 4.57460%. The Meridian Corporate Center Whole Loan proceeds and approximately $40.8 million of sponsor equity were used to pay a purchase price of approximately $108.1 million, fund upfront reserves of approximately $6.7 million and pay closing costs of approximately $1.6 million. Based on the portfolio appraised value of approximately $108.3 million as of February 13, 2018, the Cut-off Date LTV is 69.9%. The most recent prior financing was included in the JPMBB 2014-C24 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$75,705,000	65.0%	Purchase Price	$108,146,000	92.8%
Sponsor Equity	$40,788,234	35.0%	Upfront Reserves	$6,701,549	5.8%
			Closing Costs	$1,645,685	1.4%
Total Sources	$116,493,234	100.0%	Total Uses	$116,493,234	100.0%

The Borrower / Borrower Sponsors.    The borrower, BRI 1875 Meridian, LLC, is a special purpose Delaware limited liability company with two independent directors in its organizational structure. The borrower sponsors and nonrecourse carve-out guarantors are Accesso Investment Properties VI (US), LLLP and Accesso Investment Properties VI, LLLP, each a Florida limited liability limited partnership. The indirect owner of 100% of the equity interests in the borrower is JV BRI 1875 Meridian, LLC, a joint venture between Accesso Partners Meridian, LLC, the managing member of the joint venture and an affiliate of Accesso Partners LLC (“Accesso”), and DOF V Meridian, LLC, an affiliate of Torchlight Investors (“Torchlight”). Accesso is a commercial real estate investment manager, owner and operator that focuses on acquiring Class A commercial office properties in major cities and suburban markets across the United States. Accesso is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Durham, NC 27713	Collateral Asset Summary – Loan No. 8 Meridian Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,705,000 69.9% 1.63x 11.0%

headquartered in Hallandale Beach, Florida and has offices in Houston, Dallas, Minneapolis and Atlanta. Founded in 1995, Torchlight has since acquired over $20 billion in commercial real estate debt investments, with approximately $3.9 billion of assets currently under management. Headquartered in New York City, Torchlight provides investment management and disposition strategies for its investors.

The Portfolio. The Meridian Corporate Center portfolio consists of 10 Class A office properties totaling 691,705 sq. ft., constructed in phases between 1985 and 1998. The properties are located in Durham, North Carolina, adjacent to Research Triangle Park, the largest technology research and science park in the United States, spanning 7,000 acres and including over 250 companies and approximately 50,000 employees. As of February 20, 2018, the Meridian Corporate Center Portfolio was 90.6% leased to 46 tenants, under 47 leases. The properties’ amenities include pedestrian trails, a seven-acre lake and outdoor picnic areas. The properties are adjacent to a full-service Doubletree Suites hotel. The properties feature 2,640 parking spaces, resulting in a parking ratio of approximately 3.8 spaces per 1,000 sq. ft. of aggregate net rentable area.

Environmental Matters. The property level Phase I environmental reports dated January 10, 2018 recommended no further action at the Meridian Corporate Center Portfolio.

Major Tenants.

Parexel International, LLC (“Parexel”) (103,899 sq. ft.; 15.0% of NRA; 19.9% of U/W Base Rent). Parexel is a global biopharmaceutical services firm that provides a broad range of knowledge-based contract research, consulting, medical communications and technology solutions and services to the pharmaceutical, biotechnology and medical device industries. Parexel is headquartered near Boston and has approximately 18,900 employees in 84 offices across 51 countries.

Parexel has been in occupancy since January 2003 and has expanded its space and/or renewed its lease eight times, most recently in August 2015. Parexel has the right to contract its leased space by the entire third floor on August 31, 2020, with six months’ notice and the payment of a contraction fee.

Parata Systems, LLC (“Parata”) (65,000 sq. ft.; 9.4% of NRA; 9.0% of U/W Base Rent). Parata has been in occupancy since July 2005 and has expanded its space and/or extended its lease four times, most recently in December 2010. Parata currently subleases its entire leased space to Frontier Communications of America, Inc (“Frontier”) (rated B/B3/B- by Fitch/Moody’s/S&P). Incorporated in 1935, Frontier is currently a Fortune 500 company and a member of the S&P MidCap400. With 28,000 employees across 29 states, Frontier provides internet, television and phone services to business and residential customers.

Spoonflower, Inc. (“Spoonflower”) (49,494 sq. ft.; 7.2% of NRA; 5.5% of U/W Base Rent). Founded in May 2008, Spoonflower is a web-based service that allows its users to design, print and sell custom textiles for home décor. Spoonflower has grown to host over 3.5 million users and over 500,000 designs printed on various products, including curtains, clothes, quilts, bags, furniture, dolls, pillows and more. Spoonflower is headquartered at the 2810 Meridian Parkway property.

Spoonflower leases 5,110 sq. ft. at the 2525 Meridian Parkway property with a lease expiration of March 31, 2019 and 44,384 sq. ft. at the 2810 Meridian Parkway property with a lease expiration of February 28, 2025. Spoonflower has been in occupancy since October 2012 and has expanded its space and/or extended its lease four times, most recently in January 2018.

The Market. The Meridian Corporate Center Portfolio is located at the intersection of Interstate 40, which provides access to Raleigh to the east and Chapel Hill to the west, and Highway 55, which provides access to Durham, approximately 5.2 miles north of the portfolio. The Meridian Corporate Center Portfolio is located approximately seven miles northwest from the Raleigh-Durham International Airport and adjacent to the Research Triangle Park. Research Triangle Park is one of several major demand drivers in the area. Prominent employers at Research Triangle Park include IBM Corporation, Cisco Systems, Inc. and GlaxoSmithKline, as well as others in fields spanning micro-electronics, telecommunications, biotechnology, pharmaceuticals, environmental sciences and more. Other demand drivers include several major universities, including Duke University, NC State University and the University of North Carolina Chapel Hill, and various retail destinations, including Streets at Southpoint, a Nordstrom and Belk anchored GGP mall, located one exit west of the portfolio on Interstate 40. Regional access to the properties is provided by Interstate 85, Interstate 540, State Highway 147 and State Highway 55. According to the appraisal, the estimated population as of year-end 2017 within a one-, three- and five-mile radius of the properties was 9,317, 52,542 and 121,259, respectively, with estimated average household income of $65,096, $85,692 and $83,875, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Durham, NC 27713	Collateral Asset Summary – Loan No. 8 Meridian Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,705,000 69.9% 1.63x 11.0%

According to the appraisal, as of the fourth quarter of 2017, the Raleigh/Durham metropolitan statistical area office market consisted of approximately 100.4 million sq. ft. of office space with an overall vacancy rate of 7.0% and an average asking rent of $22.48 PSF. As of the same period, the South Durham office submarket consisted of approximately 6.2 million sq. ft. of office space with an overall vacancy rate of 6.1% and an average asking rent of $21.53 PSF. The appraisal identified five directly comparable office properties built between 1998 and 2017 ranging in size from 77,409 to 152,563 sq. ft. Occupancies at the comparable properties ranged from 73.0% to 100.0%, with a weighted average vacancy of approximately 7.6%. Recently quoted rental rates for the comparable office properties ranged from $16.52 PSF to $25.50 PSF, with a weighted average of approximately $21.33 PSF. The appraisal concluded a vacancy rate for the Meridian Corporate Center Portfolio of approximately 5.7%, which is less than the current vacancy rate of 9.4%. The weighted average of the appraisal’s concluded market rents for the buildings is $21.42 PSF, which is in-line with the underwritten rent at the Meridian Corporate Center Portfolio of $21.00 PSF.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2015	2016	2017	T-12 2/28/2018	U/W	U/W PSF
Rents in Place(2)	$12,002,589	$12,439,438	$12,630,164	$12,557,912	$13,156,711	$19.02
Vacant Income	0	0	0	0	1,297,015	1.88
Gross Potential Rent	$12,002,589	$12,439,438	$12,630,164	$12,557,912	$14,453,725	$20.90
Total Reimbursements	314,246	157,360	406,580	392,652	372,802	0.54
Net Rental Income	$12,316,834	$12,596,797	$13,036,744	$12,950,563	$14,826,527	$21.43
Less: Vacancy	0	0	0	0	(1,330,468)	(1.92)
Other Income	0	0	0	0	0	0.00
Effective Gross Income	$12,316,834	$12,596,797	$13,036,744	$12,950,563	$13,496,059	$19.51
Total Operating Expenses	5,210,481	5,368,484	5,582,846	5,670,999	5,134,415	7.42
Net Operating Income(3)	$7,106,354	$7,228,314	$7,453,899	$7,279,564	$8,361,644	$12.09
TI/LC	0	0	0	0	657,715	0.95
Replacement Reserves	0	0	0	0	138,341	0.20
Net Cash Flow	$7,106,354	$7,228,314	$7,453,899	$7,279,564	$7,565,588	$10.94
(1)	Based on the underwritten rent roll dated February 20, 2018.

(2)	U/W Rents in Place includes contractual rent steps through April 2019.

(3)	The increase in 2017 NOI to UW NOI is primarily due to the inclusion of contractual rent steps totaling $493,011 through April 2019. In addition, U/W Total Operating Expenses were based on the borrower’s budgeted expenses, which exclude certain expenses that the prior owner included in the historical financial statements, including legal and accounting fees, bank fees, travel and other miscellaneous expenses.

Property Management.    The properties are managed by Accesso Services, LLC, a Florida limited liability company and an affiliate of the borrower sponsor.

Lockbox / Cash Management.     The Meridian Corporate Center Whole Loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants upon the origination of the loan instructing them to deposit all rents and payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed on each payment date during the term of the loan in accordance with the loan documents. Except as described in the Parata Reserve section below, during a Cash Sweep Period, all excess cash flow after payment of debt service, required reserves and operating expenses is required to be held as additional collateral for the loan. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Period” means each period commencing on the occurrence of a Cash Sweep Event (as defined below) and continuing until the earlier of the payment date next occurring following the related Cash Sweep Event Cure (as defined below) or payment in full of all principal and interest on the Meridian Corporate Center Whole Loan.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy or insolvency action of the borrower or property manager, (iii) a DSCR Trigger Event (as defined below) or (iv) a Parata Trigger Event (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Durham, NC 27713	Collateral Asset Summary – Loan No. 8 Meridian Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,705,000 69.9% 1.63x 11.0%

A “Cash Sweep Event Cure” means (a) with respect to clause (iii) above, the achievement of a debt service coverage ratio, based on the trailing six-month period immediately preceding the date of determination, of at least 1.20x for two consecutive quarters, (b) with respect to clause (i) above, the acceptance by the lender of a cure of such event of default (which the lender is not obligated to accept and may reject or accept in its sole and absolute discretion), (c) with respect to clause (ii) above solely with respect to the property manager, the borrower replacing the manager with a qualified manager under a replacement management agreement within 60 days or the dismissal of such bankruptcy or insolvency action without any material adverse consequences to the loan or the property (as determined by the lender in its sole discretion), (d) with respect to clause (iv) above, the occurrence of a Parata Trigger Event Cure or (e) with respect to clause (ii) above solely with respect to the bankruptcy action of the borrower that is involuntary and not consented to or colluded in by borrower, guarantor or any of their affiliates, if such bankruptcy action is discharged, stayed or dismissed within 60 days of such filing without any adverse consequences to the loan or the property, which shall be determined in lender’s sole discretion, provided, however, that such Cash Sweep Event Cure shall be subject to certain conditions described in the loan documents.

“DSCR Trigger Event” means the date that the debt service coverage ratio (as calculated in the loan documents) based on the trailing six-month period immediately preceding the date of determination is less than 1.15x.

A “Parata Trigger Event” means the failure to satisfy the Parata Renewal Criteria or Parata Replacement Lease Criteria (each as described below) on or before 12 months prior to any expiration of the Parata lease or any Parata replacement lease, as described in the loan agreement.

A “Parata Trigger Event Cure” means either (i) the satisfaction of the Parata Replacement Lease Criteria, (ii) the satisfaction of the Parata Renewal Criteria, (iii) the achievement of a debt service coverage ratio, as calculated based on the specifications described in the loan agreement, based on the trailing six-month period immediately preceding the date of determination, that is at least 1.40x or (iv) the funds on deposit in the Parata Reserve are equal to or exceed $800,000 (the “Parata Reserve Cap”).

“Parata Renewal Criteria” means (i) Parata or a Parata replacement tenant has renewed or extended its lease for a term that extends at least three years beyond the term of the previous lease and (ii) the lender has received an updated tenant estoppel from Parata or the Parata replacement tenant confirming, among other items, (a) renewal and terms of such renewal, (b) the lease is in full force and effect and (c) that Parata, a sub-tenant or the Parata replacement tenant is in physical occupancy and paying full contractual rent as described in the loan agreement.

“Parata Replacement Lease Criteria” means that, with respect to at least 40,000 sq. ft. of Parata space, (i) the borrower has entered into one or more Parata replacement leases, each with a term extending at least three years beyond the date of termination of the previous lease, (ii) each Parata replacement tenant is in physical occupancy of the space and paying full contractual rent and (iii) the borrower provides the lender with (a) a copy of the executed Parata replacement lease, (b) a tenant estoppel, (c) evidence that the borrower has performed and paid for all tenant improvements related to such lease and that there are no unpaid leasing commissions associated with the Parata replacement tenants and (d) an updated rent roll, all as described further in the loan agreement.

Initial and Ongoing Reserves.     At loan origination, the borrower deposited into escrow $3,125,744 for outstanding tenant improvements and leasing commissions, $778,111 for outstanding free rent, $2,350,000 for future tenant improvement and leasing commission obligations, $435,013 for real estate taxes and approximately $12,681 for replacement reserves.

Tax Reserve. On a monthly basis, the borrower is required to escrow 1/12 of annual estimated tax payments, which currently equates to $108,753.

Insurance Reserve. The requirement for the borrower to make monthly deposits to the insurance escrow is waived provided that (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with reasonably satisfactory evidence that the property is insured pursuant to a blanket insurance policy meeting the requirements specified in the loan agreement.

Replacement Reserve. On a monthly basis, the borrower is required to escrow $12,681 (approximately $0.22 PSF annually) for replacement reserves. This reserve is subject to a cap of $304,350 (approximately $0.44 PSF).

TI/LC Reserve. On a monthly basis, the borrower is required to escrow $57,642 (approximately $1.00 PSF annually) (the “TI/LC Reserve Monthly Deposit”) for TI/LC reserves. However, the requirement to make the TI/LC Reserve Monthly Deposit will be waived on each payment date prior to the payment date occurring on May 1, 2020 so long as the TI/LC reserve balance is greater than or equal to $1,300,000 on such payment date. The reserve is subject to a cap of $2,075,115 ($3.00 PSF). The borrower is also required to escrow any lease termination fees (other than any termination fees related to Parata) in the reserve.

Avaya Reserve. On each payment date through and including the payment date occurring on August 1, 2022, the borrower is required to escrow $5,492 on a monthly basis (approximately $0.10 PSF annually) for free rent related to Avaya, Inc., the fourth largest tenant at the property. Such monthly escrows cover the rent abatement period beginning in August 2022 through January 2024. Rent abatements occurring in the periods beginning in April 2018 through February 2019 have been reserved for at closing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Durham, NC 27713	Collateral Asset Summary – Loan No. 8 Meridian Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,705,000 69.9% 1.63x 11.0%

Parata Reserve. If Parata or a replacement tenant chooses to exercise an early termination option, the borrower will be required to deposit any termination fee or other consideration payable upon exercise of such early termination option. Further, in connection with curing a Parata Trigger Event, the borrower has the option to reserve the amount of any free rent, rent abatements, tenant improvement or leasing commissions associated with Parata or a Parata replacement tenant in accordance with the loan documents. To the extent there is a Cash Sweep Period continuing caused solely by a Parata Trigger Event, all excess cash flow is required to be deposited into the Parata reserve until the funds in the reserve equal the Parata Reserve Cap. Notwithstanding the aforementioned, upon the occurrence of Parata Trigger Event, the borrower is permitted to deposit additional funds in the form of cash or a letter of credit in the amount equal to $800,000 in accordance with the loan documents in connection with curing a Parata Trigger Event.

Current Mezzanine or Subordinate Indebtedness Permitted. None.

Future Mezzanine or Subordinate Indebtedness Permitted. In connection with a bona fide sale of the property to a third party, the loan agreement permits the owners of the transferee to obtain a mezzanine loan secured by 100% of such ownership interest upon satisfaction of certain terms and conditions including, without limitation, the following: (i) no event of default exists, (ii) the combined loan-to-value ratio does not exceed 69.9%, (iii) the combined debt service coverage ratio is not less than 1.50x, (iv) the maturity date of the new mezzanine loan is not earlier than the maturity date of the Meridian Corporate Center Whole Loan, (v) the lender executes an intercreditor agreement acceptable to the lender in its sole discretion and (vi) the lender’s receipt of a rating agency confirmation.

Partial Release. On or after the expiration of the lockout period, the borrower may release one or more individual buildings from the lien of the mortgage solely in connection with an arm’s length sale to a third party that is not an affiliate of the borrower, upon satisfaction of certain conditions set forth in the loan documents, including without limitation, the following: (i) no event of default exists, (ii) the borrower pays to the lender 110% of the allocated loan amount for the individual building, plus the applicable yield maintenance premium, (iii) after giving effect to the release for the applicable individual building, the loan to value ratio, as calculated in the loan documents, will not be greater than 69.9%, (iv) after giving effect to the release, the debt service coverage ratio (as calculated in the loan documents) for the remaining buildings based on the trailing 12-month period is equal to or greater than the greater of (a) 1.50x and (b) the debt service coverage ratio for all the properties (including the individual buildings requested to be released) immediately preceding the release based on the trailing 12-month period, (v) the receipt of a rating agency confirmation and (vi) satisfaction of customary REMIC requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 Bay Street Jersey City, NJ 07097	Collateral Asset Summary – Loan No. 9 65 Bay Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 29.8% 2.89x 13.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 Bay Street Jersey City, NJ 07097	Collateral Asset Summary – Loan No. 9 65 Bay Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 29.8% 2.89x 13.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 Bay Street Jersey City, NJ 07097	Collateral Asset Summary – Loan No. 9 65 Bay Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 29.8% 2.89x 13.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 Bay Street Jersey City, NJ 07097	Collateral Asset Summary – Loan No. 9 65 Bay Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 29.8% 2.89x 13.8%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Credit Assessment:
(DBRS/Fitch/S&P)(10):	A(high)/BBBsf/AAA
Borrower Sponsors:	Seryl Kushner; KABR Real Estate Investment Partners II, LLC
Borrower:	Morgan Street Developers Urban Renewal Company LLC
Original Balance(1):	$40,000,000
Cut-off Date Balance(1):	$40,000,000
% by Initial UPB:	3.5%
Interest Rate(2):	4.66160%
Payment Date:	6th of each month
First Payment Date:	May 6, 2018
Maturity Date:	April 6, 2028
Amortization:	Interest only
Additional Debt(1):	$60,000,000 Pari Passu Debt $100,000,000 Subordinate Debt
Call Protection:	L(27), D(90), O(3)
Lockbox / Cash Management:	Soft (Residential); Hard (Retail) / In Place

Reserves(3)
	Initial	Monthly
Taxes:	$64,630	$64,630
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$1,081,217	$1,455
Advance Residential Rent:	$779,126	$0
Free Commercial Rent:	$160,616	$0
Common Charges:	$6,971	$6,971

Financial Information
	Senior Note(4)	Whole Loan(5)
Cut-off Date Balance / Unit	$223,714	$447,427
Balloon Balance / Unit	$223,714	$447,427
Cut-off Date LTV:	29.8%	59.5%
Balloon LTV:	29.8%	59.5%
Underwritten NOI DSCR:	2.92x	1.39x
Underwritten NCF DSCR:	2.89x	1.37x
Underwritten NOI Debt Yield:	13.8%	6.9%
Underwritten NCF Debt Yield:	13.7%	6.8%
Underwritten NOI Debt Yield at Balloon:	13.8%	6.9%
Underwritten NCF Debt Yield at Balloon:	13.7%	6.8%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type(6):	High Rise Multifamily
Collateral:	Fee Simple
Location:	Jersey City, NJ
Year Built / Renovated:	2008, 2015-2018 / NAP
Total Units:	447
Property Management:	Westminster Management, L.L.C.
Underwritten NOI(7):	$13,807,234
Underwritten NCF:	$13,675,406
“As-is” Appraised Value:	$332,000,000
“As-is” Appraisal Date:	January 12, 2018
“As Stabilized” Appraised Value(8):	$336,000,000
“As Stabilized” Appraisal Date(8):	March 12, 2018

Historical NOI(7)
Most Recent NOI(7):	$7,026,333 (T-12 February 28, 2018)
2017 NOI:	$5,103,536 (December 31, 2017)
2016 NOI:	NAP
2015 NOI:	NAP

Historical Occupancy(9)
Most Recent Occupancy:	93.7% (March 27, 2018)
2017 Occupancy:	54.0% (December 31, 2017)
2016 Occupancy:	NAV
2015 Occupancy:	NAV
(1)	The Original Balance and Cut-off Date Balance of $40.0 million represents the senior non-controlling Notes A1-D, A1-E and A1-F, which together with the pari passu Notes A1-A, A1-B and A1-C, the subordinate Note A2 and subordinate Note B, comprise the 65 Bay Street Whole Loan (as defined below) with an aggregate original principal balance of $200.0 million. For additional information regarding the pari passu and subordinate notes, see “The Loan” herein.

(2)	Interest Rate reflects the interest rate with respect to the 65 Bay Street Senior A Notes (as defined below). The interest rate on the subordinate Note A2 is 5.0000% and on the Note B is 5.4000%.

(3)	See “Initial and Ongoing Reserves” herein.

(4)	Senior Note DSCR, LTV, Debt Yield and Balance / Unit calculations are based on the 65 Bay Street Senior A Notes, which have an aggregate principal balance of $100.0 million.

(5)	Whole Loan DSCR, LTV, Debt Yield and Balance / Unit calculations are based on the 65 Bay Street Whole Loan, which has an aggregate principal balance of $200.0 million, and includes the subordinate Note A2 and Note B.

(6)	The 65 Bay Street Property consists of a 447-unit high rise multifamily building, 17,459 sq. ft. of ground floor retail space and a 624-space, attached parking garage.

(7)	The difference between Most Recent NOI and Underwritten NOI is primarily attributable to the 65 Bay Street Property being in its lease up period. The residential tower at the 65 Bay Street Property was built from 2015 to 2018, therefore limited historical financial information was provided to the lender.

(8)	The “As Stabilized” Appraised Value assumes the 65 Bay Street Property has reached a stabilized occupancy. Based on the “As Stabilized” Appraised Value of $336,000,000 as of March 12, 2018, the Cut-off Date LTV and Balloon LTV, based on the 65 Bay Street Senior A Notes, are both equal to 29.8%, and based on the Total Debt, are both equal to 59.5%. Based on the “As-is” Appraised Value of $332,000,000 as of January 12, 2018, the Cut-off Date LTV and Balloon LTV, based on the 65 Bay Street Senior A Notes, are both equal to 30.1%, and based on the Total Debt are both equal to 60.2%.

(9)	Historical Occupancy represents occupancy of the residential portion of the 65 Bay Street Property. The 2017 Occupancy represents the average occupancy for the 12 month period ending December 31, 2017 and has increased to 93.7% as of March 27, 2018. The physical occupancy as of December 31, 2017 was 85.0%.

(10)	DBRS/Fitch/S&P provided the above ratings for the 65 Bay Street Loan in the context of its inclusion in the mortgage pool.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 Bay Street Jersey City, NJ 07097	Collateral Asset Summary – Loan No. 9 65 Bay Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 29.8% 2.89x 13.8%

The Loan. The 65 Bay Street mortgage loan (the “65 Bay Street Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in condominium units constituting a high rise multifamily property located in Jersey City, New Jersey totaling 447 residential units, 17,459 sq. ft. of ground floor retail space and a 624-space attached parking garage (the “65 Bay Street Property”), with an Original Balance and Cut-off Date Balance of $40.0 million. The 65 Bay Street Loan is part of a whole loan (the “65 Bay Street Whole Loan”) evidenced by six senior pari passu notes in the aggregate original principal balance of $100.0 million (the “65 Bay Street Senior A Notes”), one non-controlling subordinate Note A2 with an original principal balance of $60.4 million (the “65 Bay Street Subordinate A2-Note”) and one controlling subordinate Note B with an original principal balance of $39.6 million (the “65 Bay Street B-Note”). The 65 Bay Street Loan is evidenced by the non-controlling Notes A1-D, A1-E and A1-F, with an aggregate principal balance of $40.0 million, which will be included in the Benchmark 2018-B4 mortgage trust. The senior pari passu non-controlling Notes A1-A, A1-B and A1-C, with an original principal balance of $60.0 million, were contributed to the CGCMT 2018-C5 mortgage trust. Based on the “As Stabilized” Appraised Value of $336.0 million as of March 12, 2018, the Cut-off Date LTV Ratio for the 65 Bay Street Loan is 29.8% and for the Whole Loan is 59.5%.

The relationship between the holders of The 65 Bay Street Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The AB Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A1-A	$20,000,000	$20,000,000	CGCMT 2018-C5	No(1)
A1-B	$20,000,000	$20,000,000	CGCMT 2018-C5	No
A1-C	$20,000,000	$20,000,000	CGCMT 2018-C5	No
A1-D, A1-E & A1-F	$40,000,000	$40,000,000	Benchmark 2018-B4	No
A2 (Subordinate)	$60,400,000	$60,400,000	Nonghyup Bank, in its capacity as trustee for IGIS US Private Placement Real Estate Investment Trust NO.190	No(1)
B	$39,600,000	$39,600,000	IGIS US Private Placement Real Estate Investment Trust No. 169	Yes(1)
Total	$200,000,000	$200,000,000
(1)	The related whole loan will be serviced pursuant to the pooling and servicing agreement for the CGCMT 2018-C5 mortgage trust. However, so long as no control appraisal period (or similar term) with respect to Note B is continuing, the holder of Note B will be the controlling noteholder and will have the right to approve certain modifications and consent to certain actions taken with respect to the related whole loan. Pursuant to the related co-lender agreement, (i) following the occurrence (and during the continuance) of a Note B control appraisal period and for so long as a Note A2 control appraisal period is not in existence, Note A2 will be the controlling note, and (ii) following the occurrence (and during the continuance) of a Note A2 control appraisal period, Note A1-A will be the controlling note (which rights may be exercised by the controlling class certificateholder (or its representative or any party assigned to exercise the rights of the controlling noteholder under the pooling and servicing agreement for the CGCMT 2018-C5 mortgage trust).

The 65 Bay Street Senior A Notes had an original principal balance of $100,000,000, have an outstanding principal balance as of the Cut-off Date of $100,000,000 and accrue interest at a fixed rate of 4.66160% per annum. The 65 Bay Street Subordinate A2-Note had an original principal balance of $60,400,000, has an outstanding principal balance as of the Cut-off Date of $60,400,000 and accrues interest at a fixed rate of 5.00000% per annum. The 65 Bay Street B-Note had an original principal balance of $39,600,000, has an outstanding principal balance as of the Cut-off Date of $39,600,000 and accrues interest at a fixed rate of 5.40000% per annum. The 65 Bay Street Whole Loan has a 120 month term and is interest-only for the full term.

The most recent prior financing of the 65 Bay Street Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior A Notes	$100,000,000	50.0%	Loan Payoff	$186,484,991	93.2%
Subordinate A2-Note Amount	$60,400,000	30.2%	Return of Equity	$6,619,278	3.3%
B-Note Amount	$39,600,000	19.8%	Closing Costs	$3,603,172	1.8%
			Upfront Reserves	$2,092,559	1.0%
			Other Uses	$1,200,000	0.6%
Total Sources	$200,000,000	100.0%	Total Uses	$200,000,000	100.0%

The Borrower / Sponsor. The borrower is Morgan Street Developers Urban Renewal Company LLC, a New Jersey limited liability company and a single purpose entity. The borrower’s managing member is Morgan Street Developers Managing Member, LLC, a Delaware limited liability company, which is a single purpose entity with two independent managers. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 65 Bay Street Whole Loan. Seryl Kushner and KABR Real Estate Investment Partners II, LLC are the nonrecourse carve-out guarantors for the 65 Bay Street Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 Bay Street Jersey City, NJ 07097	Collateral Asset Summary – Loan No. 9 65 Bay Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 29.8% 2.89x 13.8%

KABR Group is a vertically integrated private equity real estate firm responsible for the investment, management, and development of commercial real estate. KABR was founded by Kenneth Pasternak, Laurence Rappaport and Adam Altman in 2008. Kushner Companies and KABR Group are currently partnered on over 4.4 million sq. ft. of real estate investments in New Jersey, comprising 2,918 residential units (existing and under development) across six properties.

The Property. The 65 Bay Street Property is a 52-story building totaling 447 residential units, 17,459 sq. ft. of ground floor retail space and a 624-space attached, parking garage located in Jersey City, New Jersey. The 65 Bay Street Property is subject to a master condominium development known as the Harborspire Condominium which consists of two units: (i) a 444-unit Trump Plaza West Condominium Tower, retail space and a commercial parking garage (collectively, the “West Unit”) and (ii) a 447-unit apartment tower, retail units and a commercial parking garage (collectively, the “East Unit”). The West Unit is subject to a sub-condominium development known as the Trump Plaza West Condominium which consists of 444 residential units, nine retail units and a garage unit. The 65 Bay Street Property consists of (x) the East Unit of the Harborspire Condominium and (y) three retail units and the garage unit of the Trump Plaza West Condominium. The multifamily portion of the 65 Bay Street Property was 93.7% occupied as of March 27, 2018.

The 447-unit residential portion of the 65 Bay Street Property has a unit mix that includes 38 studio apartments, 309 one-bedroom units and 100 two-bedroom units. The average residential unit size at the 65 Bay Street Property is approximately 824 sq. ft. and the average monthly rent is $3,392 ($4.12 PSF per month). The residential units feature oak flooring, concrete Caesarstone countertops, stainless steel appliances, large walk-in closets, washers and dryers and large windows. The 65 Bay Street Property has 41,000 sq. ft. of amenity space which includes a pool deck, a fitness center, an observation lounge (52nd floor), a party room, a chef’s table, a sports parlor, poker and game rooms, a kids’ playroom and spa treatment rooms. The residential units at the 65 Bay Street Property began leasing up in December 2016 following the completed development of the 65 Bay Street Property.

The retail portion of the 65 Bay Street Property totals 17,459 sq. ft. and is currently 100% leased to four tenants. The largest retail tenant at the 65 Bay Street Property is CVS (rated Baa1/BBB by Moody’s/S&P). The second largest tenant is CycleBar, an indoor cycling studio company, which has more than 180 locations slated to open throughout 2018. The cycle theater is equipped to hold up to 55 customized bikes and has enhanced lighting and sound systems plus built-in cycle stats performance data monitors. The remaining retail space consists of 3,720 sq. ft. leased to F45 Training and Maggie’s Farm Espresso, both of which executed leases in late March 2018.

The parking garage, which has a total of 624 parking spaces, is part of the collateral for the 65 Bay Street Whole Loan. The garage has 24-hour access, dedicated stairways, elevators and controlled-access gates. The garage is utilized by the residential tenants of the 65 Bay Street Property along with tenants of the West Unit, transient hourly and monthly parkers and the general public.

Tax Abatement: The East Unit of the 65 Bay Street Property is subject to a five-year tax abatement via a tax agreement with the City of Jersey City (“Tax Agreement”). According to the Tax Agreement, taxes were fully exempt in 2017 and are payable in the second year of the Tax Agreement (2018) on the land ($95,199) plus 20% of the actual total taxes due that are estimated at $552,817; the total due for 2018 equals $648,016. For years three through five, the land tax increases 3% annually and the tax on the improvement-portion of the collateral is 40%, 60% and 80% of actual total taxes, respectively. The stabilized tax payment for the improvements, upon the expiration of the Tax Agreement, is estimated to be $2,764,085 and this equates to a total expense of $2,859,284 (includes taxes on land), or $6,397 per unit. Real Estate Taxes are underwritten to the estimated 10-year average expense of $5,489 per unit.

The following table presents detailed information with respect to the ground floor retail portion of the 65 Bay Street Property:

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent (PSF)	% of Total U/W Retail Base Rent	Lease Expiration

CVS	NR/Baa1/BBB	10,410	59.6%	$60.00	63.3%	3/31/2038
CycleBar(3)	NR/NR/NR	3,329	19.1%	$40.00	13.5%	4/30/2028
F45 Training	NR/NR/NR	2,770	15.9%	$65.00	18.3%	3/14/2028
Maggie’s Farm Espresso	NR/NR/NR	950	5.4%	$51.00	4.9%	3/31/2023
Subtotal / Wtd. Avg.		17,459	100.0%	$56.49	100.0%
Vacant		0	0.0%
Total / Wtd. Avg.		17,459	100.0%

(1)	Based on the underwritten rent roll dated March 27, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	CycleBar has a one-time lease termination option effective on April 30, 2023 if gross sales drop below $582,575 in any of the first four lease years (January 16, 2018 through January 15, 2022), with 11 months’ notice and the payment of any unamortized tenant improvements and leasing commissions and other transaction costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 Bay Street Jersey City, NJ 07097	Collateral Asset Summary – Loan No. 9 65 Bay Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 29.8% 2.89x 13.8%

Retail Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	1	950	5.4%	950	5.4%	$51.00	4.9%	4.9%
2024	0	0	0.0%	950	5.4%	$0.00	0.0%	4.9%
2025	0	0	0.0%	950	5.4%	$0.00	0.0%	4.9%
2026	0	0	0.0%	950	5.4%	$0.00	0.0%	4.9%
2027	0	0	0.0%	950	5.4%	$0.00	0.0%	4.9%
2028	2	6,099	34.9%	7,049	40.4%	$51.35	31.8%	36.7%
Thereafter	1	10,410	59.6%	17,459	100.0%	$60.00	63.3%	100.0%
Vacant	NAP	0	0.0%	17,459	100.0%	NAP	NAP
Total / Wtd. Avg.	4	17,459	100.0%			$56.49	100.0%

(1)	Based on the underwritten rent roll dated March 27, 2018.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

Environmental Matters. According to a Phase I environmental report dated October 2, 2017, yearly monitoring of engineering controls and a biennal certification were required in respect of the 65 Bay Street Property in respect of an identified controlled recognized environmental condition. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The 65 Bay Street Property is located on Bay Street between Washington Street and Greene Street in Jersey City, New Jersey. Jersey City is the largest city in Hudson County and the second largest city in the state of New Jersey. Financial services and other service oriented industries, combined with direct transit access to Manhattan, in New York City, have played a prominent role in the redevelopment of the Jersey City waterfront and the creation of a large downtown central business district. Employers such as Goldman Sachs, JP Morgan Chase, Bank of America, BNP Paribas and Deutsche Bank have relocated back-office personnel to blocks of office space along the Hudson River waterfront. Other employment opportunities include city and county governmental agencies, quasi-governmental agencies and educational institutions such as Rutgers University and Stevens Institute of Technology. Local businesses, Newark Liberty International Airport and the ports of Newark and Elizabeth are also major employers in the general area. Retail employers in the area include the 1.16 million sq. ft. Newport Centre and the 300,000 sq. ft. Hudson Mall. Harborside Financial Center, a major mixed use development with both office and residential uses, is to the west of the 65 Bay Street Property. The 65 Bay Street Property is also located within a short walking distance of various commercial uses including restaurants, convenience stores and support services. The closest lodging facility, the Hyatt Regency, is located four blocks southeast at Exchange Place.

According to a third party report, during the last five years, development in the broader area has been predominantly for multifamily uses consisting specifically of mid and high rise condos and rentals. A majority of the high rise development has been built along the Hudson River in the municipalities of Jersey City and Hoboken, as well as west of the 65 Bay Street Property along the Morris Basin Canal in Jersey City. The 65 Bay Street Property is accessible by vehicle via U.S. Routes 1 and 9, I-78, I-280 and the New Jersey Turnpike. Additionally, Jersey City is connected to Manhattan via the Holland and Lincoln Tunnels. The 65 Bay Street Property benefits from a mass transit infrastructure which provides access via the PATH subway to Hoboken, Harrison and Newark in New Jersey, as well as downtown and midtown Manhattan. Of the four PATH subway stations in Jersey City, the 65 Bay Street Property is well located next to two: Grove Street and Exchange Place. In addition, the Harborside Ferry Terminal is located directly to the west of the 65 Bay Street Property, which provides ferry service from Jersey City to Midtown Manhattan. According to the appraisal, as of year-end 2017, the population within a one-, three- and five-mile radius was 54,030, 710,680 and 1,695,220, respectively. Additionally, for the same period, the median household income within a one-, three- and five-mile radius was $106,989, $81,751 and $79,173, respectively.

According to a third-party report, the 65 Bay Street Property is part of the Hudson County multifamily submarket of Northern New Jersey. As of the third quarter of 2017, the Northern New Jersey multifamily market had a total inventory of 1,045 properties totaling 230,392 units with a vacancy rate of 4.2% and average asking rents of $1,804 per month. The Hudson County Class A multifamily submarket has a total inventory of 25,730 units with a 4.7% vacancy rate and average asking rents of $3,474 per month. The Class A multifamily submarket vacancy rate has averaged approximately 5.0% since 2006 and at its peak, in 2014, the vacancy was 8.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 Bay Street Jersey City, NJ 07097	Collateral Asset Summary – Loan No. 9 65 Bay Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 29.8% 2.89x 13.8%

In determining market rent for the 65 Bay Street Property, the appraiser identified the six comparable multifamily properties listed in the table below.

Comparable Multifamily Properties(1)
	65 Bay Street Property(2)	70 Columbus	M2	The One	Morgan at Provost Square	Monaco	URBY
Number of Stories	52	48	38	36	38	47	69
Year Built	2008, 2015-2018	2015	2016	2015	2013-2016	2010	2017
Number of units	447	560	311	439	417	524	762
Unit size (Sq. ft.):
Studio	546	510	582	628	545	647	586
1-BR	751	674	756	740	756	771	779
2-BR	1,152	939	1,126	1,200	1,142	1,167	1,013
Rent per month:
Studio	$2,496	$2,540	$2,845	$2,925	$2,580	$2,605	$2,650
1-BR	$3,139	$3,180	$3,080	$3,220	$3,070	$2,925	$3,178
2-BR	$4,566	$4,400	$4,200	$4,530	$4,030	$4,415	$4,390

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated March 27, 2018.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2017	T-12 2/28/2018	U/W	U/W (Per Unit)
Base Rent(2)	$8,559,662	$10,710,138	$18,110,884	$40,517
Gross Up Vacancy	0	0	1,254,000	$2,805
Gross Potential Rent	$8,559,662	$10,710,138	$19,364,884	$43,322
Total Other Income(3)	1,326,518	1,476,233	1,858,599	$4,158
Less: Vacancy(4)	(1,174,771)	(1,191,950)	(1,384,305)	($3,097)
Effective Gross Income	$8,711,409	$10,994,421	$19,839,178	$44,383
Total Variable Expenses	3,081,725	3,389,692	3,165,425	$7,081
Total Fixed Expenses(5)	526,148	578,395	2,866,518	$6,413
Net Operating Income(6)	$5,103,536	$7,026,333	$13,807,234	$30,889
Capital Expenditures	0	0	131,828	$295
Net Cash Flow	$5,103,536	$7,026,333	$13,675,406	$30,594
(1)	The residential tower at the 65 Bay Street Property was built from 2015 to 2018, therefore limited historical information was provided to the lender.

(2)	U/W Base Rent is based on the underwritten rent roll dated March 27, 2018 and consists of $17,054,784 from the residential portion of the 65 Bay Street Property and $1,056,100 from the ground floor retail portion of the 65 Bay Street Property.

(3)	Total Other Income is comprised of residential amenity income, application fees, pet fees, storage fees, lease premiums, other miscellaneous sources and parking income. Parking Income ($1,550,000) is generated from the on-site parking garage, with 624 spaces, and underwritten to the appraiser’s stabilized annual collections conclusion of $2,484 per space with a 5% vacancy loss allocation.

(4)	U/W Vacancy represents the economic vacancy of 6.8% for the residential portion of the 65 Bay Street Property. Commercial and parking vacancy was underwritten at 5.0%.

(5)	The 65 Bay Street Property is subject to a five-year tax abatement for the residential component via a PILOT program. Real Estate Taxes, on land ($95,199), are payable beginning in the second year of the PILOT program (2018 with none due in 2017) plus 20% of the actual full taxes on the improvements, estimated to be $552,817 for a total due of $648,016 for 2018. For years three through five, the land tax increases 3% annually and the tax on the improvements are 40%, 60%, and 80% of actual full taxes. Real Estate Taxes are underwritten to the estimated 10-year average expense of $5,489 per unit.

(6)	The difference between Most Recent NOI and Underwritten NOI is primarily attributable to the 65 Bay Street Property being in lease up. The average 2017 occupancy for the residential portion of the 65 Bay Street Property was 54.0% compared to 93.7% based on the underwritten rent roll dated March 27, 2018. In addition to the residential lease up, two new leases were executed for the ground floor retail portion of the 65 Bay Street Property in late March 2018 which contribute an aggregate annual U/W Base Rent of $228,500.

Property Management. The 65 Bay Street Property is managed by Westminster Management, L.L.C., an affiliate of the borrower.

Lockbox / Cash Management. The 65 Bay Street Whole Loan documents require a hard lockbox for retail tenants and a soft lockbox for residential tenants with in place cash management. The borrower is required to deliver tenant direction letters to each existing non-residential tenant at the 65 Bay Street Property directing each of them to remit their rent checks directly to the lender. The borrower is also required to deliver a tenant direction letter to each and every future non-residential tenant. The borrower is required to (or is required to cause the property manager to) collect all rents from residential tenants of the 65 Bay Street Property and deposit the same into the clearing account within two days of receipt. In the event the borrower receives rents paid more than one month in advance, the borrower is required to deposit all rents into the clearing account within two days of receipt and will notify the deposit bank and the lender in writing of the amounts of rent collected more than one month in advance, the tenants to which the rents pertain, and the dates for which such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 Bay Street Jersey City, NJ 07097	Collateral Asset Summary – Loan No. 9 65 Bay Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 29.8% 2.89x 13.8%

advance rents apply. Without in any way limiting the foregoing, all rents received by the borrower or manager are required to be deposited into the clearing account within two business days of receipt. All funds deposited into the clearing account are required to be swept by the clearing bank on a daily basis into the deposit account and will, so long as no event of default exists under the 65 Bay Street Whole Loan, be disbursed on each payment date to fund reserves, debt service and, if from and after April 5, 2019, the debt service coverage ratio is not at least 1.10x (a “Cash Trap Period”) to fund approved operating expenses. Any funds remaining in the deposit account after the foregoing disbursements will, if no Cash Trap Period exists and no event of default under the 65 Bay Street Whole Loan documents exists, be paid to the borrower, and if a Cash Trap Period exists, be held as additional collateral for the 65 Bay Street Whole Loan. A Cash Trap Period will end so long as no event of default under the 65 Bay Street Whole Loan documents exists and the debt service coverage ratio is at least 1.15x for three consecutive months. The borrower may cure a Cash Trap Period by partially defeasing the 65 Bay Street Whole Loan after the earlier of March 14, 2022 and the second anniversary of the securitization of the last note of the 65 Bay Street Whole Loan in an amount sufficient to achieve a debt service coverage ratio of 1.15x. During the existence of an event of default under the 65 Bay Street Whole Loan, all amounts deposited in the deposit account may be applied in the order and manner selected by the lender.

Initial and Ongoing Reserves. On the origination date of the 65 Bay Street Whole Loan, the borrower funded a reserve of (i) $64,630 for real estate taxes, (ii) $1,081,217 for outstanding tenant improvements and leasing commissions, (iii) $779,126 for advance rents paid under residential leases, (iv) $160,616 for free commercial rent and (v) $6,971 for common charges.

Tax Reserves. On each payment date, the borrower is required to deposit reserves of 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period.

Insurance Reserves. Insurance escrows are waived so long as the 65 Bay Street Property is covered by an acceptable blanket policy (which is currently maintained), an event of default has not occurred under the 65 Bay Street Whole Loan documents and evidence of renewal of the insurance policies and paid receipts for the payment of the insurance premiums are provided by no later than 10 days prior to the expiration of the insurance policy and 30 days prior to the delinquency of payment on such insurance policy as applicable. If such conditions are no longer satisfied, on each payment date, the borrower will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage.

Replacement Reserves. On each payment date commencing with the payment date in May 2019, the borrower is required to deposit $9,531 into a replacement reserve for capital expenditures.

TI/LC Reserve. On each payment date, the borrower is required to deposit $1,455 for tenant improvements and leasing commissions related to the retail portion of the 65 Bay Street Property.

Common Charge Reserves. On each payment date, the borrower is required to deposit $6,971 for condominium common charges.

Current Mezzanine or Subordinate Indebtedness. The 65 Bay Street Subordinate A2-Note, with an outstanding principal balance as of the Cut-off Date of $60,400,000, accrues interest at an interest rate of 5.00000% per annum. The 65 Bay Street B-Note, with an outstanding principal balance as of the Cut-off Date of $39,600,000, accrues interest at an interest rate of 5.40000% per annum. The 65 Bay Street Subordinate A2-Note is held by Nonghyup Bank, in its capacity as trustee for IGIS US Private Placement Real Estate Investment Trust NO.190 and the 65 Bay Street B-Note is held by a third party investor, IGIS US Private Placement Real Estate Investment Trust No. 169.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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777 McGavock Pike Nashville, TN 37214	Collateral Asset Summary – Loan No. 10 Sheraton Music City	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,951,402 60.8% 1.82x 11.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

777 McGavock Pike Nashville, TN 37214	Collateral Asset Summary – Loan No. 10 Sheraton Music City	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,951,402 60.8% 1.82x 11.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

777 McGavock Pike Nashville, TN 37214	Collateral Asset Summary – Loan No. 10 Sheraton Music City	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,951,402 60.8% 1.82x 11.7%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Borrower Sponsor:	National Hotel Investors, LLC
Borrower:	777 Nashville, LP
Original Balance(1):	$40,000,000
Cut-off Date Balance(1):	$39,951,402
% by Initial UPB:	3.4%
Interest Rate:	4.94000%
Payment Date:	1st of each month
First Payment Date:	July 1, 2018
Maturity Date:	June 1, 2028
Amortization:	360 months
Additional Debt(1):	$29,963,552 Pari Passu Debt
Call Protection:	L(25), YM1(92), O(3)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$0.	Springing
Insurance:	$0.	Springing
FF&E:	$77,916.	4.0% of gross income from operations
TI/LC:	$0.	$0
PIP:	$1,433,000	$0

Financial Information(3)
Cut-off Date Balance / Room:	$170,524
Balloon Balance / Room:	$140,109
Cut-off Date LTV:	60.8%
Balloon LTV:	50.0%
Underwritten NOI DSCR:	1.82x
Underwritten NCF DSCR:	1.82x
Underwritten NOI Debt Yield:	11.7%
Underwritten NCF Debt Yield:	11.7%
Underwritten NOI Debt Yield at Balloon:	14.2%
Underwritten NCF Debt Yield at Balloon:	14.2%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Nashville, TN
Year Built / Renovated:	1985 / 2017
Total Rooms:	410
Property Management:	Merritt Hospitality, LLC
Underwritten NOI:	$8,172,043
Underwritten NCF:	$8,172,043
Appraised Value:	$115,000,000
Appraisal Date:	April 1, 2018

Historical NOI
Most Recent NOI:	$7,065,890 (T-12 April 30, 2018)
2017 NOI:	$6,398,510 (December 31, 2017)
2016 NOI:	$8,447,070 (December 31, 2016)
2015 NOI:	$7,291,999 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	70.7% (April 30, 2018)
2017 Occupancy:	69.5% (December 31, 2017)
2016 Occupancy:	86.0% (December 31, 2016)
2015 Occupancy:	82.2% (December 31, 2015)

(1)	The Original Balance of $40,000,000 and Cut-off Date Balance of $39,951,402 represent the controlling Note A-1 which, together with the pari passu Note A-2 with an original principal balance of $30,000,000, comprise the Sheraton Music City Whole Loan with an aggregate original principal balance of $70,000,000. For additional information regarding the pari passu note, see “The Loan” herein.

(2)	See “Initial and Ongoing Reserves” herein.

(3)	DSCR, LTV, Debt Yield and Balance / Room calculations are based on the aggregate Sheraton Music City Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

777 McGavock Pike Nashville, TN 37214	Collateral Asset Summary – Loan No. 10 Sheraton Music City	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,951,402 60.8% 1.82x 11.7%

Historical Occupancy, ADR, RevPAR(1)
	Sheraton Music City Property(2)			Competitive Set(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	82.2%	$127.96	$105.15	79.6%	$126.31	$100.53	103.3%	101.3%	104.6%
2016	86.0%	$139.59	$120.10	79.3%	$132.87	$105.42	108.4%	105.1%	113.9%
2017	69.5%	$149.81	$104.17	76.6%	$142.50	$109.09	90.8%	105.1%	95.5%
T-12 April 2018	70.7%	$153.41	$108.50	76.0%	$145.64	$110.68	93.0%	105.3%	98.0%
(1)	The variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the Sheraton Music City Property are attributable to variances in reporting methodologies and/or timing differences. The competitive set used is the same competitive set identified in the Primary Competitive Set table below.

(2)	Occupancy, ADR and RevPAR for the Sheraton Music City Property are based on operating statements provided by the borrower.

(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third party hospitality research report.

(4)	Penetration Factor is calculated based on operating statements provided by the borrower and competitive set data provided by a third party hospitality research report.

The Loan. The Sheraton Music City loan (the “Sheraton Music City Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 410-room, full service hotel located in Nashville, Tennessee (the “Sheraton Music City Property”). The Sheraton Music City Loan is evidenced by the controlling Note A-1, with a Cut-off Date Balance of approximately $40.0 million, and is part of a $70.0 million whole loan that is evidenced by two promissory notes (the “Sheraton Music City Whole Loan”). The table below summarizes the remaining promissory note, which is expected to be contributed to one or more future securitization transactions. Only the Sheraton Music City Loan will be included in the Benchmark 2018-B4 mortgage trust.

The relationship between the holders of the Sheraton Music City Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$39,951,402	Benchmark 2018-B4	Yes
A-2	$30,000,000	$29,963,552	JPMCB	No
Total	$70,000,000	$69,914,954

The Sheraton Music City Whole Loan has a 10-year term amortizing on a 30-year schedule, a Cut-off Date Balance of approximately $69.9 million and accrues interest at a fixed rate equal to 4.9400%. The Sheraton Music City Whole Loan proceeds were used to repay existing debt of approximately $58.6 million, fund upfront reserves of approximately $1.5 million, pay $687,961 in closing costs and return approximately $9.2 million of equity to the borrower sponsor. Based on the “As-Is” appraised value of $115.0 million as of April 1, 2018, the Cut-off Date LTV ratio is 60.8%. The most recent prior financing of the Sheraton Music City Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$70,000,000	100.0%	Loan Payoff	$58,585,191	83.7%
			Reserves	$1,510,916	2.2%
			Closing Costs	$687,961	1.0%
			Return of Equity	$9,215,932	13.2%
Total Sources	$70,000,000	100.00%	Total Uses	$70,000,000	100.00%

The Borrower / Borrower Sponsor. The borrower, 777 Nashville, LP, is a single purpose Tennessee limited liability partnership structured to be a bankruptcy-remote entity, with two independent directors in its organizational structure. National Hotel Investors, LLC is the borrower sponsor and the carveout guarantor of the Sheraton Music City Whole Loan. National Hotel Investors, LLC is 100% owned by Edward Llwyd Ecclestone Jr, who currently owns eight full-service hotels, four of them through National Hotel Investors, LLC.

The borrower sponsor acquired the Sheraton Music City Property in mid-year 2015 from HEI Hotels & Resorts for $75,000,000 with approximately four years remaining on the Sheraton franchise agreement. At the time of the acquisition, Marriott was in the process of acquiring Starwood Hotels & Resorts (and its hotel brands, including Sheraton). As a result, the borrower sponsor was unable to complete the extension of the franchise agreement until June 2016, at which point a new franchise agreement with Sheraton was entered into expiring June 2036.

The Property. The Sheraton Music City Property is located along McGavock Pike approximately 0.7 miles southwest of the Nashville International Airport in Nashville, Tennessee. The Sheraton Music City Property is a 410-room full service hotel with a restaurant and lounge, approximately 31,900 sq. ft. of meeting space, an indoor and outdoor pool, fitness center, business center, sundry shop and 702 surface parking spaces. Additionally, a complimentary airport shuttle service is available for guests.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

777 McGavock Pike Nashville, TN 37214	Collateral Asset Summary – Loan No. 10 Sheraton Music City	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,951,402 60.8% 1.82x 11.7%

The Sheraton Music City Property was built in 1985 and, according to the borrower sponsor, is currently in the final stages of an approximately $13.3 million (approximately $32,487 per room) change-of-control PIP negotiated when the borrower acquired the Sheraton Music City Property in 2015. Renovations on the guest rooms, guest room corridors, and meeting space commenced in the fourth quarter of 2016 and were completed in the first quarter of 2018, with the remaining renovation work on the guest lobby, restaurant and bar, and the Sheraton Club scheduled to be completed by the end of July 2018.

Guestrooms include 129 king rooms, 227 qVueen rooms and 54 suites. All standard guestrooms and suites feature a work desk and chair, a flat screen TV and in-room coffee/tea maker. Suites offer a separate living/dining area with pull-out sofa. The Sheraton Music City Property features two main food and beverage outlets: Old Hickory Grill and Veranda Lounge. The Veranda Lounge serves lunch and dinner and the Old Hickory Grill serves southern-style cuisine for breakfast and dinner seven days per week.

Located in the Airport North submarket of Nashville, the Sheraton Music City Property is near the Opry Mills Shoppijng Mall, the historic 2nd Avenue Entertainment District, Printer’s Alley, Frist Center for the Visual Arts, The Coliseum, the Hermitage Golf Club and Nashville Shores Recreation and Water Park. The hotel is also located near the Country Music Hall of Fame & Museum, which features artifacts and exhibits and underwent a $100.0 million expansion in 2014, which doubled the facility’s size to 350,000 sq. ft. Additionally, Nashville hosts the CMA Music Festival, Tennessee State Fair, Jack Daniel’s Music City Midnight, Country Music Marathon and the Music City Bowl.

Environmental Matters. The Phase I environmental report dated April 25, 2018 recommended no further action at the Sheraton Music City Property.

The Market. The Sheraton Music City Property is located in downtown Nashville, Tennessee within the Airport North submarket. According to the appraisal, total employment in the Nashville-Davidson-Murfreesboro-Franklin MSA increased by a compound annual rate of 3.9% from 2011 through 2016. Nashville is home to a variety of industries and companies, and leading employment sectors in the Nashville metropolitan statistical area include professional and business services, education and health services, government, leisure & hospitality services and retail trade. According to the appraisal, the healthcare industry contributes approximately $40.0 billion to the local economy annually and has created and sustaining an estimated 250,000 jobs. By comparison, the music industry is responsible for creating and sustaining approximately 55,000 jobs in the Nashville area. Top employers in the Nashville metropolitan area include Vanderbilt University & Medical Center, Nissan, Hospital Corporation of America (“HCA”), Saint Thomas Health Services, Gaylord Entertainment, Carlisle Co. and MedQuist. According to the appraisal, the Airport North submarket accommodates corporate demand from the numerous offices located around the Nashville International Airport (“BNA”), as well as local commercial businesses including Deloitte, Willis Tower Watson, Bridgestone and Dell. Additionally, according to the appraisal, the Sheraton Music City Property accommodates a significant amount of commercial demand from business travelers as well as demand generated from airline crews.

According to the appraisal, Nashville had approximately 14.5 million international and domestic tourists/visitors in 2017, compared to 13.9 million in 2016. 2017 represented the ninth consecutive year of positive year-over-year growth in visitor volume since 2008, at a compound growth rate of approximately 5.8%.

BNA is the main airport that serves downtown Nashville as well as the surrounding suburban areas. According to the appraisal, the airport is a joint civil-military airport with the Berry Field Air National Guard Base located on the premises. The base is home to the 118th Airlift Wing, an Air National Guard unit. According to BNA, the airport services 12 airlines and offers 440 daily arriving and departing flights with nonstop flights to more than 50 markets.

The appraisal identified one hotel currently under construction in the Nashville Airport submarket that is expected to be 25.0% competitive with the Sheraton Music City Property. The 104-room Fairfield Inn & Suites, located along Royal Parkway approximately 0.5 miles northeast of the Sheraton Music City Property, is planned to open in July 2018.

The primary competitive set for the Sheraton Music City Property consists of eight hotels, ranging in size from 145 to 392 rooms as presented in the table below:

Primary Competitive Set(1)
Property	Location	Rooms	Year Opened	2017 Occupancy	Estimated 2017 ADR	Estimated 2017 RevPAR
Sheraton Music City	Nashville, TN	410	1985	69.5%(2)	$149.81(2)	$104.17(2)
Hilton Nashville Airport	Nashville, TN	382	1981	65%-70%	$125-$130	$85-$90
Marriott Nashville Airport	Nashville, TN	392	1981	75%-80%	$165-$170	$125-$130
Hotel Preston	Nashville, TN	196	1973	70%-75%	$120-$125	$85-$90
Courtyard Nashville Airport	Nashville, TN	145	1988	75%-80%	$150-$155	$115-$120
Embassy Suites by Hilton Nashville Airport	Nashville, TN	296	1986	85%-90%	$165-$170	$145-$150
Holiday Inn Express Nashville Airport	Nashville, TN	207	1987	80%-85%	$115-$120	$95-$100
Radisson Hotel Nashville Airport	Nashville, TN	180	1987	70%-75%	$120-$125	$85-$90
Drury Inn & Suites Nashville Airport	Nashville, TN	154	2001	75%-80%	$125-$130	$95-$100

(1)	Source: Appraisal.

(2)	Source: Borrower provided financials.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

777 McGavock Pike Nashville, TN 37214	Collateral Asset Summary – Loan No. 10 Sheraton Music City	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,951,402 60.8% 1.82x 11.7%

The appraisal determined Nashville airport submarket demand segmentation was 29% commercial, 27% meeting and group and 45% leisure excluding the Sheraton Music City Property. The demand segmentation for the competitive set as of year-end 2017 are presented in the table below:

Demand Segmentation(1)
Property	Rooms	Commercial	Meeting & Group	Leisure
Sheraton Music City	410	32%	38%	30%
Hilton Nashville Airport	382	30%	30%	40%
Marriott Nashville Airport	392	25%	35%	40%
Hotel Preston	196	10%	25%	65%
Courtyard Nashville Airport	145	55%	20%	25%
Embassy Suites by Hilton Nashville Airport	296	20%	25%	55%
Holiday Inn Express Nashville Airport	207	45%	25%	30%
Radisson Hotel Nashville Airport	180	30%	20%	50%
Drury Inn & Suites Nashville Airport	154	25%	20%	55%
Total / Wtd. Avg.(2)	1,952	29%	27%	45%
(1)	Source: Appraisal.

(2)	Total / Wtd. Avg. excludes the Sheraton Music City Property.

Cash Flow Analysis.

Cash Flow Analysis
	2015	2016	2017	T-12 4/30/2018	U/W(1)	U/W per Room(2)
Occupancy	82.2%	86.0%	69.5%	70.7%	80.0%
ADR	$127.96	$139.59	$149.81	$153.41	$150.00
RevPAR	$105.15	$120.10	$104.17	$108.50	$120.00

Room Revenue	$15,736,101	$18,021,842	$15,588,930	$16,237,254	$17,958,000	$43,800
F&B Revenue	7,605,053	6,647,070	6,169,503	6,617,181	7,318,438	17,850
Other Revenue	436,420	572,894	383,165	520,407	575,557	1,404
Total Revenue	$23,777,574	$25,241,806	$22,141,598	$23,374,842	$25,851,995	$63,054
Operating Expenses	8,211,025	8,030,424	7,344,659	7,563,261	8,364,779	20,402
Undistributed Expenses	5,847,353	6,234,015	6,020,553	6,090,990	6,479,846	15,805
Gross Operating Profit	$9,719,196	$10,977,367	$8,776,386	$9,720,591	$11,007,370	$26,847
Management Fee	705,872	799,567	534,609	571,503	775,560	1,892
Property Taxes	664,476	627,386	852,794	1,044,580	930,684	2,270
Property Insurance	105,746	93,672	104,809	103,624	95,004	232
FF&E Expenses	951,103	1,009,672	885,664	934,994	1,034,080	2,522
Net Operating Income	$7,291,999	$8,447,070	$6,398,510	$7,065,890	$8,172,043	$19,932
Net Cash Flow	$7,291,999	$8,447,070	$6,398,510	$7,065,890	$8,172,043	$19,932

(1)	The increase in 2017 NOI to UW NOI is primarily due to an approximately $13.3 million (approximately $32,487 per room) change-of-control PIP negotiated when the borrower acquired the Sheraton Music City Property in 2015. Renovations on the guest rooms, guest room corridors, and meeting space commenced in the fourth quarter of 2016 and were completed in the first quarter of 2018, with the remaining renovation work on the guest lobby, restaurant and bar, and the Sheraton Club scheduled to be completed by the end of July 2018. U/W NOI was based on a projected occupancy of 80.0%.

(2)	Based on 410 rooms.

Property Management. The Sheraton Music City Property is managed by Merritt Hospitality, LLC, a Delaware limited liability company and third party manager.

Lockbox / Cash Management. The Sheraton Music City Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to send instruction letters to each credit card company with which the borrower or manager has entered into merchant’s agreements, directing such companies to deposit all receipts and payments into the lockbox account. Prior to the occurrence of a Cash Sweep Event (as defined below), all funds in the lockbox account are required to be transferred to or at the direction of the borrower. Following the occurrence and during the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents. To the extent there is a Cash Sweep Event continuing, all excess cash flow after payment of debt service, required reserves and operating expenses are required to be held as additional collateral for the Sheraton Music City Whole Loan. The lender has been granted a first priority security interest in the cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

777 McGavock Pike Nashville, TN 37214	Collateral Asset Summary – Loan No. 10 Sheraton Music City	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,951,402 60.8% 1.82x 11.7%

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy or insolvency action of the borrower or property manager or (iii) the date the debt service coverage ratio (as calculated in the loan documents) based on the trailing six-month period preceding the date of determination is less than 1.20x (a “DSCR Trigger Event”), in each case continuing until the earlier of (a) the payment date next occurring following the related Cash Sweep Event Cure (as defined below) or (b) payment in full of the Sheraton Music City Whole Loan in accordance with the loan documents.

A “Cash Sweep Event Cure” means (i) if the Cash Sweep Event is caused solely by an event of default, the acceptance by the lender of a cure of such event of default (which the lender is required to accept unless the lender has accelerated the loan in writing or otherwise commenced its remedies, in which case the lender may accept or reject such cure in its sole and absolute discretion), (ii) if the Cash Sweep Event is caused solely by the occurrence of a DSCR Trigger Event, the achievement of a debt service coverage ratio of 1.25x or greater for two consecutive quarters based on the trailing six-month period, (iii) if the Cash Sweep Event is caused solely by the bankruptcy or insolvency action of the borrower that is involuntary and not consented or colluded in by the borrower, the guarantor or any of their affiliates and the bankruptcy or insolvency action is dismissed, stayed or discharged within 90 days from the date of filing without any adverse consequences to the Sheraton Music City Property or Sheraton Music City Whole Loan, or (iv) if the Cash Sweep Event is caused solely by the bankruptcy or insolvency action of the property manager, if the borrower replaces the manager with a qualified manager in accordance with the loan documents within 180 days from the date of such filing; provided, however, that, each such Cash Sweep Event Cure is subject to the following conditions: (a) no other event of default has occurred and is continuing under the loan documents; (b) a Cash Sweep Event Cure may occur no more than a total of two times in the aggregate during the term of the Sheraton Music City Whole Loan (except for a Cash Sweep Event Cure in (ii) or (iv) (to the extent the property manager is unaffiliated with the borrower) above, which may occur an unlimited number of times) and (b) the borrower pays all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event Cure.

Initial and Ongoing Reserves. At loan origination, the borrower deposited (i) $1,433,000 into a PIP reserve account and (ii) approximately $77,916 into an FF&E reserve account.

Tax Reserve. The borrower is required to make monthly deposits into the real estate tax reserve in the amount of 1/12 of annual estimated real estate taxes (a) upon the occurrence and continuance of an event of default (b) if the debt service coverage ratio based on the trailing six-month period immediately preceding the date of such determination is less than 1.45x or (c) if the borrower fails to provide evidence satisfactory to the lender that all taxes and other charges have been paid prior to the related due date.

Insurance Reserve. The borrower is required to make monthly deposits into the insurance reserve account in the amount of 1/12 of the annual insurance premiums (a) upon the occurrence and continuance of an event of default, (b) if the borrower fails to provide evidence satisfactory to the lender that all insurance premiums have been paid or (c) if an acceptable blanket insurance policy that complies with the loan documents is not in place.

FF&E Reserve. The borrower is required to make monthly deposits in the amount of 4.0% of gross income from operations for the calendar month that is two months prior to the applicable payment date into the FF&E reserve account.

PIP Reserve. The borrower is also required to deposit all sums required to complete any PIP (other than the PIP outstanding at origination) in monthly installments reasonably estimated by the lender to complete such work. The borrower is permitted to post a letter of credit with the lender in the amount of at least 110% of the costs and expenses estimated by the lender to complete any such PIP in lieu of such monthly deposits.

Current Mezzanine or Subordinate Indebtedness. There is an outstanding “key money” loan from the franchisor to the previous owner that was assumed by the borrower pursuant to the franchise agreement, in the original amount of $825,000 (the “Key Money Debt”), which is unsecured and amortizes through May 25, 2019. The outstanding amount of the Key Money Debt as of June 6, 2016, was $183,333.20. If the franchise agreement is terminated or expires after May 25, 2019 without the borrower then being in default of the franchise agreement, the Key Money Debt will have been fully amortized and none of the Key Money Debt will be due. If, however, the franchise agreement is terminated at any time before May 25, 2019, the borrower will be required to repay the franchisor concurrently with such termination an amount equal to the outstanding Key Money Debt multiplied by a fraction, where (i) the numerator is the number of full and partial months from the earlier of (x) the date of termination or (y) the last month the borrower was not in an uncured default of the franchise agreement to May 25, 2019, and (ii) the denominator is the number of months from the commencement date of the franchise agreement through May 25, 2019. The Mortgage Loan documents provide for a nonrecourse carveout for any losses arising in connection with the Key Money Debt.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Releases. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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1-5 Westbrook Corporate Center Westchester, IL 60154	Collateral Asset Summary – Loan No. 11 Westbrook Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,950,681 72.7% 1.67x 12.6%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Acquisition
Sponsor:	Raymond Massa
Borrower:	Westbrook Center Illinois Realty LP
Original Balance(1):	$40,000,000
Cut-off Date Balance(1):	$39,950,681
% by Initial UPB:	3.4%
Interest Rate:	4.8600%
Payment Date:	6th of each month
First Payment Date:	July 6, 2018
Maturity Date:	June 6, 2028
Amortization:	360 months
Additional Debt(1):	$58,927,254 Pari Passu Debt
Call Protection(2):	L(25), D(89), O(6)
Lockbox / Cash Management(3):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$975,307	$487,654
Insurance:	$0	Springing
Replacement:	$392,719	$30,608
TI/LC(4):	$4,650,000	Springing
Immediate Repairs:	$357,281	NAP
Unfunded Obligations:	$7,330,378	$0

Financial Information(5)
Cut-off Date Balance / Sq. Ft.:	$87
Balloon Balance / Sq. Ft.:	$71
Cut-off Date LTV:	72.7%
Balloon LTV:	59.6%
Underwritten NOI DSCR:	1.99x
Underwritten NCF DSCR:	1.67x
Underwritten NOI Debt Yield:	12.6%
Underwritten NCF Debt Yield:	10.6%
(1)	The Original Balance of $40.0 million and Cut-off Date Balance of approximately $39.95 million represent the controlling Note A-2 which, together with the pari passu non-controlling Note A-1 with an original principal balance of $40.0 million and the pari passu non-controlling Note A-3 with an original principal balance of $19.0 million, comprise the Westbrook Corporate Center whole loan with an aggregate original principal amount of $99.0 million.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Westchester, IL
Year Built / Renovated:	1986-1996 / 2016-2017
Total Sq. Ft.:	1,140,369
Property Management:	Colliers International Asset and Property Management Services LLC
Underwritten NOI(6):	$12,461,895
Underwritten NCF:	$10,471,853
Appraised Value:	$136,000,000
Appraisal Date:	April 13, 2018

Historical NOI(7)
Most Recent NOI(6):	$9,521,833 (T-12 February 28, 2018)
2017 NOI:	$9,439,186 (December 31, 2017)
2016 NOI:	$9,172,304 (December 31, 2016)
2015 NOI(7):	NAV

Historical Occupancy(7)
Most Recent Occupancy:	83.7% (March 31, 2018)
2017 Occupancy:	82.8% (December 31, 2017)
2016 Occupancy:	85.9% (December 31, 2016)
2015 Occupancy(7):	NAV
(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of July 6, 2018. Defeasance of the full $99.0 million Westbrook Corporate Center Whole Loan is permitted after the date that is the earlier to occur of (i) May 10, 2021 and (ii) two years after the date of the securitization of the last pari passu note of the Westbrook Corporate Center Whole Loan. The assumed lockout period of 25 payment dates is based on the expected Benchmark 2018-B4 securitization closing date in July 2018. The actual lockout period may be longer.

(3)	In place cash management will be triggered upon the occurrence of a Trigger Period (as defined below). A “Trigger Period” means (i) an event of default, (ii) the debt service coverage ratio falling below 1.30x for one calendar quarter, or (iii) the occurrence of a specified tenant trigger period, within the meaning of the loan documents.

(4)	The TI/LC reserve account is subject to a $3,500,000 cap, which will be replenished at approximately $96,366 monthly ($1.01 PSF per annum), if the reserve balance falls below $1,500,000.

(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Cut-off Date Balance of the Westbrook Corporate Center Whole Loan, which has an aggregate principal balance of $99.0 million.

(6)	The increase from Most Recent NOI to Underwritten NOI is primarily from recent leasing, increased tenant reimbursements and rent steps. Underwritten NOI includes $937,233 of underwritten base rent from two leases that commenced after February 28, 2018, the average of all rent steps over the loan term for American Imaging Management and Ingredion Management and Ingredion Incorporated ($407,821) and contractual rent steps through September 1, 2019 for all tenants ($412,917). The sponsor is also in the process of converting tenant leases from gross to net and is leasing all vacant space on a net basis, which caused underwritten total recoveries to be above the historical amounts.

(7)	Due to the timing of the acquisition, the borrower did not provide historical financial or occupancy information prior to 2016.

TRANSACTION HIGHLIGHTS

■	Property. The Westbrook Corporate Center Property consists of a 1,140,369 sq. ft. suburban office campus that is comprised of five, multi-story, interconnected, Class A office buildings, located in Westchester, Illinois. The buildings were constructed between 1986 and 1996 and renovated in 2016-2017. Each of the five, Class A towers is connected by ground-level corridors that lead tenants from one lobby to another, granting access to the Westbrook Corporate Center Property’s full array of Class A shared amenities which include: a fitness center, conference center, café, a Starbucks, day care center, convenience store and a drycleaner (drop-off/pick-up). As of March 31, 2018, the average occupancy at the Westbrook Corporate Center Property is 83.7%. Historical occupancy at the Westbrook Corporate Center Property has averaged around 83.0% over the past five years and approximately 81.0% over the last 10 years. Approximately 30.0% of the NRA at the Westbrook Corporate Center Property is leased to investment grade tenants and 32.0% of the NRA serves as headquarters space for the respective tenants with a 12-months’ notice requirement for lease cancellation. The two largest tenants at the Westbrook Corporate Center Property are Follett Higher Education Group, Inc. (153,464 sq. ft.; 13.5% of NRA; 16.3% of underwritten base rent) and Ingredion Incorporated (123,515 sq. ft.; 10.8% of NRA; 15.5% of underwritten base rent).

■	Market. The Westbrook Corporate Center Property is located in Westchester, Cook County, Illinois, which is approximately 18 miles west of the Chicago central business district and within the Eastern East-West Corridor of the Chicago MSA, which is the third largest MSA in the United States. Additionally, the East-West Corridor submarket is one of the largest employment centers in Illinois with more than 100 major corporate headquarters and 40,000 businesses that employ over 700,000 people. The Westbrook Corporate Center Property also has numerous retail and hospitality options within its immediate neighborhood. The 2017 population within a one-, three- and five-mile radius is 8,640, 102,689 and 319,683, respectively with an average household income within a one-, three- and five-mile radius of $68,410, $79,389 and $75,772, respectively. According to a third party report, the Westbrook Corporate Center Property is located in the Class A East/West Office Corridor of the Chicago office market. As of the first quarter of 2018, the Class A Chicago office market had a total inventory of approximately 190.1 million sq. ft. with a 15.7% vacancy rate, average asking rents of $27.17 PSF and positive net absorption of 373,493 sq. ft.. More specifically, the Westbrook Corporate Center Property is located in the Class A Eastern East/West Corridor of the East/West Corridor Office Submarket. The total inventory in this submarket segment is approximately 15.0 million sq. ft. as of the first quarter of 2018 with no new deliveries and 29,000 sq.ft. under construction, representing only 0.2% of the total submarket inventory. Vacancy in the submarket was 15.1% and average asking rent was $23.90 PSF and there was a positive net absorption of 108,502 sq. ft.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4500 Van Nuys Boulevard Sherman Oaks, CA 91403	Collateral Asset Summary – Loan No. 12 Best Buy – Sherman Oaks	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,250,000 62.0% 1.65x 8.1%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Borrower Sponsor:	Gerard Alexander Sponsor LLC
Borrower:	GA Development-Sherman Oaks Holdings LLC
Original Balance:	$32,250,000
Cut-off Date Balance:	$32,250,000
% by Initial UPB:	2.8%
Interest Rate:	4.75100%
Payment Date:	1st of each month
First Payment Date:	June 1, 2018
Maturity Date:	May 1, 2028
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes(2):	$180,000	$35,944
Insurance(3):	$0	Springing
Replacement(4):	$458	$458
TI/LC:	$0	$0
Required Repairs:	$0	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$586
Balloon Balance / Sq. Ft.:	$586
Cut-off Date LTV:	62.0%
Balloon LTV:	62.0%
Underwritten NOI DSCR:	1.68x
Underwritten NCF DSCR:	1.65x
Underwritten NOI Debt Yield:	8.1%
Underwritten NCF Debt Yield:	8.0%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	Sherman Oaks, CA
Year Built / Renovated:	2007 / NAP
Total Sq. Ft.:	55,000
Property Management:	GA Development-Sherman Oaks Holdings LLC
Underwritten NOI(5):	$2,603,861
Underwritten NCF:	$2,570,861
Appraised Value:	$52,000,000
Appraisal Date:	March 21, 2018

Historical NOI(5)
2017 NOI:	$2,389,931 (December 31, 2017)
2016 NOI:	$2,381,763 (December 31, 2016)
2015 NOI:	$2,374,661 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	100.0% (July 1, 2018)
2017 Occupancy:	100.0% (December 31, 2017)
2016 Occupancy:	100.0% (December 31, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
(1)	In place cash management will be triggered upon (i) an event of default, (ii) any bankruptcy or insolvency action of the borrower, (iii) if a property manager is engaged to manage the property, any bankruptcy or insolvency action of such manager, (iv) the debt service coverage ratio based on the trailing three-month period falling below 1.20x, (v) any bankruptcy or insolvency action of Best Buy, the sole tenant at the property or its lease guarantor, (vi) if Best Buy has not exercised its option to extend its lease (the “Best Buy Lease”) by January 31, 2026 or (vii) Best Buy vacating or giving written notice of its intent to vacate the premises, the Best Buy Lease is terminated or a majority of the premises is no longer operated as a store under the “Best Buy” name.

(2)	The borrower will be required to make monthly deposits into the real estate tax reserve in the amount of 1/12 of the estimated annual real estate taxes (i) upon an event of default, (ii) if the Best Buy Lease does not require Best Buy to pay the taxes directly to the applicable taxing authorities, (iii) if the property no longer consists of one or more separate tax parcels, (iv) if the borrower has failed to provide evidence that taxes have been paid in full prior to their applicable due dates or (v) if the Best Buy Lease is no longer in full force and effect. As of the origination date, however, the borrower was required to make monthly deposits into the tax reserve in the amount of $35,944 as the Best Buy Lease does not currently require Best Buy to pay taxes directly to the applicable taxing authorities.

(3)	The borrower will be required to make monthly deposits into the insurance reserve in the amount of 1/12 of the annual insurance premiums (i) during the occurrence and continuance of an event of default or (ii) if an acceptable blanket insurance policy is no longer in place.

(4)	The replacement reserve is subject to a cap of $11,000.

(5)	Underwritten NOI is based on the average rent of the tenant through the loan term, due to the lease guarantor’s investment grade credit rating.

TRANSACTION HIGHLIGHTS

■	Property and Tenancy. The property is a 55,000 sq. ft. retail big box building located in Sherman Oaks, California, built in 2007. As of July 1, 2018, the property was 100.0% triple-net leased to Best Buy Stores, L.P. (“Best Buy”). As the sole tenant at the property, Best Buy (100.0% of NRA, 100.0% of U/W Base Rent, rated BBB/Baa1/BBB- by S&P/Moody’s/Fitch) has occupied the property since construction. The Best Buy Lease expires on January 31, 2028 and has five 10-year extension options and no termination options other than customary rights upon a default or certain types of casualties/condemnations. As of the end of fiscal year 2017, Best Buy Co., Inc., the parent company of Best Buy, had approximately 1,600 stores, 125,000 employees in North America and a sourcing office in China and approximately $39.4 billion in annual revenues. The current rental rate under the Best Buy Lease is $47.27 PSF, and the property has experienced an average occupancy of 100.0% since it was developed. Additionally, the property is shadow anchored by Gelson’s, a grocery store, which recently completed an extensive renovation.

■	Market. The property is located in Sherman Oaks, a community in Los Angeles, California within the south-central portion of the San Fernando Valley along an arterial between the 101 Freeway and Ventura Boulevard. The property is located within the area’s primary retail and office corridor of Van Nuys Boulevard and Milbank Street and is approximately 0.7 miles southwest of Westfield Fashion Square, a two-level enclosed regional shopping center servicing Los Angeles communities including Sherman Oaks, Studio City, Encino, Hollywood Hills, Brentwood and Bel-Air. Additionally, the property is located approximately 1.1 miles southeast of the Sherman Oak Galleria, an open-air lifestyle center that includes 700,000 sq. ft. of Class A office space in four buildings overlooking a 300,000 sq. ft. retail and entertainment complex. Sherman Oaks retail submarket vacancy rate was 2.0% and asking rents were approximately $3.21 PSF per month. The appraiser’s concluded NNN rent for the property was $4.00 PSF per month. Within a one-, three- and five-mile radius the estimated population is 30,940, 189,292 and 531,120, respectively, with average household incomes of $115,282, $114,784 and $102,953, respectively.

■	Borrower Sponsors. The borrower sponsor and nonrecourse carve-out guarantor is Gerard Alexander Sponsor LLC, a Delaware limited liability company. Gerard Alexander Property Holdings LLC (“GA Holdings”), the owner of 100% of the equity interests in the borrower sponsor, is the family office of the senior partners of York Capital Management with primary investment from James Gerard Dinan and Daniel Alexander Schwartz. GA Holdings is focused on acquiring, developing, and investing in commercial assets located in primary East and West Coast markets. Since inception, the GA Holdings investment team has completed in excess of $1.0 billion of acquisitions and developments.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

800 North Central Avenue Glendale, CA 91203	Collateral Asset Summary – Loan No. 13 Embassy Suites Glendale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,000,000 59.6% 2.04x 11.3%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Borrower Sponsor(1):	Ronnie Lam
Borrower:	Newage Glendale LLC
Original Balance(2):	$31,000,000
Cut-off Date Balance(2):	$31,000,000
% by Initial UPB:	2.7%
Interest Rate:	5.4480%
Payment Date:	1st of each month
First Payment Date:	July 1, 2018
Maturity Date:	June 1, 2023
Amortization:	Interest Only
Additional Debt(2):	$37,000,000 Pari Passu Debt
Call Protection:	L(25), D(31), O(4)
Lockbox / Cash Management(3):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$347,034	$69,407
Insurance(4):	$0	Springing
FF&E:	$69,500	(5)
TI/LC:	$0	$0

Financial Information(6)
Cut-off Date Balance / Room:	$250,000
Balloon Balance / Room:	$250,000
Cut-off Date LTV:	59.6%
Balloon LTV:	59.6%
Underwritten NOI DSCR:	2.04x
Underwritten NCF DSCR:	2.04x
Underwritten NOI Debt Yield:	11.3%
Underwritten NCF Debt Yield:	11.3%
(1)	The borrower sponsor is also the borrower sponsor of the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Atlantic Times Square, which has a Cut-off Date balance of $18.0 million.

(2)	The Original Balance and Cut-off Date Balance of $31.0 million represents the non-controlling Note A-2 which, together with the pari passu controlling Note A-1 with an original principal balance of $37.0 million, comprise the Embassy Suites Glendale whole loan with an aggregate original principal balance of $68.0 million.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Glendale, CA
Year Built / Renovated:	2008 / 2017
Total Rooms:	272
Property Management:	Kam Sang Company, Inc.
Underwritten NOI:	$7,680,652
Underwritten NCF:	$7,680,652
Appraised Value:	$114,000,000
Appraisal Date:	March 29, 2018

Historical NOI
Most Recent NOI:	$7,383,675 (T-12 February 28, 2018)
2017 NOI:	$7,472,939 (December 31, 2017)
2016 NOI(7):	$8,445,149 (December 31, 2016)
2015 NOI:	$7,719,740 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	88.1% (February 28, 2018)
2017 Occupancy:	88.7% (December 31, 2017)
2016 Occupancy:	88.4% (December 31, 2016)
2015 Occupancy:	85.9% (December 31, 2015)
(3)	In place cash management will be triggered upon the occurrence of (i) an event of default, (ii) any voluntary or collusive involuntary bankruptcy or insolvency action of the borrower or property manager, (iii) any non-collusive involuntary bankruptcy or insolvency action of the borrower or property manager that is not dismissed within 60 days of the filing date or (iv) the date on which the debt service coverage ratio falls below 1.15x (any of the foregoing, a “Cash Sweep Event”). A hard lockbox will be triggered upon the occurrence of either a Cash Sweep Event or the date the debt service coverage ratio falls below 1.20x.

(4)	The borrower will be required to make monthly deposits into the insurance reserve in the amount of 1/12 of the annual insurance premiums upon the occurrence of any of the following: (i) an event of default or (ii) if an acceptable blanket insurance policy is no longer in place.

(5)	The borrower is required to deposit the greater of (i) the sum of 1/12th of 4.0% of annual gross income from operations and any amounts then-required for any PIP pursuant to the franchise agreement and (ii) such higher amount required by the franchisor pursuant to the franchise agreeement.

(6)	DSCR, LTV, Debt Yield and Balance/Room calculations are based on the Embassy Suites Glendale Whole Loan, which has an aggregate principal balance of $68.0 million.

(7)	2016 NOI reflects increased room revenue driven primarily by the displacement of residents following the Porter Ranch gas leak in the first half of 2016.

TRANSACTION HIGHLIGHTS

■	Property. Embassy Suites Glendale is a 272-room, 12-story, full service hotel with a fitness center, outdoor swimming pool, business center, breakfast buffet, restaurant and lounge, approximately 10,131 sq. ft. of meeting and banquet space, a gift shop and a three-level subterranean parking garage with 348 parking spaces located in Glendale, California. The property offers a complimentary hot breakfast buffet and a complimentary evening cocktail reception to guests. The guestrooms are situated on floors three through 12 of the property and feature flat-screen televisions, telephones, desks with chairs, dressers, nightstands and sofa sleepers. The property was built in 2008 by Kam Sang Company, Inc. (“Kam Sang”) for approximately $72.5 million and is the newest property in the hotel’s competitive set. According to Kam Sang, it also invested approximately $1.2 million in 2016 and 2017 for various improvements, including replacement and refurbishment of common area carpet and finishes and upgrades to the lobby and restaurant furniture and lighting. The property serves the greater Los Angeles County, and commercial and group demand is generated primarily by a wide variety of corporate tenants in the surrounding area, including the University of California Los Angeles, Kaiser Permanente, University of Southern California, Target Brands Inc., The Kroger Company, The Boeing Company, Bank of America Corporation and The Walt Disney Company.

■	Historical Performance. The property has achieved occupancy, ADR and RevPAR levels of 88.1%, $193.86 and $170.73, respectively, as of the trailing-twelve months ending February 28, 2018. The property has achieved an average of 87.8% occupancy since 2015 and RevPAR has remained stable and averaging $170.52 for the same time period.

■	Market. The property is located one block north of the Central Avenue-Ventura Freeway interchange, which provides access to downtown Los Angeles, approximately 7.3 miles south of the property, as well as Pasadena to the east and Burbank to the west. The property is approximately 6.2 miles southwest from the Hollywood Burbank Airport, which serves the local area with commercial, charter and private air service. The property is also approximately 17.3 miles northeast of the Los Angeles International Airport, which is undergoing a $14.0 billion modernization project, which includes an overhaul and expansion of various terminals to accommodate growing air traffic volumes at the nation’s third busiest airport, according to the appraisal. Leisure demand drivers include Universal Studios and Universal City, the Warner Bros. Studio, the Los Angeles Zoo, Hollywood Hills, Hollywood Bowl, Griffith Observatory and the Rose Bowl Stadium, which has hosted UCLA’s Bruins football games, nearly 100 Rose Bowl games, five Super Bowls and numerous soccer matches and concerts. Regional access to the property is provided by the Metro Orange Line, one of two lines on the Metro Transitway network in Los Angeles that provide public transportation access to downtown Los Angeles.

■	Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor, Ronnie Lam, is the founder, Chief Executive Officer and President at Kam Sang. Kam Sang is a privately held real estate development and investment firm based in Arcadia, California. Established in 1979, Kam Sang manages a portfolio of 17 properties, 16 of which are located in the greater Los Angeles, California area. The portfolio includes hotel, retail, residential, restaurant and mixed-use properties. Kam Sang currently has an additional eight projects in the construction pipeline.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

140 South Van Dorn Street Alexandria, VA 22304	Collateral Asset Summary – Loan No. 14 EOS 21	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 64.8% 1.86x 7.5%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Acquisition
Borrower Sponsor:	CIM SMA I-B Investments, LLC
Borrower:	140 South Van Dorn Street (VA) Owner, LLC
Original Balance(1):	$30,000,000
Cut-off Date Balance(1):	$30,000,000
% by Initial UPB:	2.6%
Interest Rate:	3.8800%
Payment Date:	1st of each month
First Payment Date:	January 1, 2018
Maturity Date:	December 1, 2024
Amortization:	Interest Only
Additional Debt(1)(2):	$120,000,000 Pari Passu Debt Future Mezzanine Debt Permitted
Call Protection:	L(31), D(50), O(3)
Lockbox / Cash Management(3):	Soft / Springing

Reserves
	Initial	Monthly
Taxes(4):	$0	Springing
Insurance(5):	$0	Springing
Required Repairs:	$186,208	NAP
Replacement:	$0	$0
TI/LC:	$0	$0
Other:	$0	$0

Financial Information(6)
Cut-off Date Balance / Unit:	$127,119
Balloon Balance / Unit:	$127,119
Cut-off Date LTV:	64.8%
Balloon LTV:	64.8%
Underwritten NOI DSCR:	1.91x
Underwritten NCF DSCR:	1.86x
Underwritten NOI Debt Yield:	7.5%
Underwritten NCF Debt Yield:	7.3%
(1)	The Original Balance and Cut-off Date Balance of $30.0 million represents the non-controlling Note A-3 which, together with the pari passu controlling Note A-1 with an original principal balance of $60.0 million and the pari passu non-controlling Note A-2 with an original principal balance of $60.0 million, comprise the EOS 21 whole loan with an aggregate original principal balance of $150.0 million.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mid Rise Multifamily
Collateral:	Fee Simple
Location:	Alexandria, VA
Year Built / Renovated:	1963, 1967 / 2012
Total Units:	1,180
Property Management:	CIM Management, Inc.
Underwritten NOI:	$11,283,449
Underwritten NCF:	$10,986,089
Appraised Value:	$231,400,000
Appraisal Date:	November 21, 2017

Historical NOI
Most Recent NOI:	$11,243,455 (T-12 February 28, 2018)
2017 NOI:	$11,148,576 (December 31, 2017)
2016 NOI:	$10,930,188 (December 31, 2016)
2015 NOI:	$10,646,525 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	94.9% (April 16, 2018)
2017 Occupancy:	95.1% (December 31, 2017)
2016 Occupancy:	96.6% (December 31, 2016)
2015 Occupancy:	94.9% (December 31, 2015)
(2)	The loan documents permit one or more of the owners of direct or indirect ownership interests in the borrower to obtain one or more loans secured by such ownership interest upon satisfaction of certain terms and conditions including, without limitation, the following: (i) the combined loan-to-value ratio does not exceed 65.0%, (ii) the combined debt service coverage ratio (as calculated in the loan documents) is not less than 1.89x, and (iii) the lenders execute a customary intercreditor agreement acceptable to the lender in its reasonable discretion. See “Description of the Mortgage Pool – Additional Indebtedness – Future Mezzanine Debt” in the prospectus for additional information.

(3)	In place cash management will be triggered upon the occurrence of (i) an event of default, (ii) any bankruptcy or insolvency action of the borrower, (iii) any bankruptcy or insolvency action of an unaffiliated property manager and either (x) the borrower has not replaced the manager with a qualified manager under a replacement management agreement within 60 days following the borrower’s knowledge of such action or (y) such action has not been discharged or dismissed within 30 days following its filing or (iv) any bankruptcy or insolvency action of an affiliated manager, if the borrower has not replaced the manager with a qualified manager within 15 days following the borrower’s knowledge of such action, provided that, in either case, the borrower will have an additional 30 day period to replace the manager to the extent that it has diligently found an otherwise reasonably acceptable replacement manager and the failure to finalize such replacement is solely due to a delay in the lender or servicer approval or rating agency confirmation.

(4)	The borrower will be required to make monthly deposits into the tax reserve in the amount of 1/12 of the annual real estate taxes upon the occurrence of any of the following: (i) an event of default or (ii) the borrower fails to provide the lender with satisfactory evidence that all taxes have been paid on or prior to the due date.

(5)	The borrower will be required to make monthly deposits into the insurance reserve in the amount of 1/12 of the annual insurance premiums upon the occurrence of any of the following: (i) an event of default or (ii) if an acceptable blanket insurance policy is no longer in place.

(6)	DSCR, LTV, Debt Yield and Balance/Unit calculations are based on the EOS 21 Whole Loan, which has an aggregate principal balance of $150.0 million.

TRANSACTION HIGHLIGHTS

■	Property. The property is a mid rise multifamily complex which consists of 1,180 units located inside the Capital Beltway (I-495) in Alexandria, Virginia. The property was built in 1963 and 1967 and was renovated in 2012. The property was 94.9% occupied as of April 16, 2018. The property consists of three five-story buildings and 11 four-story buildings along with a clubhouse and is comprised of 236 studio units, 604 one-bedroom units and 340 two-bedroom units. The property amenities include two swimming pools, four tennis courts, a business center, an on-site day care center, a theater room, three children’s playgrounds, a deli, a dog park, a barbecue and picnic area, a coffee center, a game room, a billiards table and a complimentary shuttle service to the Van Dorn Metro Station, which is located approximately 1.0 mile from the property. The property has 1,496 parking spaces, resulting in a parking ratio of approximately 1.3 spaces per unit.

■	Market. The property is located inside the Capital Beltway (I-495), close to I-395 and within 2.6 miles of the Mark Center Building (which contains the Department of Defense’s Washington Headquarters Services), 4.0 miles west of Old Town Alexandria and 8.0 miles southwest of the Washington D.C. central business district. The property is within 15.0 miles of many of Washington D.C.’s major employers including Fannie Mae, Freddie Mac, Northrop Grumman Corp., Booz Allen Hamilton, Lockheed Martin Global Telecommunications and General Dynamics, as well as the Pentagon, the White House and Capitol Hill. In addition, the property is less than 1.0 mile from the Landmark Mall, which the Howard Hughes Corporation plans to redevelop into a walkable, mixed-used urban village and include new residences, plazas, green spaces for community events, shops, restaurants and a 10-screen movie theater. The project is expected to break ground in the summer of 2018. According to the appraisal, Alexandria has recently undergone a revitalization spurred by its proximity to Washington, D.C., Washington Reagan National Airport, several Metrorail stations, I-95 and the Capital Beltway (I-495). Further, according to the appraisal, Alexandria is one of the best-connected communities from a transportation perspective in the Washington D.C. area as it is served by seven stations on Washington, D.C.’s Metrorail transit system. The property is located within 1.0 mile of the Van Dorn Street Metrorail, providing access to the Metrorail’s Blue Line, which provides rail travel from Springfield, Virginia through downtown Washington, DC, then eastward to Largo, Maryland. MetroBus and DASH service is available throughout the area, with links to the District of Columbia, as well as the MetroRail. According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius of the property was 43,496, 205,207, and 548,163, respectively, while the 2017 estimated average household income within a one-, three- and five-mile radius was $100,149, $122,788 and $131,490, respectively. The appraisal identified seven comparable multifamily properties which had occupancies ranging from 90.0% to 97.0% with an average occupancy of approximately 94.4%. According to the appraisal, there is no competitive supply under construction that is expected to compete with the property.

■	Borrower Sponsor. The borrower sponsor and nonrecourse carve-out guarantor is CIM SMA I-B Investments, LLC, an affiliate of CIM Group (“CIM”). Headquartered in Los Angeles and founded in 1994, CIM is a full-service real estate investment firm which specializes in urban real estate. With approximately $27.7 billion of assets under management, CIM focuses on strategies in real estate, real estate debt, and infrastructure.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 15 JAGR Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 66.7% 1.75x 11.4%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Borrower Sponsors(1):	Chad Cooley; Russell Flicker; Jonathan Rosenfeld; Bernard Michael
Borrowers:	AWH-BP Annapolis Hotel, LLC; AWH-BP Grand Rapids Hotel, LLC; AWH-BP Jackson Hotel, LLC
Original Balance(2):	$29,000,000
Cut-off Date Balance(2):	$29,000,000
% by Initial UPB:	2.5%
Interest Rate:	5.09600%
Payment Date:	1st of each month
First Payment Date:	June 1, 2018
Maturity Date:	May 1, 2023
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt(2):	$20,000,000 Pari Passu Debt $5,000,000 Mezzanine Debt
Call Protection:	L(6), YM1(48), O(6)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly
Taxes:	$376,078.	$69,378
Insurance(3):	$0.	Springing
FF&E:	$0.	(4)
Required Repairs:	$32,010	NAP
TI/LC:	$0	$0
PIP(5):	$0	Springing

Financial Information(6)
	Senior Note	Total Debt
Cut-off Date Balance / Room:	$67,961	$74,896
Balloon Balance / Room:	$66,040	$72,975
Cut-off Date LTV:	66.7%	73.5%
Balloon LTV:	64.8%	71.6%
Underwritten NOI DSCR:	1.75x	1.50x
Underwritten NCF DSCR:	1.75x	1.50x
Underwritten NOI Debt Yield:	11.4%	10.3%
Underwritten NCF Debt Yield:	11.4%	10.3%

Property Information
Single Asset / Portfolio:	Portfolio of three properties
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various / Various
Total Rooms:	721
Property Management:	Spire Hospitality, LLC
Underwritten NOI:	$5,584,077
Underwritten NCF:	$5,584,077
Appraised Value:	$73,500,000
Appraisal Date:	March 1, 2018

Historical NOI
Most Recent NOI:	$5,595,492 (T-12 February 28, 2018)
2017 NOI:	$5,843,476 (December 31, 2017)
2016 NOI:	$6,296,110 (December 31, 2016)
2015 NOI:	$5,753,053 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	63.9% (February 28, 2018)
2017 Occupancy:	63.7% (December 31, 2017)
2016 Occupancy:	64.4% (December 31, 2016)
2015 Occupancy:	64.2% (December 31, 2015)

(1)	The borrower sponsors are also the borrower sponsors of the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as High Peaks, which has a Cut-off Date balance of approximately $19.0 million.
(2)	The Original Balance and Cut-off Date Balance of $29.0 million represents the controlling Note A-1 which, together with the non-controlling pari passu Note A-2 with an original principal balance of $20.0 million, comprise the JAGR Hotel Portfolio whole loan with an aggregate original principal balance of $49.0 million. There is also a $5.0 million mezzanine loan that is expected to be sold to a third party investor. The mortgage and mezzanine lenders have entered into an intercreditor agreement.

(3)	The borrowers will be required to make monthly deposits into the insurance reserve in the amount of 1/12 of the annual insurance premiums (i) upon the occurrence and during the continuance of an event of default or (ii) if an acceptable blanket insurance policy is no longer in place.

(4)	The borrowers are required to deposit, on each monthly payment date, the aggregate of (i) 4.0% of gross revenues (excluding gross revenues from operation of Drago’s Restaurant) for the calendar month occurring two months prior to the applicable payment date and (ii) 2.0% of gross revenues from operation of Drago’s Restaurant for the calendar month occurring two months prior to the applicable payment date.

(5)	The borrowers are required to deposit any amounts required under any future property improvement plan under any franchise agreement into the PIP reserve.

(6)	DSCR, LTV, Debt Yield and Balance/Room calculations are based on the JAGR Hotel Portfolio Whole Loan, which has an aggregate principal balance of $49.0 million.

TRANSACTION HIGHLIGHTS

■	Portfolio. The JAGR Hotel Portfolio consists of three full service hotels located in Grand Rapids, Michigan, Jackson, Mississippi, and Annapolis, Maryland. The borrowers are permitted to obtain release of individual properties following the expiration of the lockout period with a partial prepayment of the JAGR Hotel Portfolio Whole Loan in the amount of 120% of the allocated loan amount (plus the yield maintenance premium), among other terms and conditions. See “Description of the Mortgage Pool –– Certain Terms of the Mortgage Loans –– Partial Releases” in the prospectus for additional information.

■	DoubleTree Grand Rapids (31.3% of portfolio rooms, 32.7% of Underwritten NCF and 36.8% of allocated loan amount) is a 226-room full service hotel located in Grand Rapids, Michigan, with a restaurant, fitness center, business center, sundry shop, approximately 7,484 sq. ft. of meeting space and 387 surface parking spaces. The DoubleTree Grand Rapids Property was purchased in April 2013 and was converted in the first quarter of 2015 from a Hilton to a Doubletree as part of an approximately $1.7 million PIP. The franchise agreement for the DoubleTree Grand Rapids Property expires in March 2030.

■	Hilton Jackson (38.3% of portfolio rooms, 41.3% of Underwritten NCF and 34.7% of allocated loan amount) is a 276-room full service hotel located in Jackson, Mississippi, with the following amenities: Fitzgeralds Lobby Bar and Restaurant, Wellingtons Lunch and Breakfast Buffet and Drago’s Restauant, a bar/lounge, outdoor pool, fitness center, business center, sundry shop, approximately 19,892 sq. ft. of meeting space and 454 surface parking spaces. The franchise agreement for the Hilton Jackson Property expires in July 2027.

■	DoubleTree Annapolis (30.4% of portfolio rooms, 26.0% of Underwritten NCF and 28.5% of allocated loan amount) is a 219-room full service hotel located in Annapolis, Maryland, with a restaurant/lounge, outdoor pool, fitness center, business center, sundry shop, approximately 13,408 sq. ft. of meeting space and 284 surface parking spaces. The Doubletree Annapolis Property was purchased in 2012 and to date, approximately $2.9 million has been spent on upgrades throughout the DoubleTree Annapolis Property. The franchise agreement for the DoubleTree Annapolis Property expires in October 2028.

■	Historical Performance. The JAGR Hotel Portfolio has achieved a weighted average occupancy, ADR and RevPAR levels of 63.9%, $124.02 and $79.19, respectively, as of the trailing-twelve months ending February 28, 2018.

■	Borrower Sponsors. The borrower sponsors and nonrecourse carve-out guarantors are Chad Cooley, Russell Flicker, Jonathan Rosenfeld and Bernard Michael. The borrower sponsors are principals of AWH Partners, LLC (“AWH”). AWH is a privately held real estate investment firm formed by former employees of The Blackstone Group and The Related Companies. Since 2010, AWH has created a portfolio that is valued in excess of $1.0 billion. Futhermore, AWH owns Spire Hospitality, a national hospitality platform formed in 1980 and AWH Development, a full-service real estate development company. Spire Hospitality, LLC manages the JAGR Hotel Portfolio properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton LLC or any other underwriter, (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the Benchmark 2018-B4 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2018-B4 (the “Offering Document”). The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

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